Exhibit 4.2

COURT SETTLEMENT

FOR FULL REDRESS REGARDING THE COLLAPSE

OF B-I, B-IV, AND B-IVA DAMS / CÓRREGO DO FEIJÃO

SEI Mediation Process No. 0122201-59.2020.8.13.0000

TJMG/CEJUSC (Court of Appeals of the State of Minas Gerais/Judicial Center for Conflict
Resolution) APPELLATE LEVEL

TABLE OF CONTENTS

RECITALS

1) PURPOSE

2) SOCIO-ENVIRONMENTAL REMEDIATION

3) SOCIO-ECONOMIC REDRESS

4) AMOUNTS PROVIDED FOR IN THE SETTLEMENT

5) DETAILING AND MONITORING OF PROGRAMS AND PROJECTS

6) INDEPENDENT AUDITS

7) PENALTIES

8) FINANCIAL GUARANTEES

9) TERM OF EFFECTIVENESS AND DISCHARGE

10) AUTHORIZATIONS AND LICENSING

11) FINAL PROVISIONS

12) JURISDICTION

13) SCHEDULES

Schedule I - Socio-Economic Redress Program

I.1. Demand Projects of the Affected Communities

I.2. Income Transfer Program to the affected population

I.3. Projects for Paraopeba Basin

I.4. Projects for Brumadinho

Schedule II – Socio-Environmental Redress Program

II.1. Socio-Environmental Recovery

II.2. Socio-environmental compensation for already known damage

II.3. Water Security Projects

Schedule III - Mobility Program

Schedule IV - Public Service Strengthening Program

Schedule V - Legal Instruments of Settlements related to the Collapse

Schedule VI - Legal Instruments Re-Ratified, Novated or Dismissed by this Settlement

Schedule VII - Dismissed or Suspended Requests in Public-Interest Civil Actions

Schedule VIII - Amounts indicated by Vale as expenses already incurred to redress the damage

Schedule IX - Reference list of irreparable environmental damage and liabilities

Schedule X - Term of Reference of the Audit service

Schedule XI - Expert Investigation Calls

COVENANTORS: STATE OF MINAS GERAIS, a legal entity governed by public law, herein represented by the Office of General Counsel for the State and through the State Departments for Planning and Management (SEPLAG), for the Environment and Sustainable Development (SEMAD), for Infrastructure and Mobility (SEINFRA), and for Health (SES); PROSECUTION OFFICE OF THE STATE OF MINAS GERAIS (MPMG); PUBLIC DEFENDERS’ OFFICE OF THE STATE OF MINAS GERAIS (DPMG); FEDERAL PROSECUTION OFFICE (MPF).

COVENANTEE: VALE S.A. (VALE), a legal entity governed by private law, a publicly-held corporation enrolled with the CNPJ (National Corporate Taxpayers’ Register) under No. 33.592.51/0001-54 with head office at Praia de Botafogo, 186, 9º andar, Torre Oscar Niemeyer, Botafogo, in Rio de Janeiro, State of Rio de Janeiro, CEP (Zip Code) 22350-145.

All together referred to simply as parties or, individually, as Party, and

WHEREAS

I.                              Vale is responsible for the Paraopeba II Mining Complex - Córrego do Feijão Mine, located in the municipality of Brumadinho - Minas Gerais;

II.                         the collapse of the B-I, B-IV, and B-IVA Dams, of the Córrego do Feijão Mine, on January 25, 2019, in the Municipality of Brumadinho (“Collapse”), which caused damage to public and private, diffuse, collective, and individual interests;

III.                    Vale’s liability for the full remediation of all damage arising from the Collapse, already recognized in a court judgment, handed down on July 9, 2019;

IV.                     the Prosecution Office of the State of Minas Gerais and Vale entered into a Commitment Agreement, on February 15, 2019, in the record of Civil Investigation No. MPMG-0090.16.000311-8, for the provision of Environmental Audit services to verify the safety and stability of structures at the Paraopeba II Complex - Córrego do Feijão Mine, in Brumadinho - Minas Gerais, as well as to assess the effectiveness of the measures for tailings containment and socio-environmental recovery of all affected areas, ratified by a court decision of April 4, 2019, in the record;

V.                          the Parties are willing to agree upon measures and actions for redress, including by means of settlements, monitoring and/or approval by the public authorities, agencies, and signatory entities, which are entitled to protect rights under their constitutional and nonconstitutional duties;

VI.                     Article 225 of the Brazilian Federal Constitution provides that “all individuals are entitled to an environment in ecological balance, a wealth of common use by the people and essential to a healthy quality of life, imposing on the Government and the collectivity the duty to defend it and preserve it for the present and future generations”;

VII.                the National Environmental Policy expressly enshrines the principle of State intervention in the management and protection of environmental quality, namely “in the maintenance of ecological balance, considering the environment as a public asset to be necessarily ensured and protected for collective use” as provided for in Article 2, item I, of Law No. 6.938/1981;

VIII.           the Prosecution Office is responsible for defending the legal order, the rights guaranteed in the Federal and State Constitutions, including the duty to defend collective and diffuse assets and interests, for protecting the environment, social interests, and unwaivable individual interests, the national, public, and social property, and the Brazilian cultural heritage;

IX.                    the Public Defenders’ Office is a permanent institution, essential to the judicial function of the State, and it is basically responsible, as the expression and instrument of the democratic regime, for providing legal guidance, promoting the human rights and the defense, at all levels, whether in court or out of it, of the individual and collective rights, in a full and free manner to those in need, according to Articles 5, LXXIV, and 134 of the Brazilian Federal Constitution, as well as Article 2 of Complementary Law No. 65/2003;

X.                         there are lawsuits filed by the Prosecution Office of the State of Minas Gerais (MPMG), the State of Minas Gerais, and the Public Defenders’ Office of Minas Gerais (DPMG) against Vale, in course before the 2nd State Tax Court of the Judicial District of Belo Horizonte (Public-Interest Civil Action No. 5026408-67.2019.8.13.0024, Public-Interest Civil Action No. 50444954-73.2019.8.13.0024, Public-Interest Civil Action No. 5087481-40.2019.8.13.0024 and Action for Interlocutory Relief No. 5010709-36.2019.8.13.0024, together referred to as “Lawsuits”);

XI.                    the court decision dated March 31, 2020, authorized the withdrawal of five hundred million reais (BRL 500,000,000.00) by the State of Minas Gerais, as an advance payment of the compensation owed by Vale, in the scope of Public-Interest Civil Actions No. 5026408-67.2019.8.13.0024, No. 50444954-73.2019.8.13.0024, No. 5087481-40.2019.8.13.0024, and Action for Interlocutory Relief No. 5010709-36.2019.8.13.0024;

XII.               the court decision dated May 19, 2020, authorized the withdrawal of one billion reais (BRL 1,000,000,000.00) by the State of Minas Gerais, as an advance payment of the compensation owed by Vale, in the scope of Public-Interest Civil Actions No. 5026408-67.2019.8.13.0024,

No. 50444954-73.2019.8.13.0024, No. 5087481-40.2019.8.13.0024, and Action for Interlocutory Relief No. 5010709-36.2019.8.13.0024;

XIII.          the Pro-Brumadinho Steering Committee, created by Decree NE 176/2019, with the purpose of planning, organizing, guiding, coordinating, controlling, and evaluating the actions at the state level due to the Collapse carried out a survey of the impacts on the provision of public services, in order to structure programs and projects aimed at seeking full redress for the damage caused to the Paraopeba river basin;

XIV.           the COMMITMENT AGREEMENT, governed pursuant to Article 5, Paragraph 6, of Law No. 7.347, of July 24, 1985, as amended by Federal Law No. 8.078, of September 11, 1990, is a constitutional and legal alternative for the consensual resolution of disputes, allowing the parties to reach by this method, with an essentially resolutive, pragmatic, and effective bias, the defense of the legal interest protected, reducing costs and the response time of the controlling action;

XV.                the Brazilian legislation enables and encourages conciliation, the adoption of alternative methods for dispute resolution, and the execution of settlements to settle and resolve disputes and litigations, in a more agile and efficient way;

resolve to enter into this COURT SETTLEMENT, hereinafter referred to as “settlement”, “agreement”, or simply “instrument”, in good faith, guided by ethics, transparency, and a spirit of collaboration and cooperation within the scope of its purpose, by committing themselves to endeavor efforts to reach a consensual resolution of any disputes and doubts concerning the performance of this agreement and its schedules.

1.              PURPOSE

1.1                     The purpose of the settlement is to define Vale’s obligations to do and to pay, aiming at full redress of the damage, negative impacts, and socio-environmental and socio-economic losses caused by the Collapse and the consequences thereof, according to the technical solution and adjustment defined for each situation, as set forth in this instrument and its Schedules.

1.2        All the Schedules are integral and inseparable parts of this instrument.

2.              SOCIO-ENVIRONMENTAL REMEDIATION

2.1.                           The measures for full social and environmental remediation of the impacts and damage resulting from the Collapse will correspond to actions, projects, and works measurable by means of indicators and will not be subject to monetary limitation, except for the environmental compensation defined in this Settlement. Thus, the amounts spent for full socio-environmental remediation and related projects, with the exception of environmental compensation, defined in this Settlement, will not be taken into account for the purposes of calculating the cap of this Agreement.

2.2.                           The parameters used to verify the performance of full social and environmental remediation obligations will be those set forth in Brazilian regulations and indicators defined in the Socio-Environmental Remediation Plan, which is being prepared by a company hired and paid by, and under the responsibility of Vale, in administrative proceedings (Case No. 2090.01.0004333/2020-68), after approvals by the State Environmental System (SISEMA) and validations by the Covenantors, with the support of the Environmental Audit, as detailed in Chapter 5 of this Settlement, in schedules, phases, and stages, when they allow division thereof, defined by SISEMA, ensuring the effectiveness of the technically and environmentally feasible measures.

2.3.                           The socio-environmental remediation will have as a reference the situation prior to the Collapse, the Socio-Environmental Remediation Plan and its indicators to be approved under the terms of this Settlement.

2.4.                           The compensation or indemnity measures defined in this settlement correspond to the set of measures and actions (financial or otherwise) with the purpose of indemnifying, compensating, bringing benefits, considerations and/or counterbalancing, proportionately and as agreed upon herein, the impacts, damage, or losses caused by the Collapse and other negative repercussions. The compensation measures include:

I - Irreparable environmental damage, listed in Schedule IX of this Settlement;

II - The irrecoverable portion of the recoverable environmental damage known up to the date of execution of this Settlement, according to the diagnosis of the Socio-Environmental Recovery Plan. It should be noted that, if a future diagnosis increases the unrecoverable portion of the damage, new compensatory measures may be applicable in proportion to the additional unrecoverable portion;

III - The losses, negative impacts, and damage resulting from temporary losses of natural resources and/or environmental or ecosystem services resulting from the time between the occurrence of the damage and the conclusion of the environmental remediation measures (considered for this purpose as intercurrent environmental damage), according to the Socio-Environmental Recovery Plan.

2.5.                           During the performance of the Socio-Environmental Remediation Plan, whenever it is identified, superveniently, that there is no possible technical solution for the socio-environmental redress or recovery, initially considered as recoverable in whole or in part, additional compensatory measures shall be adopted, which will be socially and environmentally equivalent to the non-recoverable impacts and to the final losses, according to the technical solution required by the environmental agency, with the support of the Environmental Audit.

2.6.                           Whenever the execution of redress and recovery measures imply new socio-environmental impacts, additional remediation and/or compensatory measures must be established, which will be socially and environmentally equivalent to the new impacts, in the manner to be defined in the Socio-Environmental Remediation Plan or in the environmental permit, as the case may be. The socio-environmental and socio-economic damage resulting from the socio-environmental redress or recovery measures must be fully redressed.

3.              SOCIO-ECONOMIC REDRESS

3.1.                           Vale undertakes to pay for or execute projects and actions as detailed in Schedules I.1, I.2, I.3, I.4, III, and IV, which will be intended to redress all diffuse and collective socio-economic damages resulting from the Collapse. The supervening damage, the individual and homogeneous individual damage of a divisible nature are excluded, according to the claims of the Lawsuits not dismissed by this Settlement, which are the subject matter of the judicial expert evidence that will be produced.

3.2.                           The socio-economic redress will respect local lifestyle, the autonomy of the affected people, and the strengthening of public services.

3.3.                           The affected people will have their informed participation guaranteed in the conception, drafting, execution, monitoring, and evaluation of the plans, programs, projects, and actions related to Schedule I.1 - Affected Communities’ Demands Projects.

3.4.                           The affected people will work on prioritizing and monitoring the projects in listed in Schedules I.3 and I.4.

3.5.                           The Commitment Agreement (TC) executed between Vale and the Public Defenders’ Office of the State of Minas Gerais, on April 5, 2019, is hereby ratified.

3.5.1.                  The victims and affected parties are free to choose the out-of-court procedure, established in the TC mentioned in item 3.5, the existence of which does not prevent the use of judicial means, with the production of all means of proof admitted by the law.

3.6.                           Individual damage and individual homogeneous damage of a divisible nature are not covered by this Settlement.

3.7.                           The Assessment Studies on Human Health Risk and Ecological Risk, Morbidity and Mortality, and Agricultural and Livestock Productive Zoning, as well as their reviews, may indicate additional remediation actions, besides those already provided for herein that are not contemplated by the amounts agreed upon in this Settlement.

3.8.                           The Human Health Risk and Ecological Risk Studies (ERSHRE), contracted and paid by Vale, will continue, and will be audited under the terms of the Commitment Agreement signed by the Prosecution Office of Minas Gerais and Vale on February 15, 2019 (Civil Investigation No. MPMG 0090.16.000311-8), complying with the standards, guidelines, indicators, and methodology already approved by the Ministry of Health and other competent public agencies.

3.8.1.                 The technical assistant of the competent Court for the execution of this Settlement will monitor the execution of the ERSHRE, observing its schedule, becoming aware of the facts and being able to express his opinion, with the objective of helping the Court to make the findings in the hypotheses set forth in Article 518 of the Civil Procedure Code. In these hypotheses, the Court’s technical assistant will have forty-five (45) days to provide his opinion in the aforementioned hypotheses, which term may be extended, upon justification and only once, for another forty-five (45) days.

3.8.2.                 The stages of the ERSHRE must be submitted for joint analysis, monitoring, and approval by the Minas Gerais State Department of Health - SES and the State Environmental System - SISEMA, with the support of the Environmental Audit, defined in the scope of the Commitment Agreement signed by the Minas Gerais Prosecution Office and Vale, on February 15, 2019 (Civil Investigation No. MPMG 0090.16.000311-8) or another auditor that may replace it, under the terms of this Settlement.

3.8.3.                 The covenantors must express their opinions on the measures indicated in the studies within forty-five (45) days, after the issuance of the final opinion of SISEMA and SES, with the support of the Environmental Audit. The aforementioned collegiate opinion may be: a) agreement with the results of studies and measures; or b) disagreement, which must be justified, pointing out specifically the aspects to be improved or corrected. Such term may be extended only once, for an equal period, upon justification. If no opinion is expressed within this period, the conclusions of the study will be considered validated by the covenantors.

3.8.4.                 Vale may provide its opinion on the measures indicated according to item 3.8.3, within a maximum period of forty-five (45) days, counted from the end of the period provided for in the previous item.

3.8.5.                 If there is a consensus between the parties about the measures to be implemented after the conclusion of the ERSHRE, for those that must be carried out directly by Vale, the respective schedules and form for implementation will be defined.

3.8.6.                 In the case of measures to be implemented by Vale, their execution and conclusion will be monitored by the Environmental Audit, without prejudice to the jurisdiction of public agencies, and the provisions of this Settlement regarding the discharge of the obligations to do shall apply.

3.8.7.                 In case of measures to be implemented by the Government and that are related to risks resulting from the Collapse, their respective cost will be paid in advance by Vale. In these cases, Vale’s obligation will be considered fulfilled and the discharge will be granted automatically after the respective payment.

3.8.8.                 In case of disagreement between the parties as to the result of the study and resulting obligations established in this clause, the possibility of submitting the issue to the analysis of the competent court is expressly reserved, under the terms of Article 518 of the Civil Procedure Code.

4.              AMOUNTS PROVIDED FOR IN THE SETTLEMENT

4.1.                           The economic amount of this settlement, estimated at thirty-seven billion, six hundred and eighty-nine million, seven hundred and sixty-seven thousand, three hundred and twenty-nine reais (BRL 37,689,767,329.00) corresponds to the sum of the obligations defined in this instrument and the amounts indicated by Vale as expenses already incurred in the socio-

environmental and socio-economic remediation actions and as an advance payment of the compensation for collective and diffuse damage, as specified in Schedule VIII.

4.1.1.    The estimated amount for the implementation of the Socio-Environmental Remediation Plan for the Paraopeba River Basin is up to five billion reais (BRL 5,000,000,000.00).

4.2.                           The amount of twenty-six billion, four hundred and twelve million, six hundred and sixty thousand, one hundred and thirty-four reais (BRL 26,412,660,134.00) corresponds to the Settlement Cap and represents the maximum limit to be invested, paid, or spent by Vale in the fulfillment of the socio-economic remediation and  compensation obligations and in the compensation for socio-environmental damage that is already known, according to Schedules I.1, I.2, I.3, I.4, II.2, II.3, III, and IV of this Settlement and other expenses specified in this chapter. Such cap also contemplates anticipated indemnification amounts, indicated in items XI and XII of the “Recitals”.

4.3.         The amount referred to in item 4.2 does not cover the following expenses:

a) full socio-environmental redress and recovery, including unknown, future, or supervening damage;

b) compensations referring to individual rights;

c) performance of the obligations set forth in the commitment agreements and court settlements related to the Collapse already executed and not novated or expressly terminated by this Settlement;

d) compensation for any environmental damage resulting from the Collapse, which is not listed in Schedule IX and is considered irrecoverable;

e) execution of the emergency demands, except for the emergency payment, with emphasis on drinking water supply, silage supply, and the works related to the remaining structures, the amounts of which cannot be discounted from the socio-environmental and socio-economic redress;

f) groundwater monitoring for human consumption according to the monitoring plan to be submitted by Vale and approved by SES, without prejudice to the continuity of the monitoring actions and installation of groundwater treatment technologies that are already underway until such time as the aforementioned monitoring plan is approved by the SES;

g) cost of actions developed by the expert appointed by the competent Court, or that are ordered by the latter, except in relation to what is referred to in item 4.4.2.2;

h) referring to temporary compulsory displacement resulting from the Collapse, emergency or repair works, and the consequent allocation, which must take place in adequate temporary housing, that is, in similar conditions to the relocated person’s housing, while the cause of displacement persists. Local specificities and the will of the people affected must be respected, whether they will be accommodated in hotels or in houses made available by Vale, while the cause of displacement persists. The amounts resulting from these measures cannot be discounted from the socio-environmental and socio-economic redress;

i) Contracting, costing, and auditing the Human Health Risk and Ecological Risk Studies (ERSHRE), provided for in clause 3.8, and all measures to be implemented upon completion of the ERSHRE.

4.4.                  The amount referred to in item 4.2 will be applied as follows:

4.4.1.                 The amount of three billion reais (BRL 3,000,000,000.00) will be destined to the funding and operationalization of the Affected Communities’ Demands Projects listed in Schedule I.1. This is an obligation to pay imposed on Vale, which will be settled, pursuant to Chapter 8 of this Settlement, upon the release of the amounts deposited in court.

4.4.1.1.   Out of the amounts provided for in this schedule, the minimum amount of one billion reais (BRL 1,000,000,000.00) will be reserved for credit and micro-credit projects for the affected people.

4.4.2.                 The amount of four billion and four hundred million reais (BRL 4,400,000,000.00) will be destined to the payment of the Income Transfer Program to the affected population and its operationalization, contained in Schedule I.2, which is the definitive solution of the Emergency Payment. This is Vale’s obligation to pay.

4.4.2.1.   During the transition period, which may be up to three (3) months after the ratification of this Settlement, Vale will continue to pay emergency allowance as usual, ensuring that the payment will be not be interrupted during this period, without deduction from the total amount of Schedule I.2.

Once the aforementioned transition is completed, Vale will deposit in court the respective amounts in full within fifteen (15) days, ensuring the continuity of the payments.

4.4.2.2.   During this 3-month period, the Covenantors will present to the court a proposal for a company or entity to carry out the registration of people and the payment of the amounts, as an Assistant to the Court.

4.4.2.3.   After the period set forth in item 4.4.2.2 and if it is not feasible, for reasons beyond the control of the Covenantors, to transfer the payments operations to the Trustee, Vale undertakes to continue to be exclusively responsible for the operational activity of payment for 3 more months, without changing the transfer criteria used until the date of execution hereof. In this case, the amounts of the Emergency Payment and its operational costs will be debited from the amount established in Schedule I.2.

4.4.2.4.   The reallocation of amounts from Schedule I.2 to the projects provided for in Schedule I.1 is authorized.

4.4.3.                 The amount of two billion and five hundred million reais (BRL 2,500,000,000.00) will be destined to the accomplishment of the Paraopeba Basin Projects, indicated in Schedule I.3, according to the details to be conducted by Vale and jointly approved by the covenantors. This is an obligation to do, and, therefore, the execution of the projects will be carried out by Vale.

4.4.3.1.   In relation to the funds listed in the aforementioned Schedule, which constitute an obligation to pay in the amount of one hundred and twenty-five million reais (BRL 125,000,000.00), the settlement of which will take place, under the terms of Chapter 8, upon release of the amounts deposited in court. If the amount of the guarantees is not sufficient, Vale will make the deposit of the full amount into a specific account indicated by the State Government, in a single installment, within thirty (30) days after the decision ratifying this Settlement becomes final and unappealable.

4.4.4.                 The amount of one billion and five hundred million reais (BRL 1,500,000,000.00) will be destined to the accomplishment of the Projects for Brumadinho, indicated in Schedule I.4, according to the details to be conducted by Vale after the process of prioritization by the affected people, and jointly approved by the covenantors. This is an obligation to do, therefore, the execution of the projects will be carried out by Vale.

4.4.5.                 The amount of one billion and five hundred and fifty million reais (BRL 1,550,000,000.00) will be destined to the accomplishment of the Projects for Socio-Environmental Compensation for the Damage already known, indicated in Schedule II.2, which is one Vale’s obligation to do.

4.4.6.                 The amount of two billion and fifty million reais (BRL 2,050,000,000.00) will be destined to the operationalization and execution of the Water Security Projects, indicated in Schedule II.3, to be managed by the State Government, and all the interventions and works resulting therefrom will belong to the State of Minas Gerais. This is an obligation to pay imposed on Vale, which will be settled, pursuant to Chapter 8 of this Settlement, upon the release of the total amounts deposited in court referred to in this Schedule. If the amount of the guarantees is not sufficient, Vale will make the deposit of the full amount into a judicial account, in a single installment, within thirty (30) days after the decision ratifying this Settlement becomes final and unappealable.

4.4.7.                 The amount of four billion, nine hundred and fifty million reais (BRL 4,950,000,000.00) will be destined to the operationalization and execution of the Mobility Program, described in Schedule III, to be managed by the State Government, and all interventions and works resulting therefrom will belong to the State of Minas Gerais. This is one of Vale’s obligation to pay, which will be settled by the deposit into a judicial account in twelve (12) equal and successive installments of four hundred and twelve million and five hundred thousand Reais (BRL 412,500,000.00) each. The first will mature within sixty (60) days after the decision ratifying this Settlement becomes final and unappealable, the second within two hundred and ten (210) days after the payment of the first installment, and the others every six (6) months after the payment of the previous installment.

4.4.8.                 The amount of three billion, six hundred and fifty million reais (BRL 3,650,000,000.00) will be destined to the operationalization and execution of the Public Service Strengthening Program, described in Schedule IV, to be managed by the State Government. This is one of Vale’s obligation to pay, which will be settled by the deposit into a judicial account in six (6) equal and successive installments of six hundred and eight million, three hundred and thirty-three thousand, three hundred and thirty-three Reais and thirty-three cents (BRL 608,333.333.33) each. The first will mature within sixty (60) days after the decision ratifying this Settlement becomes final and unappealable, the second within two hundred and ten (210) days after the payment of the first installment, and the others every six (6) months after the payment of the previous installment.

4.4.9.                 The amount of one hundred and thirty-five million reais (BRL 135,000,000.00) will be destined to the Wolbachia Biofactory and Funed projects, under the terms of this clause.

4.4.9.1.   The Wolbachia Biofactory project includes: (i) the implementation of the Biofactory, obligation to do; (ii) the hiring, by Vale itself, of an entity responsible for operating the Biofactory; and (iii) the funding of all expenses necessary to operate the Biofactory within the scope of the Vectors Containment Plan for a period of 5 years, as of the operating license. The said amount also covers the safety and conservation expenses of the Biofactory in the period between the conclusion of the work and the beginning of the operation, subject to the cap amount of this Settlement.

4.4.9.1.1.   The governance of this project will be established in a proper legal instrument, to be executed between the parties within thirty (30) days as of the ratification of the Settlement.

4.4.9.1.2.   The Audit, carried out only for the implementation of the Biofactory, will follow the terms of this Settlement, especially Chapter 6. For the amount reallocation, the cap and the reallocation hypotheses of Schedule IV must be observed.

4.4.9.2.   The Funed project, which is one of Vale’s obligation to do, includes the restructuring of the Ezequiel Dias Foundation (FUNED - Fundação Ezequiel Dias) and the supply of inputs. The governance of this project is established in a proper legal instrument, except for the Audit, which will follow the provisions of this Settlement, according to Chapter 6. For the amount reallocation, the cap and the reallocation hypotheses of Schedule IV must be observed.

4.4.10.          The amount of three hundred and ten million reais (BRL 310,000,000.00) will be destined to public expenses and temporary staff hiring due to the Collapse and the performance of this Settlement. This is Vale’s obligation to pay, which will be settled, under Chapter 8, upon release of the amount of the guarantees deposited into court. If the amount of the guarantees is not sufficient, Vale will make the deposit of the full amount into a judicial account within thirty (30) days after the decision ratifying this Settlement becomes final and unappealable. The release of the amounts will be carried out upon motion by the State Government to the Court, without the need for Vale’s opinion. The amounts will be released according to a four-month spending plan.

4.4.11.          The amount of seven hundred million reais (BRL 700,000,000.00) will be destined to the hiring of support structures, including audits and independent technical advisors. In case these amounts are not used, the remaining balance will be used as decided by the covenantors.

4.4.12.          The amount of seventy-one million forty thousand, eight hundred and twenty-eight reais (BRL 71,040,828.00) will be destined to the Firefighters’ TAC, signed on 11.17.2020, and the amount of ninety-six million, six hundred and nineteen thousand, three hundred and six reais (BRL 96,619,306.00) will be destined to the Civil Defense TAC, signed on 11.20.2020, as provided for in Schedule V of this Settlement.

4.4.13.          The amount of one billion and five hundred million reais (BRL 1,500,000,000.00) corresponds to the advance payment of the compensation owed by Vale, according to the judicial decisions handed down on 3.31.2020 and on 5.19.2020, within the scope of Public-Interest Civil Actions No. 5026408-67.2019.8.13.0024, No. 50444954-

73.2019.8.13.0024, No. 5087481-40.2019.8.13.0024, and Action for Interlocutory Relief No. 5010709-36.2019.8.13.0024.

4.5.                           The specific accounts referred to in subitems 4.4.6, 4.4.7, and 4.4.8, will have determined purposes and will be held in an official financial institution to be defined by the State Government, as the case may be, with interest-bearing accounts to be created exclusively for this purpose.

4.5.1.                 The management of these specific accounts will be carried out by the State Government and their inspection will be done according to legal regulations.

4.5.2.                 The destination of amounts from these specific accounts for purposes other than those established in this Settlement, even if on a temporary basis, will give rise to liability for the manager who causes it.

4.5.3.                 The balances of the specific accounts, while not used, will be mandatorily invested in a short-term financial investment fund or in open market operations backed by government securities, depending on what proves to be more profitable and safer, at the discretion of the State Government.

4.5.4.                 The financial revenues earned by a specific account will be reverted to the benefit for the account itself and, later, to the execution of the Projects provided for respectively in each Schedule.

4.6.                           The amounts set forth in this Settlement, unless expressly stated otherwise, will be monetarily restated by the variation of the Extended Consumer Price Index (IPCA), or other index that replaces it, between the date of ratification of this Settlement and their respective payment.

4.7.                           The possibility of reallocating the amounts among the projects established in the respective schedule is allowed, subject to the governance established therein; reallocation among schedules is forbidden, except in the cases set forth in item 4.4.2.4. The reallocation will follow efficiency, public interest, effectiveness, and economy criteria.

4.8.                           The redress measures in the form of obligations to pay will be considered fulfilled upon deposit/transfer of the amount or installment into the respective fund or account, and the supporting deposit/transfer document must be presented in the record of the action subject matter of this Settlement.

4.9.                           Regarding the obligation to pay, Vale will not be responsible for the management of the resources deposited into the account(s) or fund(s) created under this Settlement, nor for any errors or failures in the execution of the respective measure, work, or project to which the amounts are destined, nor for the achievement of the goal intended, which will be incumbent upon the Government.

4.10.                    Vale will implement the measures, directly or by hiring a company or institution with technical qualification and capacity to do so, in the form of an obligation to do to be performed by Vale (Schedules I.3, I.4, II.1, and II.2), according to the terms, deadlines, and conditions described in the details of the Programs and Projects.

4.11.                    After detailing the measures jointly approved by the covenantors, in the form of this Settlement, the obligations to do incumbent upon Vale shall be executed in accordance with the deadlines, technical standards, and detailed results.

4.12.                    In the event that Vale or its contractors prove to have caused an increase in the costs planned for the execution of the projects, under no circumstances may the increased costs be deducted from the global amount of the Settlement, and Vale shall bear the additional costs caused by it, ensuring the proper conclusion of the projects. In case of comparative fault, Vale will be liable proportionately to its fault.

4.13.                    In the obligations to do incumbent upon the Government, if the execution of the redress or compensation measures becomes more expensive than the amount planned in the detailing process, the Executive Branch must:

I.  Adjust, change, reduce, or limit the scope of the measure, reviewing it to fit the established financial cap; or

II.       Offset the amount that exceeds the amount established herein by readjusting, adjusting, changing, limiting the scope, or excluding another measure or project under the responsibility of the Executive Branch contemplated in this Settlement, always respecting the amount of the schedule.

4.14.                    The parties agree that all financial resources resulting from this settlement, while remaining into court or administrative deposit, are not subject to the provisions of Federal Complementary Law No. 151/2015, and the use thereof, even if temporarily, for purposes other than those established herein is forbidden.

5                               DETAILING AND MONITORING OF PROGRAMS AND PROJECTS

5.1                              The detailing, monitoring, and auditing of the Projects listed in Schedule I.1, Vale’s obligation to pay, will be carried out with the participation of the affected communities in each territory, which will define the projects of their interest, with the support of the Independent Technical Advisors. The resources management plan will be presented to the court by the Prosecution Offices and the Public Defenders’ Office of the State of Minas Gerais within one hundred and twenty (120) days from the ratification of this Settlement, ensuring the participation of the affected people and the appropriate structure, subject to the cap of the Schedule.

5.1.1                             The participation of the affected people can also occur by means of public hearings in the State Legislature of Minas Gerais.

5.2                              The detailing, monitoring, and auditing of Schedule I.2 will be carried out jointly by the MPMG, MPF, and DPE and presented to the court within forty-five (45) days after the ratification of this Settlement. The rules and criteria of the new income transfer program will be proposed by the Covenantors and submitted to the court.

5.3                              The detailing of the Projects indicated in Schedules I.3 and I.4, will be carried out by Vale after a consultation process for prioritization purposes.

5.3.1           The covenantors, jointly, will carry out a consultation procedure for prioritization purposes with the affected people, and they must clarify the content of the projects, financial cap, including by informing about the possibility that not all projects will be implemented. The final decision regarding the projects to be implemented will be up to the covenantors.

5.3.2           The consultation and prioritization process, including the necessary infrastructure, will be paid with resources provided in Schedules I.3 and I.4.

5.3.3           The projects listed in Schedules I.3 and I.4 will be considered a priority by the Covenantors, for the purpose of allocating resources of the respective Schedule, in view of its purpose of strengthening the public service and repairing the effects of the

Collapse. The group of projects subject to the consultation process for prioritization purposes will be defined by the Covenantors.

5.3.4           The Covenantors will send the list of the projects they consider to be priority projects for detailing by Vale. The detailing consists of the technical and financial feasibility analysis and presentation of the detailed scope, schedule, estimated costs, and expected results (indicators, goals, and delivery milestones), within a maximum period of ninety (90) days as of the end of the consultation; this period may be extended for another one hundred and eighty (180) days, provided that upon justification.

5.3.5           In the listening process for prioritization purposes, the projects indicated by the affected people as the most important will be quoted and detailed in successive stages (“blocks”), subject to a reserve of, at least, 25% of the financial cap of each project.

5.3.6           After the approval of the detailing jointly by the covenantors, supported by the evaluation of the Socio-Economic Audit, Vale will start the drafting of the executive projects and the execution of the works/actions.

5.3.7           The approval and the beginning of the implementation of a project, or group of projects (“blocks”) will be done in successive stages, subject to a reserve of, at least, 25% of the financial cap of the group of projects (blocks) already approved.

5.3.8           In the event there is a residual financial balance that is insufficient for the approval and start-up of projects included in the prioritization list, Vale may settle the obligation by depositing the residual amount in a judicial account to be applied in projects as decided by the covenantors.

5.3.9           The beginning of the execution of the projects, or “blocks” of projects, will depend on the availability of financial resources, observing the aforementioned reserve, according to the approval in stages set forth in the previous items and always respecting the cap defined for the respective Schedule. Thus, the availability of financial resources for the execution of each project should be verified throughout the execution of the projects previously approved by the covenantors.

5.3.10    In case the projects execution cost is higher than the quoted amount, Vale will be responsible for informing the Covenantors of such a fact and the justification. The resources reallocation rules set forth in this settlement will be complied with, always respecting the cap of the respective schedule, except for the cases established in item 4.4.2.4.

5.4                              Part of the amount established for Schedule I.3 will be destined to projects related to the repair and strengthening of the public service submitted by the municipalities qualified under the terms of the respective Schedule.

5.4.1                             Immediately after the ratification of the Settlement, the covenantors will request the municipalities to submit a list, within ninety (90) days, containing projects relevant to the redress, aimed primarily at strengthening public services, containing, at least, scope, amount, schedule, and expected results. In case the deadline or the requirements are not met by the municipalities, the allocation of the resources will be decided by the covenantors.

5.4.2                             The projects will be evaluated according to the criteria established by the covenantors, jointly, subject to the obligations already established in this Settlement, in order to optimize the resources involved, subject to the amount destined to these projects in the respective Schedule.

5.4.3                             The consultation process for prioritization purposes, referred to in item 5.3.1, will be carried out after the approval of the covenantors.

5.4.4                             In no more than one hundred and eighty (180) days after the presentation by the covenantors of the list of prioritized projects, Vale shall detail the projects, aiming at the analysis of the technical and financial feasibility, as well as scope, estimated cost, schedule, and expected results.  After the approval of the detailing by the covenantors, the execution of the projects will start immediately, subject to the established schedule.

5.4.5                             The process of quoting, detailing, and implementing these projects will be carried out in blocks, according to items 5.3.5 and 5.3.7.

5.5                              For the exclusive purpose of receiving and submitting the project proposals of Schedule I.3, the municipalities listed in the mentioned Schedule are hereby deemed qualified, taking into account the following alternative criteria: they must be located on the banks of Ferro-Carvão Creek, Paraopeba River downstream the Collapse, Reservoir of the Retiro Baixo Hydroelectric Power Plant, or Reservoir of the Três Marias Hydroelectric Power Plant; they must have water supply suspended in compliance with the Joint Technical Note IGAM/SES No. 3/2019; they must have received emergency works and services due to the Collapse or be included in the Socio-Environmental Remediation Plan.

5.5.1                             If a municipality not listed in Schedule I.3 meets the criteria of the previous item and wishes to receive projects, it may present a motion with reasons to the covenantors, demonstrating that it meets the criteria. The acceptance of the request will depend on the decision of the majority of the covenantors.

5.5.2                             The deadline for submitting the request referred to in the previous paragraph is up to two (2) years, as of the ratification of this Settlement. During this period, 8% of the total amount of resources destined to Schedule I.3 will be reserved. After this period, the remaining reserved resources will be applied in projects of the qualified municipalities according to the criteria in item 5.5.

5.5.3                             The distribution of the resources destined to projects to be financed with Schedule I.3 amounts will be done based on the criteria defined in the Schedule itself.

5.5.4                             Without prejudice to the procedures set forth in the previous items, in the consultation procedures set forth in item 5.3.1, the affected population, directly or by representative entities, and the municipalities listed in Schedule I.3, may submit other projects for the Covenantors’ resolution, provided that they are related to the strengthening of public services and the redress of the effects of the Collapse in the region, within ninety (90) days after the decision ratifying this Settlement becomes final and unappealable.

5.6                     The monitoring and follow-up of the projects will be done by the affected people. Auditing will be exercised by the covenantors, supported by the Socio-Economic Audit.

5.7                     The detailing of the Programs and Projects indicated in Schedule II.1 (Socio-Environmental Recovery) will be carried out as follows:

I - Preparation of the environmental remediation chapter/plan/program by a company hired by Vale;

II - The Environmental Audit will produce a report on the chapter/plan/program within thirty (30) days after the delivery by Vale. The plan/chapter/program must be analyzed and approved by SISEMA within no later than sixty (60) days after the Audit’s analysis.

III - Respecting the authority of SISEMA and other public agencies, as the case may be, the covenantors must periodically follow up the drafting of each chapter/plan/program in order to allow joint validations at the end of each chapter. Such a joint validation of the covenantors must occur within up to thirty (30) days after the issuance of SISEMA’s opinion about the chapter/plan/program. In case of “joint rejection” of the chapter or program by a majority of votes by the covenantors, the latter must indicate, within the same time limit, the appropriate measures for the fulfillment of the obligation. The absence of opinion within the above-mentioned deadline will be considered as validation.

IV - In the event of rejection of a plan/chapter/program or submission of measures for compliance with the obligation, VALE will be heard within thirty (30) days as to the incorporation of the respective plan/chapter/program and consequent execution. If there is no agreement regarding the above measures, Article 518 of the Civil Procedure Code will be applicable to settle the issue, without prejudice to the execution and continuity of the uncontested redress measures approved by SISEMA.

V - Vale shall execute environmental remediation actions.

5.7.1                             The licenses, grants, consents, and other administrative authorization acts will follow the procedure established in the Law.

5.7.2                             The monitoring and auditing of the Programs and Projects of Schedule II.1 will be carried out by the covenantors, with support from the Environmental Audit, respecting the legal and institutional authority of the public agencies.

5.8                     The detailing of the Programs and Projects indicated in Schedule II.2, Compensation for already known Socio-Environmental Damage, will be carried out as follows:

5.8.1                             Vale will perform the detailing of the projects indicated in Schedule II.2. The detailing consists of the technical and financial feasibility analysis and presentation of the detailed scope, schedule, estimated costs, and expected results (indicators, goals, and delivery milestones), within a maximum period of one hundred and eighty (180) days as of the ratification of this Settlement.

5.8.2                             The projects must be quoted and detailed in successive stages, subject to the priority order defined by the covenantors and a reserve of, at least, 25% of the financial cap of each project.

5.8.3                             After the approval of the detailing jointly by the covenantors, supported by the evaluation of the Audit, Vale will start the drafting of the executive projects and the execution of the works/actions.

5.8.4                             The execution of the projects will depend on the availability of financial resources, according to the cap defined for Schedule II.2. Thus, the availability of financial resources for the execution of each project should be verified throughout the execution of the projects previously approved by the covenantors.

5.8.5                             In case the projects execution cost is higher than the quoted amount, the resource reallocation rules established in this settlement will be complied with, always respecting the cap of the respective schedule.

5.9                     The detailing and execution of the Projects of Schedule II.3, Water Security Projects, will be incumbent upon the State of Minas Gerais exclusively, and it may hire specific support structures with resources from this Settlement, including by means of temporary hiring and outsourcing, respecting the cap of the respective Schedule. The interventions and works related to Schedule II.3 are incorporated to the assets of the State of Minas Gerais.

5.10              The detailing of the Programs and Projects indicated in Schedules III and IV will be carried out by the State Government, and it may hire specific support structures with resources from this Settlement, including by means of temporary hiring and outsourcing, respecting the cap of the respective Schedule.

5.10.1                      The result of the detailing process, which must contain scope, estimated amount, schedule, and expected results, will be disclosed to the public.

5.10.2                      The projects that correspond to the execution of public policies must obey their own characteristics and legislation when defining the scope.

5.10.3                      During the process of detailing the Programs and Projects, according to the State Government’s decision, the review and distribution of amounts may occur with reallocation among the Programs and Projects included in the respective schedule, but reallocation among different schedules is forbidden.

5.10.4                      Any savings from the execution of the Programs will be reverted to the other Programs defined in the respective Schedules.

5.10.5                      The execution and the monitoring will be carried out by the State Government and the auditing will be carried out according to the legal rules.

5.11              Projects detailing activities must indicate strategies for long-term financial sustainability, including after the implementation.

6                 INDEPENDENT AUDITS

6.1                     Regarding Vale’s obligations to do, set forth in Schedules I.3 and I.4 and Schedules II.1 and II.2 of this Settlement, Independent External Auditor(s) shall be engaged by Vale in order to evaluate: the achievement of the agreed-upon objectives and the expected results; the adequacy of the financial and material costs in relation to the quoted and approved amount, and the effectiveness of the execution of the measures in relation to the established technical standards and rules and the provisions of this Settlement.

6.1.1                             Audits shall be hired, one to evaluate the socio-environmental measures (Schedules II.1 and II.2), called “Environmental Audit”, and another to evaluate the socio-economic measures (Schedules I.3 and I.4), called “Socio-Economic Audit”.

6.1.2                             In the case of Schedules I.1 and I.2 projects, even if they constitute an obligation to pay, the covenantors may require Vale to hire an Auditor to evaluate the financial execution, and such cost will be paid with the amounts allocated to the respective Schedule, subject to the respective cap. If the amount has already been deposited in court, the respective withdrawal will be authorized.

6.2                     The contract entered into between Vale and the independent auditors shall reflect the provisions of this Settlement and shall be maintained until Vale obtains the discharge of all obligations corresponding to the respective audited scope.

6.2.1                             The hiring of the audits must comply with the Term of Reference included in Schedule X.

6.2.2                             In order to prove the amounts practiced in the market, Vale shall obtain, at least, four (4) quotes from institutions with technical experience and quality and expertise, attested by their performance, and recognized independence, whose work proposal meets the scope of work provided for in the Settlement. In the case of the Environmental Audit, Vale must request a proposal from the company already hired under the scope of the Commitment Agreement signed by the Prosecution Office of Minas Gerais and Vale on February 15, 2019. Auditors must not subcontract the services without the prior joint approval of the covenantors. Vale shall submit the commercial proposals to the covenantors within a maximum period of forty (40) days after the ratification of the Settlement, subject to extension upon justification.

6.2.3                             Within up to fifteen (15) days after Vale’s presentation of the proposals, the covenantors shall jointly evaluate and decide on the company, according to the best proposal presented pursuant to technical and price criteria, informing the decision to Vale with proper reasons. In case all of the selected companies are rejected, it will be up to the covenantors to justify and provide reasons for their refusal.

6.2.4                             The audit services shall be hired within thirty (30) days after the selection of the covenantors is sent to Vale, and, within ten (10) days after the hiring, Vale shall send to the covenantors copies of the contracts.

6.3                     Until the Environmental Audit is hired for this Settlement, the Audit already hired under the Commitment Agreement signed by the Prosecution Office of Minas Gerais and Vale, on February 15, 2019, will remain in place, subject to the scope defined in the said Agreement.

6.4                     The Socio-Environmental and Socio-Economic audits are responsible for evaluating the scopes, objectives, execution, and expected results, including the physical execution schedule, risks, and details of the financial disbursement schedule, as well as cost estimates and their adequacy to market prices, and technical and financial feasibility and adequacy, with the issuance of technical reports to support the analysis and decision of the covenantors in the scope of this Settlement.

6.4.1           They are also responsible for evaluating the financial execution of the obligations agreed upon, in order to verify the compatibility of the quote with what has been executed.

6.5                     The Environmental Audit will monitor all the projects, programs, and activities related to the Programs listed in Schedules II.I and II.2, developed to comply with the Settlement.

6.6                     The Environmental Audit will periodically evaluate, in loco, the execution and the results effectively achieved by each program and project, their efficiency and effectiveness, considering the respective indicators.

6.6.1           The Environmental Audit must prepare monthly reports and present them in monthly meetings, and the participation of all the parties in such meetings is admitted, to inform about the execution of the projects and actions, according to the standards defined by the covenantors. This report must be drafted in plain language and made available electronically.

6.6.2           In the case of obligations that may not have been fully performed at the time of verification, the report must indicate the reasons for non-performance, specifying whether they are related to problems in the implementation of the actions or the impossibility of environmental redress, recovery, or remediation, and indicate the recommendations they deem pertinent.

6.7                     The Socio-Economic Audit will monitor all the projects, programs, and activities related to the Programs listed in Schedules I.3 and I.4, developed to comply with the Settlement. As regards Schedules I.1 and I.2, it is up to the Socio-Economic Audit to evaluate the financial execution of the obligations agreed upon.

6.8                     The Socio-Economic Audit must prepare monthly reports and present them in monthly meetings, and the participation of all the parties in such meetings is admitted, to inform about the execution of the projects and actions, according to the standards defined by the covenantors. This report must be drafted in plain language and made available electronically.

6.8.1           In the case of obligations that may not have been fully performed at the time of verification, the report must indicate the reasons for non-performance, specifying whether they are related to problems in the implementation of the actions or the impossibility of environmental redress, recovery, or remediation, and indicate the recommendations they deem pertinent.

6.9                     The Audits will periodically evaluate the cash flow and the financial reports on expenses incurred and to be incurred, analyzing Vale’s accounts and checking the relation between the expenses and the planning, as well as purpose of each project. For such, the company hired shall periodically analyze:

I - the expenses incurred in the works, services, and acquisitions performed by Vale compared to the amounts specified in the quote.

II - possible differences between the quoted amount and the actual financial execution: in cases of lower-than-quoted performance, it shall verify whether all objectives, results, and quality criteria were met; and, in cases of higher-than-quoted performance, it shall indicate the cause of the difference in the amounts.

6.10              In addition to the monthly meetings, for the audit activities to be effective, the auditors must conduct visits and meetings, as often as necessary, with Vale’s teams, as well as with its service providers related to the performance of the Settlement.

6.11              The information related to the periodic monitoring of programs and projects must be made available on a Sharing Panel, an online consultation tool, according to the standards defined by the covenantors.

6.12              In the event of contractual noncompliance, proven irregular performance, or loss of independence, abusive pricing, technical incompetence, or insufficiency of services of any of the audits hired, the covenantors will require the replacement of the company by collective resolution.

6.13              Any of the covenantors may request the Audit to analyze matters related to compliance with this Settlement, provided they are contemplated in the respective terms of reference (TR), and the Audit shall send the response to all covenantors.

6.14              The costs with the Audits mentioned in this chapter are included in the financial cap established for each respective schedule and, therefore, the amounts spent will be deducted from the total amount defined.

6.14.1    Exceptionally, the cost of the audit(s) related to the monitoring of the execution of programs and actions related to Schedule II.1 (socio-environmental recovery) and Schedule II.2 will not be subject to the predetermined financial cap; the services of this audit shall be performed at Vale’s expense until the conclusion of the remediation plan (Schedule II.1 and Schedule II.2).

6.14.2                      The company(ies) hired to audit the works established in Schedule II.1 or II.2 will have their contract limited to a maximum term of five (5) years, and shall conclude the works and deliver a conclusion report, according to the stage of remediation verified until the end date of this term and provide to the parties and to the possible new audit to be hired all the material produced, in an organized and appropriate manner for the complete understanding of the data and results. The hiring of the audit for the subsequent period will comply with item 6.2 of this Settlement.

6.14.3    Aiming at avoiding rework or overlapping of audit works, in the event that the audits already hired and with works in progress due to other terms and agreements executed by the parties contemplate, in whole or in part, the scope of the audits defined in this settlement, the parties may, by mutual agreement, adjust the scopes so as to make the works compatible, provided there is no prejudice to the objectives and obligations of the respective terms.

7                 PENALTIES

7.1                     In case of non-compliance by Vale or its contractors with their respective obligations undertaken in any of the items contained in this Settlement, except in cases of act of God, third party liability, or force majeure, the covenantors, jointly, shall send a prior formal notice to Vale, so that Vale becomes aware of and adopts the necessary measures for the full performance of its obligations or justifies the delay, establishing a compatible term for the adjustment, not less than fifteen (15) days, taking into account the technical complexity of the obligation.

7.2                     After the previous procedure referred to in the previous item, and in the case of an obligation to do not performed, the covenantors may jointly notify Vale, applying a daily fine of one hundred thousand reais (BRL 100.000.00), which shall be applied from the date of formal receipt of the notification mentioned in this item by Vale until the date of compliance with the obligation or until the limit established in item 7.3, provided that

I - No suitable justification for non-compliance is accepted;

II - The request for an extension or suspension of the respective term is not accepted.

7.3                     In the application of the daily fine, the limit of six million reais (BRL 6,000,000.00) will be observed, or up to the value of the economic content of the defaulted obligation, whichever is lower, without prejudice to the fulfillment of the obligation.

7.4                     The amount due as a fine will be reverted to the account created for the obligations of the respective Schedule of the defaulted obligation, and the destination of the resources will be decided according to the rules established in each Schedule.

7.5                     If compliance with the obligation to do becomes impossible or unfeasible, Vale may deposit, after evaluation by the covenantors about the impossibility or unfeasibility, subject to the Auditors’ report, the amount equivalent to the cost of implementation of the defaulted obligation into the account created for the purposes of this settlement. The destination of such amount will be defined as provided for in this Settlement under item 7.4. If the impossibility or unfeasibility occurs due to Vale’s or its contractors’ fault, the said company will be liable for damages to the extent of its fault.

7.6                     Any failure to comply with the obligation to pay will subject Vale to a fine of 2% on the overdue amount, and default interest of 1% per month, calculated pro rata die (0.033% per day) between the date of receipt of the notification and the effective payment or deposit. As of the due date, adjustment for inflation will be applied to the overdue amount based on the IPCA until the payment date.

7.6.1           The amount of item 7.6 will be reverted to the account created for the obligations of the respective Schedule of the defaulted obligation, and the destination of the resources will be decided according to the rules of each Schedule.

7.7                     The administrative authorities failure to meet a legal deadline for the analysis of licenses, grants, or other legal administrative measures constitutes a reason for suspension of the deadline for compliance by Vale with the specific obligation, as of its occurrence, and the deadline will begin to run again only when the reason beyond Vale’s control that prevents or delays its compliance is extinguished.

7.8                     In relation to the Consent Decrees - TACs contained in Schedule V, the specific conditions set forth in the respective documents shall be complied with in relation to the form of compliance with the obligations and respective penalties due in the event of non-compliance, unless otherwise expressly established herein.

7.9                     The amount paid by Vale as a fine will not be accounted for the purposes of the cap established in this Settlement.

7.10              The daily fines referred to in this Chapter will be applied on the basis of calendar days, beginning on the first business day following notification.

8                 FINANCIAL GUARANTEES

8.1                     All guarantees previously provided by Vale are hereby released, including letters of guarantee, performance bond, and the amounts frozen by the Judge of the 2nd Public Treasure Lower Court of the Judicial District of Belo Horizonte - Minas Gerais in the public-interest civil actions that are the subject matter of this Settlement, which had as cause of action the Collapse.

8.2                     The above-mentioned frozen amounts in cash, released by the Judge of the 2nd Public Treasure Lower Court of the Judicial District of Belo Horizonte - Minas Gerais, will remain deposited in court, and will be reverted, as amounts available to the covenantors, as soon as the decision ratifying the Settlement becomes final and unappealable, and will be released by the Court according to the need to comply with the purposes for which such funds are intended. These amounts represent the fulfillment of Vale’s obligations to pay defined in items 4.4.1, 4.4.3, 4.4.6, and 4.4.10. In the event of any difference, a shortage, between the amount released and the total amount of the obligation, Vale undertakes to deposit the amount of the difference in court within thirty (30) days after becoming aware of the reversal of the aforementioned amount. Vale will be fully discharged regarding these amounts as soon as decision ratifying the Settlement rendered in the CEJUSC - appellate level becomes final and unappealable.

8.3                     Regarding item 4.4.2, the amount will be deposited in Court within fifteen (15) days after the conclusion of the transition between Vale and the covenantors.

9                 TERM OF EFFECTIVENESS AND DISCHARGE

9.1                     This Settlement comes into effect on the date it is signed and becomes fully effective as of its judicial ratification. This Settlement will be in force for ten (10) years.

9.2                     In case the term provided for in item 9.1 is reached and there are still obligations pending compliance, without prejudice to the possible incidence of the penalties set forth herein and compliance with the original obligation, the Settlement will be automatically extended specifically in relation to the performance of such obligations to do incumbent upon Vale, for the time necessary for their fulfillment.

9.2.1                             The extension mentioned in item 9.2 must be limited to the pending project or program, and there will be no extension of the term in relation to obligations already duly fulfilled and discharged.

9.3                     In a manner compatible with the deadlines defined in this settlement and its term of effectiveness, it is hereby established that, in the details of the programs and projects set forth in the Schedules and in the definition of the respective time schedules, intermediate and final delivery deadlines and milestones must always be expressly established.

9.4                     Vale will be granted partial discharges regarding the performance of the obligations set forth in this Settlement by a joint decision of the covenantors, subject to intermediate and final delivery milestones for each project.

9.4.1                    For the obligations to pay, the discharge will occur when Vale makes the deposit. The proof of payment, deposit, or transfer will be considered as sufficient proof of the full, final, and irrevocable discharge of the respective obligation.

9.4.2                    The obligations to pay set forth in this settlement may be performed in advanced, at Vale’s sole discretion and at any time, by depositing the outstanding balance into the respective account, with full discharge taking place as set forth in the item above.

9.5                     For the obligations to do, the discharge will be given by a joint decision of the covenantors, upon prior opinion of the Auditors, and respecting the authority of the competent public agencies.

9.5.1                    The statement on the discharge of the obligation to do will be issued within a maximum period of 90 days after the issuance of a formal report by the Auditors on the fulfillment of the obligation. This deadline may be extended for an additional 90 days according to a formal joint opinion of the covenantors with due justification.

9.5.2                             In the event covenantors fail to provide the discharge jointly, subject to the term of item 9.5.1, the statement must be justified and grounded, expressly pointing out the pending measures to be executed by Vale for the proper adequacy.

9.5.3                    In case the controversy on the discharge persists, Vale may request the covenantors to renegotiate the outstanding obligation into an equivalent one, either to do or to pay.

9.5.4                    In case of renegotiation of obligations to pay, Vale shall deposit the amount agreed upon by the Parties within sixty (60) days. The destination of the amounts will be governed as provided for in the Schedule where the outstanding obligation was defined. In this hypothesis, the payment will be considered for the full discharge of the respective obligation.

9.6                     In case the covenantors fail to provide their joint statement on the discharge of the obligation referred to in item 9.5.1, Vale shall communicate in court the fulfillment of the obligation to do.

10          AUTHORIZATIONS AND LICENSING

10.1              Considering the relevant public interest of the measures, works, and actions established under this settlement, the authorization or licensing procedures to be carried out with the Executive Branch of the State of Minas Gerais will comply with the reasonable duration of the process and the means that ensure the speed of its proceedings, as a priority, complying with the regulations, aiming at the efficiency in the execution of the measure, in favor of the common interest.

10.2              The parties, within the scope of their authorities, will make their best efforts with the competent agencies and entities to issue the necessary consent or opinion for the formalization and conclusion of the authorization, granting, or licensing processes, aiming at providing the necessary information and documents and guaranteeing the adequate progress of the respective procedures.

11          FINAL PROVISIONS

11.1              The parties adopt as principles and rules of interpretation for curing omissions and for the integration of this instrument:

11.1.1             The full remediation of damage (item XXXV of article 5, coupled with item VIII of article 24, paragraph 4 of article 216, coupled with paragraphs 2 and 3 of article 225, all of the Brazilian Federal Constitution, coupled with article 927 and sole paragraph of the Brazilian Civil Code, coupled with paragraph 1 of article 14 of Law. No. 6.938/1981);

11.1.2             Legal Certainty (article 30 of the Law of Introduction to the Rules of Brazilian Law coupled with item II of article 976 of the Civil Procedure Code);

11.1.3             Simplification and celerity (item LXXVIII of article 5 of the Brazilian Federal Constitution);

11.1.4             Transparency and informed social participation under this Settlement (Principle No. 10 of the United Nations Conference on Environment and Development, ratified by Legislative Decree No. 2/1994, coupled with item X of article 2, coupled with item V of article 4, coupled with item XI of article 9, all of Law No. 6.938/1981, coupled with Law No. 10.650/2003, coupled with Law No. 12.527/2011);

11.1.5             Social pacification (item VII of article 4 of the Brazilian Federal Constitution);

11.1.6             Strengthening of public services in the remediation measures;

11.1.7             Centrality of the affected people.

11.2              This Settlement binds Vale’s successors on any account, and any provision to the contrary will be ineffective.

11.3              The covenantors joint decisions referred to herein will be adopted by majority vote and will be binding on all the covenantors.

11.4              The termination of this Settlement or of the obligations established hereunder do not cause the termination of obligations undertaken by Vale under other commitment agreements or agreements executed between the Parties, which have not been expressly novated by this Settlement.

11.5              The obligations undertaken hereunder do not imply recognition of administrative or criminal liability of Vale or its employees in any kind, degree, specialty, or role performed at the company.

11.6              This Settlement does not exempt Vale from criminal or administrative liability for any unlawful acts practiced and/or damage caused by it, does not inhibit or limit, in any manner, the actions of control, inspection, and monitoring by any competent agency, does not substitute or repeal the environmental licensing procedures that may be necessary for the execution of its purpose, and does not limit or prevent the exercise of the legal and regulatory attributions or prerogatives of the Government in such control, inspection, and monitoring actions.

11.7              Without prejudice to the power-duty of inspection and other constitutional and legal prerogatives attributed to the government agents linked to the signatories to this Settlement and aiming at the fulfillment of its terms and objectives, the Parties undertake to guide the agents linked to their respective structures to comply with the flow of information and the governance procedures defined for requests, inspection, audits, questioning, requests for clarifications, demands, recommendations, notifications, determinations, and for the application of penalties related to the performance of this Settlement, as defined herein and expressed in the legislation.

11.8              The Parties undertake, first of all, to try to reach a consensual and out-of-court resolution for the disputes associated to this Settlement, in order to avoid its judicialization.

11.9              It is forbidden to use the resources from this Settlement for any purpose other than the one established herein.

11.10       All the resources from this Settlement, to be applied directly by the agencies and entities that are part of the administrative structure of the State of Minas Gerais, must obey the budget principles, as well as the rules and regulations that govern the budget appropriation of public revenue and expenditure.

11.11       The execution of this instrument will take into account the specificities and singularities of traditional peoples and communities, by means of prior, free, and informed consultation.

11.11.1               Channels of dialogue and communication among the affected people, the covenantors, Vale, and the society will be maintained in the existing institutional forms.

11.12       Full disclosure will be given and the access to information about this instrument and its performance will be guaranteed to the public.

11.13       The obligations under this Settlement are of relevant public interest.

11.14       In the implementation of the Programs, Projects, and Actions, the specificity of the situations of women, children, adolescents, the elderly, people with disabilities, the chronically ill, and other vulnerable populations will be recognized.

11.15       The resources destined to each of the Schedules of this Settlement may be used to hire people or services necessary to their respective operationalization.

11.16       The Consent Decrees (TACs), as well as other Commitment Agreements or similar instruments executed between the parties on the subject prior to the execution of this instrument are hereby ratified, and the full content of the respective instruments, their form of performance, the specific governance established in each one, as well as the parties and intervening parties originally provided for shall be respected, with the exception of novations or terminations expressly listed in this Settlement.

11.17       The following instruments will be terminated by the execution of this Settlement:

11.17.1               The Preliminary Settlement Agreement (TAP), executed by the parties at the hearing on 2/20/2019, in the case record of the Public-Interest Civil Action No. 5010709-36.2019.8.13.0024, in progress at the 2nd Public Treasure Lower Court of Belo Horizonte.

11.17.2               Agreement for Reimbursement and Supply of Emergency Measures to the State of Minas Gerais, executed and ratified on 3/7/19.

11.18       The following instruments are ratified again by the execution of this Settlement:

11.18.1               The Commitment Agreement, executed on 11/13/2019, between the MPMG and Vale with the Intervenience of AECOM and IGAM, as informed below:

Item 3, sub-item b)

Planning and preparation prior to data transfer - expected to take up to thirty-three (33) months as of the end of the previous critical evaluation stage. It covers the monitoring actions, with the redefinitions established in the previous stage, as well as the measures for planning and preparation of the infrastructure necessary for the transfer of monitoring data to IGAM;

11.18.2               The Settlement Agreement regarding the temporary hires, entered into between the State of Minas Gerais and Vale on 2/28/2019, ratified on 3/7/2019, contained in case record No. 5010709-36.2019.8.13.0024, in the form of clause 4.15 and effective for the same term of this instrument.

11.19       This settlement, after ratification by the CEJUSC - Appellate level, will be effective for the lawsuits filed by the Prosecution Office of the State of Minas Gerais (MPMG), the State of Minas Gerais, and the Public Defenders’ Office of Minas Gerais (DPMG) against Vale (Public-Interest Civil Action No. 5026408-67.2019.8.13.0024, Public-Interest Civil Action No. 50444954-73.2019.8.13.0024, Public-Interest Civil Action No. 5087481-40.2019.8.13.0024, and Action for Interlocutory Relief No. 5010709-36.2019.8.13.0024).

11.20       The judicial ratification of this Settlement will give rise to the stay or dismissal, total or partial, of the requests indicated in Schedule VII, as provided for therein, and the actions will continue regarding the remaining requests, if any, and for the follow-up on the performance of this instrument. The aforementioned lawsuits will be joined and considered connected, for all purposes and effects, on a permanent and irrevocable basis.

11.20.1               Vale undertakes to pay compensation to the Prosecution Office’s Fund for Diffuse Rights (FUNEMP) for the damage caused to the archaeological site “Berros II” - requested in the case records 5026408-67.2019.8.13.0024, 5044954-73.2019.8.13.0024, and 5087481-40.2019.8.13.0024 — in the amount of three hundred and sixty-one thousand, two hundred and fifty reais (BRL 361,250.00), according to the index provided in item 4.6 of this Settlement, as of the date of filing of the corresponding lawsuit, within 10 business days after the decision ratifying this Settlement becomes final and unappealable.

11.21       For the avoidance of doubts, this settlement will have the following effects on the requests presented in the Lawsuits:

11.21.1               In the requests for remediation of existing and identified environmental damage, as listed in Schedule VII: total dismissal with prejudice, pursuant to article 487, III, b), of the Civil Procedure Code, substituting the request for the terms of this settlement since the environmental remediation will take place pursuant to this instrument, the remediation plan, and in accordance with the legal standards and macro indicators, as well as indicators established in Schedule II.1 and the Environmental Remediation Plan, and under the governance provided for herein.

11.21.2               In requests for the remediation of unknown environmental damage: such requests will be exempted, totally or partially, from dismissal, and the judicial expert work already in progress will continue for its possible identification;

11.21.3               In the requests for socio-economic redress and compensation for collective and diffuse non-pecuniary damage: total dismissal with prejudice, pursuant to article 487, III, b), of the Civil Procedure Code, substituting the requests for the obligations to do and to pay established in this settlement;

11.21.4               Regarding requests for compensation for homogeneous individual damage of a divisible nature: such requests will be exempted, totally or partially, from dismissal, and the judicial expert work already in progress will continue for its possible quantification;

11.22       The judicial ratification of this Settlement, with the dismissal of the requests established in Schedule VII, will lead to the closing of the court-appointed expert’s calls related to them, according to Schedule XI.

11.23       The Parties, in all activities related to this settlement, shall comply with the provisions of the Brazilian Anticorruption Law (Law No. 12.846/2013) at all times, as well as the provisions contained in any other law, rule, or regulation with similar purpose and effect, in particular those applicable to the Government, as well as all regulations, laws, rules, and statutes related to corruption, bribery, conflict of interest, money laundering, fraud, or misconduct in public office.

11.24       The Parties abandon all ongoing appeals and waive their right to file new appeals against decisions rendered until the date of execution of this Settlement within the scope of the lawsuits filed by the Prosecution Office of the State of Minas Gerais (MPMG), the State of Minas Gerais, and the Public Defenders’ Office of Minas Gerais (DPMG) against Vale (Public-Interest Civil Action No. 5026408-67.2019.8.13.0024, Public-Interest Civil Action No. 50444954-73.2019.8.13.0024, Public-Interest Civil Action No. 5087481-40.2019.8.13.0024, and Action for Interlocutory Relief No. 5010709-36.2019.8.13.0024).

11.25       Within up to 48 hours after the ratification of this Settlement, the Covenantors undertake to indicate to the Pro-Brumadinho Steering Committee, by act of the supreme leader, a permanent member (strategic level), an assistant permanent member (tactical level), and a deputy, the people responsible for the performance of the said settlement in each body. The servants indicated will have authority to formally represent the institution on any issues related to the performance of this settlement.

11.26       The powers of the executive department to articulate the actions of the covenantors to this settlement will be exercised by the State Government by means of the coordination of the Pro-Brumadinho Steering Committee.

11.27       The projects indicated in Schedules I.3, I.4, II.2, III, and IV are subject to change or substitution until the final approval of the detailing referred to in chapter 5, respecting the cap of each Schedule and the rules established herein.

12          JURISDICTION

12.1              The 2nd Public Treasure Lower Court of the Judicial District of Belo Horizonte - Minas Gerais has jurisdiction to deal with the issues, doubts and/or disputes arising from this instrument, pursuant to article 518 of the Civil Procedure Code.

Thus, in order to produce its regular legal effects, the parties execute this instrument in seven (7) identical counterparts, hereby waiving the term for appealing.

Belo Horizonte, February 4, 2021.

Romeu Zema Neto

Governor of the State of Minas Gerais

Antônio Augusto Brandão de Aras

Federal Prosecutor General

Sérgio Pessoa de Paula Castro

General Counsel for the State Government

Jarbas Soares Júnior

State Prosecutor General

Flávio Alexandre Correa Maciel

Prosecutor

Otto Alexandre Levy Reis

State Secretary for Planning and Management

Carlos Eduardo Amaral Pereira da Silva

State Secretary of Public Health

Marília Carvalho de Melo

State Secretary for Environment and Sustainable Development

Fernando Scharlack Marcato

State Secretary for Infrastructure and Mobility

Gério Patrocínio Soares

State Defender General

Edilson Vitorelli Diniz Lima

Federal Prosecutor

Eduardo Henrique de Almeida Aguiar

Federal Prosecutor

Alexandre Silva D’Ambrósio

Legal Vice-President - Vale S/A

SCHEDULES

SCHEDULE I — SOCIO-ECONOMIC REDRESS PROGRAM

Schedule I.1 - Demand Projects of the Affected Communities

Amount: BRL 3,000,000,000.00

Type of obligation	Projects
Vale’s Obligation to Pay	Projects to be defined by the affected people in Region 1
Projects to be defined by the affected people in Region 2
Projects to be defined by the affected people in Region 3
Projects to be defined by the affected people in Region 4
Projects to be defined by the affected people in Region 5
Financing, guarantee, and equalizer funds for economic diversification, farming and agroindustry - Credit and Micro-credit.

Schedule I.2 - Program for Income Transfer to the affected population

Amount: BRL 4,400,000,000.00

Type of obligation	Project
Vale’s Obligation to Pay	Amounts to be transferred to the affected people according to criteria to be defined.

Schedule I.3 - Projects for Paraopeba Basin

Amount: BRL 2,500,000,000.00

Type of obligation	Reference list of projects
Vale’s Obligation to Pay - Projects subject to technical and financial feasibility assessments, subject to the cap in the Schedule.	Upgrade of the public lighting systems and installation of safety and communication functionalities.
Financing fund for municipal concession projects

Vale’s Obligation to Do - Projects subject to technical and financial feasibility assessments, subject to the cap in the Schedule.	Execution of road works - Construction of a bridge over the Paraopeba River in the municipality of Papagaios
Execution of road works - Esmeraldas -São José da Varginha
Execution of road works - Papagaios-Pompéu
Biofactory for production of insects beneficial to agriculture
Rural Area Modernization - Mobile Communication Network for Rural Areas
Research and technology transfer to agriculture and cattle raising
Preparation of a dossier on the traditional agricultural practices in the region of Paraopeba Valley
Light on Cultural Heritage: Underground cabling in historical sites and areas of cultural interests.
Performance of the Inventory of Pontinha Quilombola Community

Performance of regional inventory of cultural assets of Paraopeba Valley
Restoration of protected railway stations
Safeguard of protected intangible heritage
Fire and panic safety in protected buildings with public access
Support to small rural producers in the preparation of projects in the raising of funds for adequacy of physical infrastructure
Certification of agriculture and cattle raising and agro-industrial production
Donation of market kits, structuring of street markets in the municipalities and technical and managerial guidance to rural producers
Strengthening of agriculture to diversity the economic activity - Fruits and Vegetables
Maintenance of rural roads and environmental recovery works
Food acquisition program with simultaneous donation
Survey, identification and georeferencing of rural properties susceptible to land regularization
Recovery of pasture areas in cattle farming properties
Revitalization of the tributary subwatersheds of Paraopeba River
Paraopeba Creative Corridor
Qualification of cultural agents for the conservation and restoration of the heritage
Youth Audiovisual Hub
Production and dissemination of original audiovisual content to preserve the cultural memory of the Paraopeba Basin
Registration Update and Generation of a Georeferenced Digital Base
Local Development through Municipal Public Procurement
Young Entrepreneurship and Innovation Program
Urban Land Regularization
Review of Municipal Directive Plans
Expansion of accessibility and assistive technology in public structures
Capacity building for child and adolescent protection network professionals
Capacity building in financial education, entrepreneurship and careers
Structuring and fostering of collective enterprises
Strengthening of state social assistance services
Strengthening of municipal social assistance services
Implantation of Reference Centers for the Trade of Craftsmanship and Agricultural Productions of the Communities

Implementation of the Support Division to the State Reference Center for Alcohol and Other Drugs (N-CREAD)
Implementation of Well-Being Centers
Implementation of skateboarding tracks
Implementation of multisport courts
Improvement of the structure for traditional communities
Improvement of the access to health services for traditional communities
Community-based tourism
Attention to the mental health of the school community
Strengthening of bonds and reintegration into the school community
Strengthening and expansion of full-time education in state schools
Restructuring of the state schools in Paraopeba Basin
Restructuring of the municipal schools in Paraopeba Basin
Crime Prevention - Fica Vivo (Stay Alive) and Conflict Mediation
Crime Prevention - Prevention Seal Program
Structuring of Emergency Care Units - UPA
Completion of the works on Basic Health Units
Strengthening of the Primary Health Care
Strengthening of medium complexity health care, through Intermunicipal Health Consortia serving the affected municipalities
Promove Minas - Increasing the multidisciplinary teams of the Extended Family Health Center
Strengthening of the Psychosocial Care Network (funding, hiring and capacity building of professionals)
Professional Education Program in the Paraopeba Basin
Education for Autonomy Program
Strengthening of the activities of the Workers’ Health Reference Centers - CERESTs
Creation of a Support Center for Victims of Domestic Violence

Schedule I.3 Projects for the affected Municipalities

Type of obligation	Municipalities qualified under the terms of Clause 5.7 of the Settlement

Vale’s Obligation to do - Projects to be proposed by the municipalities and performed according to technical and financial feasibility assessment, subject to the cap set in the Schedule and the percentages of the methodology below.

Abaeté, Betim, Biquinhas, Brumadinho, Caetanópolis, Curvelo, Esmeraldas, Felixlândia, Florestal, Fortuna de Minas, Igarapé, Juatuba, Maravilhas, Mário Campos, Mateus Leme, Morada Novas de Minas, Paineiras, Papagaios, Pará de Minas, Paraopeba, Pequi, Pompéu, São Gonçalo do Abaeté, São Joaquim de Bicas, São José da Varginha, and Três Marias.

Criteria for distribution of funds to the projects proposed by the municipalities (according to item 5.7.3 of the Settlement):

1.                  Socio spatial dimension of the Paraopeba River bed in relation to the total area of the municipality

In order to measure the presence of the Paraopeba River in each of the municipalities, the proportion between the length of the Paraopeba River channel in the municipality (km) and the total area of the municipality (km²) will be calculated. To this effect, the extent of the Paraopeba River channel in each municipality (km) will be divided by the total area of the municipality (km2).  We will use data from the Brazilian Institute of Geography and Statistics (IBGE), the National Water Agency (ANA), and the Minas Gerais Water Management Institute (IGAM). The criterion has the standard weight used in the construction of the methodology (7/50).

2.         Proximity of the municipality to the Collapse site

The municipalities will be classified on a scale of 1 to 5, according to their proximity to the Collapse site, and the municipalities closer to Córrego do Feijão Mine, which suffered greater environmental, social and economic impacts, will receive a higher score, while the more distant municipalities will receive a lower score. The reference adopted for the classification will be the subdivision of the municipalities proposed by the Prosecution Office of Minas Gerais, in five areas of operation of the Independent Technical Advisors (ATIs), where municipalities in region 1 will receive grade 5, region 2 will receive grade 4, region 3 will receive grade 3, region 4 will receive grade 2, and region 5 will receive grade 1. The municipalities that may not be on the list of ATIs’ operations will be evaluated with the same score obtained by the closest bordering municipalities. The data source will be the list of municipalities per region of operation of the ATIs. The criterion has the standard weight used in the construction of the methodology (7/50).

3.         Percentage of total approximate population

The data source will be the population projection of the Brazilian Institute of Geography and Statistics (IBGE) for 2020. For the calculation, the approximate total population of each municipality will be divided by the sum of the approximate total population of all the municipalities. The objective therefor is to understand the proportion of inhabitants of each municipality in relation to the total population, approaching the logic of per capita distribution. For a better understanding of the number of people affected in each municipality, the population criterion will be weighted (8/50).

4.   Municipal Human Development Index (2010)

The Municipal Human Development Index (HDI) is an adaptation, made by IPEA and FJP, of the global methodology of the Human Development Index (HDI), of the United Nations Development Program (UNDP). The variables used are: long and healthy life - longevity; access to knowledge - education; standard of living - income. The index ranges from 0 to 1, being 0 low municipal human development and 1 high municipal human development. HDI is calculated based on the national census data conducted every ten years. The polarity of the index is “the higher, the better”, therefore, to operationalize the calculation, which aims at attributing a higher score to the municipalities with lower human development, it is necessary to invert the polarity of the index, making it “the higher, the worse” - this can be done by calculating “=1 - [index amount]”. The data sources will be the Institute for Applied Economic Research (IPEA) and the João Pinheiro Foundation (FJP). The criterion has the standard weight used in the construction of the methodology (7/50).

5.   FIRJAN Municipal Development Index

A summary of the annual socioeconomic indicator developed by the Federation of Industries of Rio de Janeiro (FIRJAN), which comprises variables related to employment and income; education; and health, obtained from the Ministries of Labor, Education and Health. The variables are related to municipal competences, such as: maintenance of a business environment conducive to local jobs and income generation, early childhood and elementary education, and basic health care.

The index ranges from 0 to 1, being 0 low municipal development and 1 high municipal development. The polarity of the index is “the higher, the better”, therefore, to operationalize the calculation, which aims at attributing a higher score to the municipalities with lower municipal development, it is necessary to invert the polarity of the index, making it “the higher, the worse” - this can be done by calculating “=1 - [index amount]”.

The data source will be the 2018 IFDM (base year 2016) and, in the absence of such data for a given municipality, the base year 2015 will be adopted. Although the FIRJAN Index measures dimensions similar to the HDI, the decision was to use it also due to its annual periodicity, with more recent and updated data in relation to the reality of the municipalities. The criterion has the standard weight used in the construction of the methodology (7/50).

6.   Social Vulnerability Index

Indicator calculated by IPEA based on the demographic census, that seeks to measure dimensions related to the insufficiency of essential resources for the well-being and quality of life of the population, generating situations of social vulnerability. The index is composed of sixteen indicators, organized in three dimensions (urban infrastructure; human capital; income and work). The index ranges from 0 to 1, with 0 being low social vulnerability and 1 being high social vulnerability. Unlike the previous two, its polarity is “the bigger, the worse”, and no adjustment is needed to make it operational. The criterion has the standard weight used in the construction of the methodology (7/50).

7.   Percentage of population under poverty and extreme poverty conditions (CadÚnico)

The CadÚnico is the national system for registering the population in order to have access to social policies. To calculate the index, the number of people registered with a monthly per capita income between BRL0.00 and BRL89.00 (extreme poverty) and between BRL89.01 and BRL178.00 (poverty) is divided by the approximate total population of the municipality, according to the IBGE’s population projection for 2020. The data source is CECAD 2.0, a platform for consultation, selection, and extraction of information from CadÚnico and the Brazilian Institute of Geography and Statistics (IBGE). The criterion has the standard weight used in the construction of the methodology (7/50).

Criterion	Weight
Socio spatial dimension of the Paraopeba River bed in relation to the total area of the municipality	7
Proximity of the municipality to the Collapse site	7
Percentage of total estimated population (2020)	8
Municipal Human Development Index (2010)	7
FIRJAN Municipal Development Index	7
Social Vulnerability Index	7
Percentage of population under poverty and extreme poverty conditions (CadÚnico)	7
Total Weight	50/50

For calculation purposes, the 8/50 weight will be used for the percentage of total estimate population in 2020 (IBGE) criterion and the 7/50 weight for all other criteria. The sum of the weighted scores in each criteria will indicate the percentage corresponding to each municipality.

In summary, the score of each municipality in each criterion will be divided by the sum of the scores of all municipalities in the respective criterion, multiplied by the weight associated with it. Then the amount will be divided by 50 (sum of the weights assigned to the criteria) and the municipality’s final percentage will be obtained by adding up the scores of the municipalities in each criterion.

The formula may be operated by considering:

[Amount of municipality A in criterion 1 / (Sum of amounts of all municipalities in criterion 1) * Weight of criterion 1 / (Sum of weights associated with all criteria)] + [Amount of municipality A in criterion 2 / (Sum of amounts of all municipalities in criterion 2) * Weight of criterion 2 / (Sum of weights associated with all criteria)] ... +

[Amount of municipality A in criterion 7 / (Sum of amounts of all municipalities in criterion 2) * Weight of criterion 7 / (Sum of weights associated with all criteria)]

Schedule I.4 - Projects for Brumadinho

Amount: BRL 1,500,000,000.00

Type of obligation	Indicative list of projects
Vale’s Obligation to Do - Projects subject to technical and financial feasibility assessments, subject to the cap in the Schedule.	Building of CBMMG Department in Brumadinho
Consolidation of the ruins of Brumadinho Fort
Building of the Police Station of Brumadinho
Flowers for Brumadinho Project
Rural Land Regularization in Brumadinho
Support to Cultural Tourism in Brumadinho
Expansion of accessibility and assistive technology in public structures
Capacity building for child and adolescent protection network professionals
Capacity building in financial education, entrepreneurship and careers
Structuring and fostering of collective enterprises
Strengthening of municipal social assistance services
Implantation of Reference Centers for the Trade of Craftsmanship and Agricultural Productions of the Communities
Implementation of the Support Division to the State Reference Center for Alcohol and Other Drugs (N-CREAD)
Implementation of Well-Being Centers
Implementation of skateboarding tracks
Implementation of multisport courts
Improvement of the structure for traditional communities
Education for Autonomy Program
Community-based tourism
Restructuring of state schools in Brumadinho
Crime Prevention - Prevention Seal Program
Completion of the works on Basic Health Units
Strengthening of the Primary Health Care
Strengthening of medium complexity health care, through Intermunicipal Health Consortia serving the affected municipalities
Promove Minas - Increasing the multidisciplinary teams of the Extended Family Health Center
Strengthening of the Psychosocial Care Network (funding, hiring and capacity building of professionals)

MACRO STRATEGY: COEXISTENCE WITH MINING DEPENDENCE AND TRANSITION TO A NEW ECONOMY - Program for the Qualification and Development of Tourism: Touristic Infrastructure Project; Project for Productive Interaction of Tourism with Agriculture and cattle raising Activities; Tangible Heritage Project; Intangible Heritage Project; Watercourses pollution clean-up Project

MACRO STRATEGY: COEXISTENCE WITH MINING DEPENDENCE AND TRANSITION TO A NEW ECONOMY - Program for Support to Organization and Qualification of Primary Production: Project for Structuring the Managerial Support System to Municipal Agriculture and Monitoring of Productive Conditions; Safe Production and Traceability Project; Product Wrapping, Packaging, and Labeling Project; Technology Development and Application Project; Project to Support and Foster Agroecological Activities; Project to Support the Establishment of Municipal Inspection Services (SIM); Project to Support and Foster Installation of Small Agribusinesses (family farming); Project to Foster the Collective, Cooperative, and Collaborative Work Methods in the Rural Community;

MACRO STRATEGY: TERRITORY PLANNING AND INTEGRATION - Urban Requalification Program for Public Spaces: Project for Deployment, Shared Construction of Intervention Projects, and Social-Community Appropriation of Public Spaces; Project for Implementation of Agreed Interventions in Public Spaces; Project for Development of Information Material on the Agreed Interventions;

MACRO STRATEGY: TERRITORY PLANNING AND INTEGRATION - Program for Appropriation of Conservation Units (UC): Project for Preparation and Implementation of Management and Physical Structuring Tools for the Municipal Natural Monument Mãe D’água; Project for Recovery of Liabilities in the State Park of Serra do Rola-Moça and Support to the UC Management; Project for Preparation and Implementation of Management and Physical Structuring Tools for the Historical and Landscape Set of Serra da Calçada; Project for the Creation of a New Full Protection UC; Project for Support to the Fire Brigades.

MACRO STRATEGY: WATER RESOURCES MANAGEMENT AND WATER FOR ALL - Program for the Reclaiming of the Paraopeba River Sub-basins: Project for Improvement and Construction of Sewage Structures; Aflora Brumadinho Project (reclaiming of riparian forests, river sources and ecological corridors)

Vale’s Obligation to Do - Projects subject to technical and financial feasibility assessments, subject to the cap in the Schedule.

MACRO STRATEGY: WATER RESOURCES MANAGEMENT AND WATER FOR ALL - Water Supply Program: Project for Improvement and Construction of Water Supply Structures; Project for Support to Registration, Control and Inspection of Water Use Granting throughout the Municipality

MACRO STRATEGY: WATER RESOURCES MANAGEMENT AND WATER FOR ALL - Program for Water and Hydrogeological Assessment of Brumadinho Sub-basins: Water and Hydrogeological Assessment Program of Brumadinho Sub-basins;

MACRO STRATEGY: WATER RESOURCES MANAGEMENT AND WATER FOR ALL - Solid Waste Program: Solid waste management project; Selective collection Project; Citizens Qualification Project; Recyclable Materials Economic Project; Organic Matter Utilization Project;

GLOBAL STRUCTURING PROGRAMS - Global Structuring Program for Idea Mobility - Brumadinho Digital: Global Structuring Program for Idea Mobility - Brumadinho Digital

MACRO STRATEGY: COEXISTENCE WITH MINING DEPENDENCE AND TRANSITION TO A NEW ECONOMY - Program for the Improvement and Internalization of the Metallic Mineral Production Chain: Shared Supply Network Mapping Project; Regional Consumer Market Mapping Project; Mining Governance Project; Project to Foster Migration or Creation of New Suppliers - basic level; Project to Foster Migration or Establishment of New Suppliers - advanced level;

GLOBAL STRUCTURING PROGRAMS - Global Structuring Program for Mobility of Things and People: Construction of a bridge over the Paraopeba River (Ponte do Estado); Paving of the Road to Casa Branca - park road from Alberto Flores to Casa Branca; Paving of the Conquistinha Road (Farofa mountain range); Implantation of the South Beltway; Circulation Plan Headquarters and Conceição de Itaguá; Improvement of the connection between the “connecting bridge with the cargo terminal”; Duplication of the access bridge to the Cohab neighborhood; Improvements on the MG-040 (North) at the crossing of the industrial district area; Prospecting and follow-up on new connections and improvements; Paving of MG-040 (south); Paving of MG-155 (south) with access to São José do Paraopeba; Paving of the MG-155 (south) Road to Suzana; Construction of a bridge on the Paraopeba River (near Melo Franco or Alberto Flores); Construction of a bridge over the Paraopeba River (near São José do Paraopeba or Maricota); Construction of the Córrego do Feijão Road - Tejuco - UPA; Construction of a road connection south of Aranha; Construction of a roundabout U turn; Circulation Plan in Casa Branca; Circulation Plan Aranha/Melo Franco; Serra da Moeda Park-Road (Encosta da Serra Route) Circulation Plan in Palhano; Indicative signs throughout the municipality; Improvements in the connection between the headquarters, Aranha, Piedade do Paraopeba, BR-040; Improvement on the road to Serra do Retiro do Chalé; School Transportation Improvement Project; Chartered Transportation Regulation Project; Sustainable Mobility Project; Cidade Acessível para Todos (pedestrians) Project; Safe Cycling Project; Accessible Transportation Project; Brumadinho Logistics Project; Immediate Action Plan for Transportation - PAIT

MACRO STRATEGY: COEXISTENCE WITH MINING DEPENDENCE AND TRANSITION TO A NEW ECONOMY - Program for Reconfiguration of the Local Energy Matrix and Promotion of Alternative Sources: Energy Plan Project; Project for Incentive to Energy Matrix Replacement; Automotive Fleet Electrification Project;

MACRO STRATEGY: COEXISTENCE WITH MINING DEPENDENCE AND TRANSITION TO A NEW ECONOMY - Incentive Program for Secondary Activities and Complex Services: Institutional Support Project; Incentives to Social Organizations Project; New Production Units Study Project; Industry-Tertiary Complex Project; Project for

Preparation of Development Plan for Low Scale Industrial Activities and Cooperative-Solidarity Base

MACRO STRATEGY: COEXISTENCE WITH MINING DEPENDENCE AND TRANSITION TO A NEW ECONOMY - Capacity building, Technological Capacity Building, and Competencies Development Program: Action Plan for the Progressive Internalization of Labor in Dynamic Production Activities Project; Troubleshooting Applications Project; Interaction Design Training Project; Digital Literacy Project; Project for Phenomenon-Based Training (response to local and global challenges); Local Youth and Workers Technical Training Project; Integrated Learning Production Center Project; Capacity Building Project for the Age of Artificial Intelligence

MACRO STRATEGY: TERRITORY PLANNING AND INTEGRATION - Housing and Territory Management Program: Legal Territory Project; Sustainable Building Project

MACRO STRATEGY: INTELLIGENT TERRITORY GOVERNANCE AND SOCIAL INNOVATION - Program for Implementation, Monitoring and Assessment of Brumadinho Transformation Strategy: Project for the Identification and Characterization of the Players Integrating the Territory’s Intelligent Governance Strategy; Project for Creation of a Steering Body for the General Coordination of the Intelligent Governance and Social Innovation Macro Strategy; Project for Structuring Communication and Inter-institutional Integration Networks; Project for Dialogic Communication Relationships Training; Project for Construction of Indicators and Monitoring Instruments; Project for Capacity Building and Strengthening of Representativeness, Qualification of Participation, Monitoring, and Proposition of Projects; Capacity Building and Training Project for Managers, Agents, and Local Leaders Involved in the Governance of the Territory; Capacity Building Project for Public Managers, Political Agents and Local Government Teams in Public Policy Management

MACRO STRATEGY: INTELLIGENT GOVERNANCE OF THE TERRITORY AND SOCIAL INNOVATION - Program for the Development of Tools and Instruments for Qualification of Integrated Municipal Management: Project for the Municipal Government’s Organizational Diagnosis; Project for Reconfiguring the Municipal Government’s Organizational Structure; Project for Structuring and Adequacy of Personnel Management Areas and Tools; Permanent Capacity Building Project for Municipal Government Employees and other Public and Political Agents; Project for Sizing and Adequacy of the Municipal Government’s Staff; Project for Revision and Preparation of Legal Instruments governing the Municipal Government’s Actions; Project for Preparation of Regulatory Instruments and Management Control Systems; Project for Structuring the Area Responsible for the Administrative Modernization; Project for the Development and Structuring of a Management Information System; Project for Registration Restructuring and Updating; Project for General and Sectoral Databases Structuring and Updating;

MACRO STRATEGY: INTELLIGENT TERRITORY GOVERNANCE AND SOCIAL INNOVATION - Communication Network Program: Project for Creation and Qualification of Information Access Channels; Project for Dissemination of Potentialities; Communication School Agency Project; Communication Consultancy Project; Dissemination Network Project; Readings of Reality Project; Citizen Content Production Project; Participatory Design Methodologies Project; Community Communicators Project;

MACRO STRATEGY: COEXISTENCE WITH MINING DEPENDENCE AND TRANSITION TO A NEW ECONOMY - Program for Managing and Monitoring Brumadinho’s Economic Transition: Program for Managing and Monitoring Brumadinho’s Economic Transition

MACRO STRATEGY: TERRITORY PLANNING AND INTEGRATION - Program for Selection, Development and Implementation of Urban Furniture and Support Materials for Urban Interventions and the Municipal Road System: Project for Selection and Technical Specification of Materials Used in the Interventions; Project for Definition of the Design and Visual and Graphic Specifications of the Urban Furniture and Physical Support of the Public Space; Project for Scheduled Maintenance of Furniture and Supporting Elements for Public Spaces;

MACRO STRATEGY: TERRITORY PLANNING AND INTEGRATION - Program for Restructuring the Conditions for Environmental Management and Governance: Project for Structuring the Municipal Department of Environment;

MACRO STRATEGY: QUALITY OF LIFE AND FIGHTING SOCIO SPATIAL VULNERABILITIES - Program for Adequacy and Qualification of the Social Services to the Strategy to Transform Brumadinho: Project for the Adequacy and Qualification of Health Care Units and CRAS/CREAS/PAECs; Education Units Restructuring Project; Health Information, Accessibility and Monitoring Project; Social Services Mobility Project;

MACRO STRATEGY: QUALITY OF LIFE AND FIGHTING SOCIO SPATIAL VULNERABILITIES - Program to Strengthen Support Networks for Vulnerable Social Segments: Intimacy Networks Project; Collaborative Networks of Employment and Income Project focused on Family Production; Youth Entrepreneurship Incentive Project;

MACRO STRATEGY: QUALITY OF LIFE AND FIGHTING SOCIO SPATIAL VULNERABILITIES - Program for Qualification of Psychosocial Practices: Public Psychodrama Project; Theme Workshops Project; Continued Education Project;

MACRO STRATEGY: QUALITY OF LIFE AND FIGHTING SOCIO SPATIAL VULNERABILITIES - Program to Support Qualification of Social Coexistence and Community Strengthening: Project for Revitalizing/Boosting Dwellers or Community Associations of Brumadinho; Project Construction and Renovation of Soccer Fields; Project for Promotion of Sports Culture;

MACRO STRATEGY: QUALITY OF LIFE AND FIGHTING SOCIO SPATIAL VULNERABILITIES - Traditional Communities and their Cultural Events Program: Project for Strengthening of the Organizational Capacities of Communities; Project for Creation of Communication Channels; Education and Life Project; Project for Leisure and Tourism at Traditional Communities; Craftsmanship Expansion Project; Intangible Heritage Strengthening Project

MACRO STRATEGY: QUALITY OF LIFE AND FIGHTING SOCIO SPATIAL VULNERABILITIES - Program for Strengthening of Culture, Cultural Spaces, and Audience Education: Tangible and Intangible Heritage Project; Project for Restructuring the Heritage and Cultural Management Conditions; Project for Restructuring and Occupation of Cultural Spaces and Equipment; Public Education for Culture Project; Brumadinho’s Memory Archive Project.

MACRO STRATEGY: QUALITY OF LIFE AND FIGHTING SOCIO SPATIAL VULNERABILITIES - Social Innovation Incentive Program: Non-reimbursable Funds Project; Reimbursable Funds Project;

MACRO STRATEGY: WATER RESOURCES MANAGEMENT AND WATER FOR ALL - Paraopeba River Program: Project for Leisure and Living Spaces on the Urban Banks of the Paraopeba River; Project for Survey of the Historical Uses of the Paraopeba River; Project for Reclaiming and Requalification of the Toca de Cima Waterfall Surroundings;

MACRO STRATEGY: INTELLIGENT TERRITORY GOVERNANCE AND SOCIAL INNOVATION - Municipal Government Infrastructure Adequacy Program: Infrastructure and Tangible Resources Diagnosis Project; Project for Acquisition of Equipment and Tangible Resources; Project for Adequacy of the City Hall’s Facilities; Sustainable City Hall Project; Project for Structuring the Development, Application, and Technological Support Area; Project for Survey and Assessment of Available and Necessary Technological Resources and their Use;

MACRO STRATEGY: COEXISTENCE WITH MINING DEPENDENCE AND TRANSITION TO A NEW ECONOMY - Program for Internalization of Public Outlays; Program for Internalization of Public Outlays;

MACRO STRATEGY: QUALITY OF LIFE AND FIGHTING SOCIO SPATIAL VULNERABILITIES - Program for School Infrastructure Adequacy to Transformation Strategy of Brumadinho: Project for Qualification of Existing Spaces and Construction of New Spaces; Operation Structuring Project; Space Use Enhancement Project;

MACRO STRATEGY: QUALITY OF LIFE AND FIGHTING SOCIO SPATIAL VULNERABILITIES - Gender Impacts Program: Mobility and Time Uses Project; Safe City Project; Women-Friendly Transition Project; Women’s Entrepreneurship Incentive Project; Women and Other Economies Project;

MACRO STRATEGY: WATER RESOURCES MANAGEMENT AND WATER FOR ALL - Program to Support Irrigated Crops and the Perpetuation of Surface Springs: Barraginhas System Project; Training for Barraginhas Social Technology

SCHEDULE II - SOCIO-ENVIRONMENTAL REDRESS PROGRAM

Schedule II.1 - Socio-environmental Recovery

Not subject to financial cap, previously established.

Program Mode	Projects
Vale’s Obligation to Do	Socio-Environmental Remediation Plan for the Paraopeba River Basin, to be prepared by a company retained by Vale and approved by the Government.

Basic and exemplary macro indicators of the socio-environmental remediation and guidelines for achievement of the specific indicators that must be followed as provided for in the settlement, including in clause 2.3, defined and assessed within the Socio-Environmental Remediation Plan for the Paraopeba River Basin:

1.              B_1 to the junction of the Ferro-Carvão creek with the Paraopeba river:

a.              Tailings removal:

i.                  Indicators - topography and bathymetry prior to the collapse of the dams vs. topography and bathymetry after the complete removal of the tailings, also considering the volumes added in the stain due to the erosive effect caused by the passage of the tailings wave, geochemical characterization, including dating of soil and/or sediment cores (when necessary) proving the efficiency of the measure.

b.              Tailings containment and handling structures:

i.                  Decommissioning of all structures built to contain and handle the tailings and implementation of the PRAD;

ii.               Decommissioning of the structures at Laginha/Iracema Farms and implementation of PRAD for the sites;

iii.            Indicators - original topography vs. topography after decommissioning and PRAD implementation completed.

c.               Surface water, groundwater and sediment quality;

i.                  Return to the conditions before collapse of B-I, B-IV and B-IVA Dams, according to the applicable standards and available history in relation to the aspects impacted by the collapse, detailed in the final version in the Environmental Reclaiming Plan (Arcadis Plan);

ii.               In relation to the Human Health Risk Assessment and Ecological Risk Assessment, indicate the contaminated areas, the areas with human health and ecological risk, and the respective intervention/remediation measures - Reclaiming of contaminated areas. Indicators - surface water monitoring, groundwater monitoring, sediment and soil cores.

d.              Air quality:

i.                  Return to the conditions before collapse of B-I, B-IV and B-IVA Dams, according to the applicable standards and available history in relation to the aspects impacted by the collapse, detailed in the final version in the Environmental Reclaiming Plan (Arcadis Plan);

e.               Fauna and Flora:

i.                  Return to the condition before collapse of B-I, B-IV and B-IVA Dams and available history in relation to the aspects impacted by the collapse, detailed in the final version in the Environmental Reclaiming Plan (Arcadis Plan);

1.              Ichthyofauna, Avifauna, Small Mammals, Medium and Large Mammals, Herpetofauna;

2.              Bees;

3.              Vector control;

4.              Flora.

ii.               Indicators - diversity and species richness, density of species, no presence of contaminants directly or indirectly related to the collapse.

f.                Carrying out or funding the actions contained in the remediation plan and commitments made by VALE, seeking to promote regional tourism activities involving the ethnic aspects, natural heritage, family farming history, and the use of water for recreation, fishing and landscaping, observing the condition prior to the collapse;

g.               Detailed mapping for identification and characterization of archeological sites at sites where works and interventions linked to the fulfillment of the Settlement will be performed as set forth in the governing law;

h.              Reclaim any areas impacted by tailings and/or emergency works and/or decommissioning works of structures and/or by the environmental reclaiming works, according to legal standards, criteria and objectives in specific plans approved by the environmental agency;

i.                  Mitigation of all impacts, technically possible and feasible, caused in the territory by the temporary floating population associated with the works and interventions in the territory;

j.                 Improved of the urban Adequacy in the territory, due to the impact caused by the collapse of B-I, B-IV and B-IVA Dams, the subsequent tailings containment and handling works, the decommissioning works of the tailings containment and handling structures, and finally, the works for the implementation of the municipal park;

k.              j. Minimization of flood areas, risk of landslides in the territory, in relation to the negative impacts that directly result from the dam collapse.

l.                  k. Mitigation of environmental impacts from the interaction of vehicles used in the tailings containment and handling works, by the decommissioning works of the tailings containment and handling structures, and finally, by the municipal park implementation works;

2.              Junction of Ferro-Carvão creek to Juatuba:

a.              Full removal of the tailings or on site containment of tailings:

i.                  Indicators - bathymetry data, Intra and Extra flume cores, and solid discharge.

b.              For the possible use of containment structures on site:

i.                  Use environmentally adequate solutions, easily integrated with the environment;

ii.               Indicators - as built projects of all structures built by VALE as a result of compliance with the Settlement.

c.               Surface water, groundwater and sediment quality;

i.                  Return to the condition before collapse of B-I, B-IV and B-IVA Dams, according to applicable standards and available history;

ii.               In relation to the Human Health Risk Assessment and Ecological Risk Assessment, indicate the contaminated areas, the areas with human health and ecological risk, and the respective intervention/remediation measures - Reclaiming of contaminated areas. Indicators - surface water monitoring, groundwater monitoring, intra and extra channel sediment and soil cores.

d.              Fauna and Flora:

i.                  Return to the condition before collapse of B-I, B-IV and B-IVA Dams, according to available data detailed in the final version included in the Environmental Reclaiming Plan (Arcadis Plan);

1.              Ichthyofauna, Avifauna, Small Mammals, Medium and Large Mammals, Herpetofauna;

2.              Bees;

3.              Vector control;

4.              Flora.

ii.               Indicators - species diversity and richness, species density, absence of contaminants.

e.               Carrying out or funding the actions contained in the remediation plan and commitments made by VALE, seeking to promote regional tourism activities involving the ethnic aspects, natural heritage, family farming history, and the use of water for recreation and fishing;

f.                Detailed mapping for identification and characterization of archeological sites at sites where works and interventions linked to the fulfillment of the Settlement will be performed as set forth in the governing law;

g.               Reclaim any areas impacted by tailings and/or emergency works and/or decommissioning works of structures and/or by the environmental reclaiming works, according to legal standards, criteria and objectives in specific plans approved by the environmental agency;

h.              Mitigation of all impacts, technically possible and feasible, caused in the territory by the temporary floating population associated with the works and interventions on site.

3.              Juatuba to the Retiro Baixo reservoir:

a.              Full removal of the tailings or on site containment of tailings:

i.                  Indicators - bathymetry data, Intra and Extra flume cores, and solid discharge.

b.              For the possible use of containment structures on site:

i.                  Use environmentally adequate solutions, easily integrated with the environment;

ii.               Indicators - as built projects of all structures built by VALE as a result of compliance with the Settlement.

c.               Surface water, groundwater and sediment quality;

i.                  Return to the condition before collapse of B-I, B-IV and B-IVA Dams, according to applicable standards and available history;

ii.               In relation to the Human Health Risk Assessment and Ecological Risk Assessment, indicate the contaminated areas, the areas with human health and ecological risk, and the respective intervention/remediation measures - Reclaiming of contaminated areas. Indicators - surface water monitoring, groundwater monitoring, intra and extra channel sediment and soil cores.

d.              Fauna and Flora:

i.                  Return to the condition before collapse of B-I, B-IV and B-IVA Dams, according to available history, detailed in the final version included in the Environmental Reclaiming Plan (Arcadis Plan);

1.              Ichthyofauna, Avifauna, Small Mammals, Medium and Large Mammals, Herpetofauna;

2.              Bees;

3.              Vector control;

4.              Flora.

ii.               Indicators - species diversity and richness, species density, no presence of contaminants.

e.               Carrying out or funding the actions contained in the remediation plan and commitments made by VALE, seeking to promote regional tourism activities involving the ethnic aspects, natural heritage, family farming history, and the use of water for recreation and fishing;

f.                Detailed mapping for identification and characterization of archeological sites at sites where works and interventions linked to the fulfillment of the Settlement will be performed as set forth in the governing law;

g.               Reclaim any areas impacted by tailings and/or emergency works and/or decommissioning works of structures and/or by the environmental reclaiming works, according to legal standards, criteria and objectives in specific plans approved by the environmental agency;

h.              Mitigation of all impacts, technically possible and feasible, caused in the territory by the temporary floating population associated with the works and interventions in the territory.

4.              Retiro de Baixo Reservoir:

a.              Surface water, groundwater and sediment quality;

i.                  Return to the condition before collapse of B-I, B-IV and B-IVA Dams, according to applicable standards and available history;

ii.               In relation to the Human Health Risk Assessment and Ecological Risk Assessment, indicate the contaminated areas, the areas with human health and ecological risk, and the respective intervention/remediation measures - Reclaiming of contaminated areas. Indicators - surface water monitoring, groundwater monitoring, intra and extra channel sediment and soil cores.

b.              Fauna and Flora:

i.                  Return to the condition before collapse of B-I, B-IV and B-IVA Dams, according to available history, detailed in the final version included in the Environmental Reclaiming Plan (Arcadis Plan);

1.              Ichthyofauna, Avifauna, Small Mammals, Medium and Large Mammals, Herpetofauna;

2.              Bees;

3.              Vector control;

4.              Flora.

ii.               Indicators - species diversity and richness, species density, no presence of contaminants.

c.               Carrying out or funding the actions contained in the remediation plan and commitments made by VALE, seeking to promote regional tourism activities involving the ethnic aspects, natural heritage, family farming history, and the use of water for recreation and fishing;

d.              Detailed mapping for identification and characterization of archeological sites at sites where works and interventions linked to the fulfillment of the Settlement will be performed as set forth in the governing law;

e.               Reclaim any areas impacted by tailings and/or emergency works and/or decommissioning works of structures and/or by the environmental reclaiming works, according to legal standards, criteria and objectives in specific plans approved by the environmental agency;

f.                Technically possible and feasible mitigation of all impacts caused in the territory by the temporary floating population associated with the works and interventions in the territory;

5.              Stretch between UHE Retiro Baixo and UHE Três Marias:

a.              Surface water, groundwater and sediment quality;

i.                  Return to the condition before collapse of B-I, B-IV and B-IVA Dams, according to applicable standards and available history;

ii.               In relation to the Human Health Risk Assessment and Ecological Risk Assessment, indicate the contaminated areas, the areas with human health and ecological risk, and the respective intervention/remediation measures - Reclaiming of contaminated areas. Indicators - surface water monitoring, groundwater monitoring, intra and extra channel sediment and soil cores.

b.              Fauna and Flora:

i.                  Return to the condition before collapse of B-I, B-IV and B-IVA Dams, according to available history, detailed in the final version included in the Environmental Reclaiming Plan (Arcadis Plan);

1.              Ichthyofauna, Avifauna, Small Mammals, Medium and Large Mammals, Herpetofauna;

2.              Bees;

3.              Vector control;

4.              Flora.

ii.               Indicators - species diversity and richness, species density, no presence of contaminants.

c.               Carrying out or funding the actions contained in the remediation plan and commitments made by VALE, seeking to promote regional tourism activities involving the ethnic aspects, natural heritage, family farming history, and the use of water for recreation and fishing;

d.              Detailed mapping for identification and characterization of archeological sites at sites where works and interventions linked to the fulfillment of the Settlement will be performed as set forth in the governing law;

e.               Reclaim any areas impacted by tailings and/or emergency works and/or decommissioning works of structures and/or by the environmental reclaiming works, according to legal standards, criteria and objectives in specific plans approved by the environmental agency;

f.                Technically possible and feasible mitigation of all impacts caused in the territory by the temporary floating population associated with the works and interventions in the territory;

Três Marias Reservoir:

Surface water, groundwater and sediment quality;

Return to the condition before collapse of B-I, B-IV and B-IVA Dams, according to available history;

In relation to the Human Health Risk Assessment and Ecological Risk Assessment, indicate the contaminated areas, the areas with human health and ecological risk, and the respective intervention/remediation measures - Reclaiming of contaminated areas. Indicators - surface water monitoring, groundwater monitoring, intra and extra channel sediment and soil cores.

Fauna and Flora:

Return to the condition before B_I Dam collapse, according to available history:

Ichthyofauna, Avifauna, Small Mammals, Medium and Large Mammals, Herpetofauna;

Bees;

Vector control;

Flora.

Indicators - species diversity, species density, no presence of contaminants related to the collapse.

Carrying out or funding the actions contained in the remediation plan and commitments made by VALE, seeking to promote regional tourism activities involving the ethnic aspects, natural heritage, family farming history, and the use of water for recreation and fishing;

Detailed mapping for identification and characterization of archeological sites at sites where works and interventions linked to the fulfillment of the Settlement will be performed as set forth in the governing law,

Reclaiming of any area impacted by the tailings;

Technically possible and feasible mitigation of all impacts caused in the territory by the temporary floating population associated with the works and interventions in the territory;

Cava de Feijão:

No contamination of the groundwater table as a result of the use of the Cava de Feijão to receive the tailings excavated from the region between B-1 dam and the junction of the Ferro-Carvão creek with the Paraopeba river. It should be noted that all historical data available for this assessment and impacts related to VALE’s activity will be considered;

Indicators - groundwater quality monitoring, comparison with background areas, comparison with data before the start of disposal.

On identification of contamination, conduct studies of contaminated area management, indicating the contaminated areas, the areas with risk to human health and ecological risk, and the respective intervention/remediation measures - Reclaiming of contaminated areas.

Socio-environmental remediation of the areas for which the human health risk and ecological risk assessment studies indicate contamination and/or risk. For possible cases in which it is not possible to implement remediation measures, economic and physical relocation of the affected communities.

The macro indicators and other references of this nature provided for in this schedule shall always be applied in accordance with applicable Brazilian legal rules and technical standards, such as, but not limited to, the ABNT standards and regulations in force.

Schedule II.2 - Socio environmental compensation for already known damage

Amount: BRL 1,550,000,000.00

Type of obligation	Reference list of projects
Obligation to Do - Projects subject to technical and financial feasibility assessments, subject to the cap in the Schedule.	Disease Control on Dogs and Cats - Zoonosis control
Structuring of the Conservation Unit in Brumadinho and Serra do Rola Moça State Park Management
Strengthening of the Environmental Regularization and Reclaiming Program for water recharge areas
Implementation of a Reception Center, selection, transitional shelter, castration and referral of domestic animals for adoption
Implementation of the Somos Todos Água Program - Revitalization of Priority Areas
Implementation of water resources management tools in the Paraopeba river basin
Red lists - Preparation of lists of threatened flora and fauna species in Minas Gerais
Payment for environmental services to reclaim or restore native vegetation cover areas in the Paraopeba River Basin
State government action plan for the conservation of the São Francisco Basin Ichthyofauna
Universal basic sanitation in impacted municipalities - Modeling and Basic Project
Universal Basic Sanitation in impacted municipalities - Works
Fisheries zoning for the Minas Gerais portion of the São Francisco River Basin

SCHEDULE II.3 - WATER SECURITY PROJECTS

Amount: BRL 2,050,000,000.00

Type of obligation	Projects
Vale’s Obligation to Pay - Projects subject to technical and financial feasibility assessments, subject to the cap in the Schedule.

Interventions and Works to be performed under the responsibility and ownership of the State of Minas Gerais, to increase the resilience of the Paraopeba and Rio das Velhas Basins and thus ensure the water supply to the Metropolitan Region of Belo Horizonte - RMBH.

SCHEDULE III - MOBILITY PROGRAM

Amount: BRL 4,950,000,000.00

Type of obligation	Indicative list of projects
Vale’s Obligation to Pay - Projects subject to technical and financial feasibility assessments, subject to the cap in the Schedule.

Recovery of paved roads in poor condition, according to technical evaluation of the Transit Authority of Minas Gerais - DER-MG, completion of the structuring logistics corridor according to technical criteria of SEINFRA.

Implementation of the Beltway of Belo Horizonte Metropolitan Region
Supplementation of the federal funds to RMBH Subway
Construction of bridges in São Francisco, Manga and São Romão, over the São Francisco River.

SCHEDULE IV - PUBLIC SERVICE STRENGTHENING PROGRAM

Amount: BRL 3,650,000,000.00

Type of obligation	Indicative list of projects
Vale’s Obligation to Pay - Projects subject to technical and financial feasibility assessments, subject to the cap in the Schedule.	Preparation of a Water Safety Metropolitan Plan for the Metropolitan Region of Belo Horizonte
Logistics, technological, and collection restructuring of AGE’s overdue debts
Update of the Directive Plan for Integrated Development of the Metropolitan Region of Belo Horizonte - PDDI-RMBH
Preparation of a Water Safety Metropolitan Plan for the Metropolitan Region of Vale do Aço
Implementation of ARSAE-MG’s Regulatory Information System
Performance of engineering works and services in several CBMMG units
Implementation of CBMMG’s critical communication system for monitoring risk areas
Installation of kennels in CBMMG’s Operational Units
Restructuring of CBMMG’s Information Technologies
CBMMG fleet renewal, logistics modernization and replacement of materials
Expansion and strengthening of the Military Fire Brigade Academy
Southeast Corridor - Interconnection of public transport between the affected municipalities and the RMBH Subway Network (or alternative railroad that proves feasible)
Preparation of road projects - Brumadinho-Mário Campos-BR381
Preparation of road projects - Small bridges
Performance of road works - Caeté - Barão de Cocais and Barão de Cocais Bypass
Restructuring of FHEMIG Network Hospitals (Hospital Infantil João Paulo II, Hospital João XXIII, Hospital Júlia Kubitschek)
Acquisition of supply tank trucks
Capacity building through distance learning, in Civil Defense
Coexistence with Droughts - Construction of cisterns
Structuring and strengthening of the Civil Defense School
Georeferencing of protected cultural assets
Strengthening of Instituto Mineiro de Agropecuária’s structure and processes
Implementation of the Process Management System (BPMS) at Instituto Mineiro de Agropecuária (IMA)
Restructuring of the agriculture and cattle raising chemistry laboratory at Instituto Mineiro de Agropecuária
Revitalization of the Bolivar de Andrade Exhibition Park
Implementation of Ombudsman 4.0 and Mobile Ombudsman
Construction of the Police Station of Nova Lima

Construction of the Integrated Forensics Center of the Civil Police of Minas Gerais
Operational structuring of the Civil Police of Minas Gerais
Modernization of the civil and criminal identification - Digitization of the fingerprint records and name cards collection
Modernization of the aircraft of the Civil Police of the State of Minas Gerais
Project ABIS - Automated Biometric Identification System
Expansion of the coverage capacity of the aerial network of the Military Police of Minas Gerais
Expansion of the digital radio network in the hinterland of State of Minas Gerais
Strengthening of the covert activities of the Minas Gerais Military Police - Acquisition of motorcycles for the ROTAM Battalion
Strengthening of the military health care
Individual police and Minas Gerais citizen protection
Rural and Risk Areas Security
Agriculture and Cattle Raising Chain Development Plan
Strengthening of tourism competitiveness in Minas Gerais
Surveys, Trends and Monitoring of Culture and Tourism
Minas Gerais Integrated Tourism Development Plan
Preparation of management tools for sustainable and competitive mining development - Strategic Environmental Assessment
Elaboration of management tools for the development of sustainable and competitive mining - Preparation of the Minas Gerais State Mining Plan
Gas pipeline - Paraopeba Basin trunk line
Improvement of the infrastructure of municipalities through completion of ongoing agreements
Flood Prevention - Construction of Containment Basins on Ferrugem Stream
Flood Prevention - Expropriation for construction of containment basins on the Riacho das Pedras stream
Revision and updating of the PELT - Plano Estratégico de Logística de Transportes de Minas Gerais (Minas Gerais’ Strategic Transportation Logistics Plan)
Social reintegration and humanization of the prison system
Expansion of state-owned gas stations
Capacity building of municipal managers
Structuring of the Environmental Museum
Improvement in the logistics and energy structure of Cidade Administrativa
Completion of works and equipping of Regional Hospitals
Technical and financial feasibility study and management model and Implementation of the Minas Gerais Center for Disease Control and Health Surveillance
Fire Prevention and Fighting Actions in State Conservation Units

Release areas under the Wild Animal Release Areas Project - ASAS
Consolidation of the conservation units in the state of Minas Gerais
Construction and/or maintenance of Screening and Reclaiming Centers for Wild Animals in the state of Minas Gerais
Technical consulting on the de-characterization of I and II dams of Mundo Mineração Ltda.
Strengthening of the inspection structure of the State Environmental System
Implementation of the software plant to build the environmental governance system
Maintenance of conservationist nursery and breeding grounds
Actions to deal with COVID-19
Strengthening and technological restructuring of the State Comptroller General

SCHEDULE V - LEGAL INSTRUMENTS OF SETTLEMENTS RELATED TO THE COLLAPSE

BRUMADINHO

Pará de Minas TAC: signed on 03/15/19 and ratified on 04/04/19.

Subject Matter: Until construction, completion and full operation of the pipeline, it will perform the raw water catchment and supply at the junctions of Moreira and Cova Danta streams and storage in the nearby lagoon (sand box), through the implementation of a dam, installation of machinery sufficient to catch up to 96 liters per second and the interconnection of the catchment to the pipeline owned by the CONCESSIONAIRE. Also as a mitigating solution, it undertakes to supply drinking water to the population of the Municipality of Pará de Minas. It also undertakes to drill sufficient artesian wells within 60 days, to ensure a new water availability of at least 25 liters per second and within 90 days, wells that ensure at least 50 liters per second. Provide and bear the costs to obtain authorizations, licenses, easements, expropriations, and grants needed to carry out the works.

COPASA TAC: signed on 07/08/19 and ratified on 08/06/19.

Subject Matter: “Funding of audit services to provide information to the parties and competent State agencies, regarding the re-establishment of water catchment by COPASA, which was impacted by the collapse, restoring the water supply to the pre-collapse condition.” Carry out all action plans to remedy the impacts of the collapse on the water catchment of Belo Horizonte Metropolitan Region - RMBH and other impacted municipalities, and to protect the integrity of the RMBH water supply system in view of the risk of collapse of other VALE structures and dams along the Rio das Velhas. Perform all emergency measures needed to remedy the impacts caused by the collapse in the water catchment of the RMBH and all other impacted municipalities, restoring it to the previous conditions, and to carry out all emergency measures necessary to minimize the impacts of any shortage of treated water supply in RMBH and other impacted municipalities, upon proof based on AECOM’s technical assessment that the lack of supply results from the collapse.  Build at its own expenses a new water catchment point on Paraopeba River assigned by AECOM, 12 km upstream from COPASA’s water catchment point to the Rio Manso water treatment plant, upstream from the collapse point, and other operational units necessary to carry the water, completing the works by September 30, 2020. “Implement the works already agreed upon by the parties, for installation of cofferdam floodgates to protect COPASA’s catchment and substation on Rio das Velhas. “ Prepare engineering projects and the necessary studies for the implementation of a supplementary treatment system to be installed in the water treatment plant operated by COPASA in Rio das Velhas, to enable water treatment in this river in case of a hypothetical collapse of a tailings dam upstream the water treatment plant. Fund the acquisition and transfer to COPASA of an area where the new  water catchment will be built, as well as all other operational units needed to convey water to the Rio Manso treatment station. Contract or supply products and/or services necessary and technically adequate for the performance by COPASA, the STATE OF MINAS GERAIS, their acting agencies and indirect administration, of the works and measures listed in the Agreement.

Psychosocial TAC: signed on 01/18/19 and ratified on 08/20/19.

Subject Matter: Transfer the amount of BRL 2,636,522.79 to the Municipality of Brumadinho, to fund the temporary hiring of workers for a period of six months.  Acquire and deliver the equipment and supplies described in Schedule II of the Agreement to the Municipality of Brumadinho, as well as provide the leasing of 20 vehicles to transport the health and psychosocial teams, and real estate to house the emergency health and psychosocial care. Retain under its full responsibility, one of the following companies for independent external auditing: Ernst & Young, KPMG, Deloitte, and Pricewaterhouse Coopers (PwC).

Amendment to the Psychosocial TAC: signed on 07/29/19 and ratified on 08/20/19.

Subject Matter: Transfer the amount of BRL 25,484,436.50 to the Municipality of Brumadinho, to fund the temporary hiring of workers, as well as the compensation of the already hired personnel.  Transfer the amount of BRL 622,420.37 to the Municipality of Brumadinho. Transfer the amount of BRL 49,933.90 to improve the services provided by the NUPIC in the municipality of Brumadinho. To transfer the amount of BRL 4,152,099.76 to meet the held up demands from the Health Department of the Municipality of Brumadinho. Acquire and transfer to the Municipality of Brumadinho a surgical table for the Polyclinic block. Acquire and deliver the equipment and supplies described in Schedule V of the Amendment to the Municipality of Brumadinho.

Amendment to the COPASA TAC: signed on 10/21/19 and ratified on 10/24/19.

Subject Matter: implement (equip, energize, interconnect, treat, and fund the operation) an estimated 50 deep wells to serve 40 essential customers located in the SBP and SRV, as listed in SCHEDULE II, with an estimated volume for full service of those places of 80 ml/day of water. Bear all costs related to the operation of the wells, including for engagement of the selected company.

Water Management TAC: signed on 11/13/19 and ratified on 11/21/19.

Subject Matter: Funding of the independent technical and environmental audit to assess and ensure the reliability of (i) the monitoring plan for surface water and sediment quality in the Paraopeba and São Francisco river basin; (ii) plan for surface water quality monitoring; (iii) drinking water distribution program for the population affected by the collapse; (iv) sediment transport studies, to be carried out by VALE; and (v) program to transfer the management of the monitoring and data generated to IGAM.  Perform and fund all plans, programs and studies described above.

Water Resilience Commitment Agreement: signed on 02/07/20 and ratified on 02/13/20.

Subject Matter: Carry out technical and environmental feasibility assessment of structuring interventions (new run-of-river catchment, supply and reservation in Ribeirão da Prata, in the region called Ponte de Arame do Rio das Velhas - 2,000 L/s, in Ribeirão Macaúbas - 2,500 L/s; expansion of the Manso River System - 9,000 L/s; Transfer pipeline between the Paraopeba Basin and Rio das Velhas Systems - 3,200 L/s), to ensure that RMBH’s current hydric demand corresponding to 15,000 L/s, is met. Carry out and fund all assessments, analyses, and measures required to fulfill the Agreement, including contracting or supplying products and/or services, as well as reimbursing the expenses incurred. Prepare basic engineering projects of the structuring interventions selected based on criteria set in the Feasibility Assessments, to ensure that the RMBH’s current hydric demand corresponding to 15,000 L/s, is met.

Federal Government TAC: signed on 03/13/19 and ratified on 03/15/19 (extension occurred on 04/13/20).

Subject Matter: Contracting and funding of a laboratory to analyze samples to be collected from alternative collective and individual water supply solutions, whose catchments from underground springs are located up to 100 meters from the banks of the Paraopeba River in the municipalities along the stretch that may have been impacted by the event.

Hearing held on 06/19/19 (João Monlevade): signed and ratified on 06/19/19.

Subject Matter: Project to survey the costs to install an alternative water catchment system (installation of new catchment points at Ribeirão D’Carmo and Ribeirão Bexiga).

Civil Defense TAC: signed on 11/20/20. Pending ratification.

Subject Matter: Acquisition and transfer by VALE of assets to the Civil Defense of Minas Gerais, to integrate a set of compensatory actions for the benefit of the State of Minas Gerais.

Fire Department TAC: signed on 11/17/2020. Pending ratification.

Subject Matter: Acquisition and transfer by VALE of assets to the Fire Department of Minas Gerais, to integrate a set of compensatory actions for the benefit of the State of Minas Gerais.

Settlement in Lieu of Environmental Penalty: signed on 07/11/19 and ratified on 03/27/20.

Subject Matter: Contract the INCT Diagnostic and Proposition Plan within 30 days as from signature of the Instrument.  After completion of said Plan, the parties will establish upon mutual agreement within 120 days, an Executive Project providing for the specific measures to be implemented, as well as the conditions and deadlines for such implementation - always subject, in any event, to the maximum assigned amount, corresponding to BRL 54,391,445.00.  Allocate the required funds to implement the projects, works and initiatives provided for in item (i) of Clause One and perform, by itself or third parties, the measures of socio environmental nature to be established in the Executive Project, according to the terms, deadlines and conditions thereunder, in any event subject to the joint cap amount of BRL 108,782,890.00. Regarding the projects and measures to be carried out or implemented under the Instrument, whenever VALE is responsible for performing them by itself or by a third party, it shall forward to the Municipality (i) weekly Monitoring and Follow-up Reports, until the final implementation of these projects and measures; and (ii) Account-Rendering Report.

Settlement in Lieu of Environmental Fine - IBAMA: signed on 07/06/20 and ratified on 08/27/20.

Subject Matter: Make a deposit into court of BRL 250 million. Invest up to BRL 150 million in the National Parks of Serra da Canastra, Caparaó, Serra do Cipó, Serra do Gandarela, Cavernas do Peruaçu, Grande Sertão Veredas and Sempre-Vivas, all of them in the State of Minas Gerais, enabling the strengthening of these conservation units and increase of ecotourism activity through works (infrastructure, renovation or implementation), fencing and signaling, strengthening and supporting management plans, handling plans whenever they are absent or outdated, fir, when absent or outdated, firefighting, trail demarcation and adaptation. The investment will be made according to the Program to be submitted by Vale within six (6) months from the final and unappealable decision of the court ratification provided for herein. The Program is subject to assessment by ICMBio within fifteen (15) days after receipt thereof, and after approval, within fifteen (15) by the Monitoring Group provided for in the Instrument.  Send to IBAMA, ICMBio, and the Ministry of the Environment, on a semi-annual basis, (i) monitoring and follow-up reports, detailing the physical and financial execution until the final implementation of these projects and measures; and (ii) Account-Rendering Report. The projects approved thereunder shall be promoted or implemented by Vale within no more than 36 months as from the date of their approvals, extension allowed in case of grounded needs.

AECOM TAC: signed on 02/15/19 and ratified on 04/04/19.

Subject Matter: Contracting of AECOM for independent technical and environmental audit services to check the safety and stability of the remaining structures at Paraopeba II Complex - Córrego do Feijão Mine, as well as all other structures that may be built to promote the containment of tailings that leaked from the collapsed dams; as well as check the effectiveness of the reinforcement measures being adopted by VALE on the remaining structures - Note: As to this TAC there is a partial novation, limited to the environmental aspect comprised in this settlement. In the event AECOM is not to retained auditor under this new settlement, AECOM’s scope in the TAC dated 02/15/2019 may be reduced.

SCHEDULE VI - LEGAL INSTRUMENTS RE-RATIFIED, NOVATED OR DISMISSED BY THIS SETTLEMENT

VI.1 - Re-ratified

Settlement Agreement for Temporary Hiring: signed on 02/28/20 and ratified on 03/19/20.

Subject Matter: Transfer of the amounts, for 24 months as from publication of the aforementioned notices of the simplified processes, for each of the open positions that will be filled by temporary public agents by the State of Minas Gerais, FHEMIG, IMA, FUNED, IGAM, IEF, FEAM, DER, IEPHA, EMATER, and EPAMIG, as well as for outsourced employees. Funding of the charges, increments, and other advantages that may be due to the hired public agents. It will be subject to recourse for any sums owed by the state, independent governmental agencies or foundations, by EPAMIG and EMATER.

VI.2 Novated

IGAM Commitment Agreement:  signed on 11/13/19 and ratified on 11/21/19.

Subject Matter: Provision by AECOM do Brasil of independent technical and environmental audit services to the Prosecution Office of Minas Gerais (MPMG) and competent state agencies to assess and ensure reliability: (i) of the monitoring plan for surface water and sediment quality in the Paraopeba and São Francisco river basin; (ii) plan for surface water quality monitoring; (iii) drinking water distribution program for the population affected by the Collapse, currently carried out by Vale; and (v) the program to transfer the management of the monitoring and data generated to the Minas Gerais Water Management Institute - IGAM, to be funded by Vale.

VI.3 - Dismissed

General Fauna TAC: signed on 09/23/19 and ratified on 10/11/19.

Subject Matter: Preparation/updating of emergency response plans focused on wildlife issues for all structures, with effectiveness ensured by funding of an independent technical audit.

Preliminary Agreement for Emergency Payment: signed and ratified on 02/20/19.

Subject Matter: Monthly payments to all people who up to the date of the dam collapse, were fully registered with the Electoral Court, the Municipal and State Departments of Agriculture, CRAS or SUAS in the localities of Brumadinho and also in the communities within 1km of the Paraopeba riverbed from Brumadinho and other municipalities along the Paraopeba river channel, to the city of Pompeu in the Retiro Baixo reservoir, under the following terms: one minimum wage per adult, half a minimum wage per adolescent, and 1/4 of a minimum wage per child, for a period of one year from the time the dam collapse.

Agreement for Reimbursement and Supply of Emergency Measures to the State of Minas Gerais: signed and ratified 03/07/19.

Subject Matter: Contract or supply products and/or services that are necessary and technically adequate for execution by the State, its acting agencies and its Indirect Administration, of the emergency works related to the collapse. Reimburse the State, its acting agencies, and its Indirect Administration for all emergency expenses related to the collapse. Maintain a deposit into court of BRL 500 million, as security.

Renewal of the Emergency Payment: signed and ratified on 11/28/19.

Subject Matter: Continued emergency payment for a further 10 months starting on January 25, 2020, of one minimum wage per adult, half a minimum wage per adolescent and 1/4 of a minimum wage per child, for the persons who on the date of collapse provenly lived in the communities of Córrego do Feijão, Parque da Cachoeira, Alberto Flores, Cantagalo, Pires and on the banks of Córrego Ferro-Carvão. Continued emergency payment for a further 10 months as from January 25, 2020, for affected people, including those living in locations other than those mentioned, who are currently participating in the following support programs developed by VALE: housing, social assistance, agriculture and cattle raising, and assistance to local producers. For other persons not included in the above criteria, and are already receiving the emergency payment established at the hearing on 02/20/19, continued payment, also for a further 10 months, as from January 25, 2020, of the amount equivalent to 50% of the previously agreed amounts.

SCHEDULE VII - DISMISSED OR SUSPENDED REQUESTS IN PUBLIC-INTEREST CIVIL ACTIONS

Public-Interest Civil Action - ACP	Petition	Request	Definition
5026408-67.2019.8.13.0024	Amendment

10.2.1 - Impose on defendant the emergency measures to be implemented for interruption, mitigation, reclaim and full remediation of socio environmental and socio economic damage caused by the collapse of the dam in
Córrego do Feijão Mine, in Brumadinho - Minas Gerais;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5026408-67.2019.8.13.0024	Amendment

10.2.15 - Obligation for defendant to pay, within ten (10) days from the choice by the communities affected by the collapse of the dams, to engage entities that will provide independent technical advice to the affected persons;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5026408-67.2019.8.13.0024	Amendment

10.3.3 - to carry out, at its own expense, the global
socio economic recovery approved by the competent agencies, ensuring at least:
i. the cleaning and reconstruction of affected settlements, with proper relocation of the affected population; where necessary; ii. reconstruction of roads, bridges, ducts, basic sanitation equipment and electric transmission lines, destroyed or damaged by the accident; iii. full social and economic reactivation of the State of Minas Gerais and the Municipalities affected by the collapse of the dams; iv. payment of a maintenance allowance to all affected people until the socio economic and socio environmental conditions and livelihoods of all people are fully restored.

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5026408-67.2019.8.13.0024	Collective Damage

c) Compensation for the damage caused to “Berros II” archeological site, in an amount not less than three hundred and sixty-one thousand, two hundred and fifty reais (BRL 361,250.00), as stated in item 4.4.2.II, to be deposited to the Fund for Natural Rights of the Prosecution Office (FUNEMP), without prejudice to the measures that may be required by IPHAN.

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5026408-67.2019.8.13.0024	Collective Damage	5) Granting the request for injunctive relief to the cultural environment (4.1, item “e” and final requests II and IV),as below:	Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)

5026408-67.2019.8.13.0024	Collective Damage

a) Considering that the party that caused the damage cannot be left with the sole responsibility for diagnosing the extent of its liability, Plaintiffs and the Amici Curiae request that defendant be ordered to present in court a full diagnosis of the damage to the cultural environment, mentioning: a) the methodology for developing the diagnosis, including with regard to the participation of the population; b) the inclusion of the uncontroversial damage mentioned in this case record; c) analysis of all other damage already pointed out by the parties; d) compliance with the attached reports, produced by the MPMG and the technical advisors and by the State of Minas Gerais, addressing in the diagnosis all the damage mentioned therein; e) consultation and approval of all instances of cultural heritage protection according to competence (municipal councils of cultural heritage, IEPHA, IPHAN, CECAV etc.);

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5026408-67.2019.8.13.0024	Collective Damage	b) With the insertion in the record, a request is made to submit the diagnosis to the parties, including advisors, for examination;	Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5026408-67.2019.8.13.0024	Collective Damage	c) In the event of a controversy, an evaluation of the diagnosis by the CTC-UFMG is requested, to check its adequacy and sufficiency;	Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5026408-67.2019.8.13.0024	Collective Damage

d) after completion and approval of the diagnosis by all competent entities, including the parties, the defendant be ordered to prepare, obtain approval by all competent cultural protection agencies (federal, state and municipal, according to the protection level of the asset), and submission to this court of plans for the global recovery of the damage - contemplating the damage contained in the diagnosis approved by the parties and the court - with presentation of: (I) program for restoration of the tangible heritage assets, including archeological and speleological, that can be restored, according to the request for injunctive relief 4.1, “e”, I, and final requests II and IV, item “c.1”; (II) program to safeguard the intangible heritage of all the affected municipalities, according to the injunctive relief
4.1, “e”, II and final requests II and IV, item “a”, “b”, “c.1”; (III) program to reestablish the tourist and landscape heritage, with requalification of the affected sites, according to injunctive relief 4.1, “e”, III and IV, and final requests II and final request IV, item “c.1”; (IV) compensation/indemnity plans for

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)

damage to the cultural environment irreparable by restoration or safeguard measures.
5026408-67.2019.8.13.0024	Collective Damage

e) that: e.1) the preparation of the plans and programs, as well as their performance, be fully monitored by multidisciplinary technical teams, with Annotation of Technical Responsibility; e.2) include all the damage listed in the diagnosis (including the damage caused in the second wave, based on works performed by defendant for the recovery and/or mitigation of the damage originally caused; and the damage caused to traditional communities that are not within the territorial limit initially established for the payment of emergency aid); e.3) respect the legislation in force and contemplate the adoption of the best available techniques, containing short, medium, and long term targets and objectives, as well as performed schedules to be strictly complied with; e.4) be submitted for approval and monitored by the competent public agencies, with defendant making all the adjustments required by them, including in relation to execution schedules, and prepare reports of compliance, on monthly basis or within shorter periods, as required by the competent agencies; e.5) defendant ensure the social participation in the adequacy of the prepared plans/programs; e.6) the right to information be ensured, providing this case record and an electronic media with all information about the prepared plans/programs, as well as about their execution, within thirty (30) days. (Requests for Interlocutory Relief 6 and 7); e.7) the plans and programs must take into consideration the information, surveys, assumptions and recommendations contained in the reports produced by MPMG and by the Technical Advisors Aedas, Guaicuy and Nacab (attached);

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5026408-67.2019.8.13.0024	Collective Damage

f) that defendant be ordered to present proof in the case record of compliance with the measures required above, inserting copies of plans and programs, together with receipts and resolutions of the competent agencies, within ten (10) days from the date of the acts;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5026408-67.2019.8.13.0024	Collective Damage	h) lastly, that defendant submit evidence of the measures provided for in the duly approved plans and programs, audited by company AECOM and information thereof in the case record;	Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)

5026408-67.2019.8.13.0024	Collective Damage	11) That defendant be ordered to evidence the actions taken to mitigate and recover the socio-environmental damage already identified by the company;	Dismissal with prejudice - Civil Procedure Code -

CPC, article 487, III, b)
5026408-67.2019.8.13.0024	Amendment

10.3.2 - to carry out, at its own expense, the global plan of socio environmental recovery approved by the competent environmental agencies, ensuring at least: i. the dredging, transportation, treatment and disposal of sludge sediments discharged into Paraopeba River, its affected affluents, streaks and tributaries, removing them to an adequate location indicated by the environmental authorities, as well as the mud deposited on the banks of the aforementioned water agencies; ii) the restoration of the forests and the lands on the sides of Paraopeba River,  especially the Permanent Preservation Areas (APP) related to affected water agencies; iii. the recovery of the flora and fauna of the Paraopeba River and the entire affected area, reintroducing, based on a technical project to be submitted to the competent environmental agencies, within thirty (30) days, native species of the regions affected by the environmental disaster, giving priority to endemic species at risk of extinction iv. the promotion of all necessary and sufficient measures for the possible decontamination of the Paraopeba River, should it be proven that the tailings were also composed of any toxic substance of any origin (heavy metals, chemical inputs used by the mining company, or any other substance unfit for human consumption or harmful to the survival of plants and animals) that were deposited in the Paraopeba River as a result of the environmental disaster; v. that defendant, as a measure of compensation for the degradation that occurred and to speed up the recovery of the Paraopeba River, invest in a program to improve the Sewage and solid waste Collection and Treatment, until the level of coverage reaches eighty percent (80%) of the urban population located on the banks and proximities of the Paraopeba River; vi. the adoption of a program to recover springs in the Paraopeba River basin, as a way to harness and facilitate the flow of a larger volume of water in order to accelerate the recovery of the affected water body; vii. adoption of a program that ensures alternatives to water catchment in relation to Paraopeba River, as well as ensures the mitigation of losses in the supply systems, in terms of technical specifications of the National Water Agency and the state and municipal water and sewage companies; viii. the adoption, due to the extermination of the aquatic biodiversity of Paraopeba River, of a technical and financial

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b. Reservation: regarding indigenous people, the dismissal will be deemed without prejudice.

support program for Fishermen, Indigenous Peoples, Traditional Populations and Small Rural Producers, as a means to guarantee subsistence and income alternatives; ix. the adoption of an environmental education program that enables the mobilization of the population for a Restoration Plan of the Paraopeba River, that contemplates the Awareness and Emergency Preparedness Program at Local Level - APPEL, developed by the United Nations Environment Program; x. the establishment of a monitoring program, project structuring and monitoring of the Paraopeba River Environmental Restoration Plan, ensuring transparency in the application of resources and favoring institutional and social dialogue with the entities and population involved. xi. preparation of a program for the safety of the tailings dams, with presentation of studies, assessment and proposals for the adoption of measures that guarantee the safety of Defendant’s dams, including the preparation of specific contingency plans for each unit and as one of the compensatory measures, the obligation to implement an efficient electronic control system to be made available and implemented at Defendant’s expense with technology fit to all existing upstream technology dams in Minas Gerais;

5026408-67.2019.8.13.0024	Complaint

a) OPENING OF A SPECIFIC JUDICIAL ACCOUNT AND JUDICIAL AUTHORIZATION for
the State of Minas Gerais to use all frozen funds immediately as described in the subsequent items, necessary to meet the urgent demands of victims, people, animals, municipalities and the environment affected by the disaster, on any account, and render accounts to this Court of the measures adopted and amounts used, the funding for any other purposes not connected to the subject of this action prohibited;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5026408-67.2019.8.13.0024	Complaint

b) ADJUDICATION OF FREEZE of financial assets, via BACENJUD, subject to the limit equivalent to one billion reais (BRL 1,000,000,000.00), existing in any bank accounts of the parent company of VALE S.A, as well as of those in the list of branches in Schedule I, to comply with item “a”.
of this petition;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)

5026408-67.2019.8.13.0024	Complaint

c) ADJUDICATION OF FREEZE of all shares held by defendant (and not  third parties) and traded in the Stock Exchange Markets of Rio de Janeiro, São Paulo (Dovespa), Madrid (Latibex), New York Stock Exchange (NYSE) and NYSE Euronext Paris, subject to the limit equivalent to twenty billion reais (BRL 20,000,000,000.00), by  VALE’s parent company as well as by the branches listed in the Schedule, with the issuance of the applicable notices, including through the Ministry of Foreign Affairs: Palácio Itamaraty, Esplanada dos Ministérios - Bloco H, Brasília/DF - Brazil, CEP 70.170-900, to comply with item “a” of this petition;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5026408-67.2019.8.13.0024	Complaint

d) ADJUDICATION OF FREEZE of real estate properties or security interests in the name of defendants, through the National Center for Freeze of Assets - eNIB, as authorized by the rule in Article 184 of the National Tax Code - CTN and Article  4, paragraph 3, of Law
8.397/1992, combined with Article 1.024-K, paragraph 8, of Administrative Act no. 260/13 of the CGJ/TJMG and CNJ Administrative Act  39/2014, with reservations to the non-freeze set in law, subject to the limit equivalent to twenty billion reais (BRL 20,000,000,000.00) of the parent company of VALE S.A., as well as of those in the list of subsidiaries in the Schedule, to comply with item “a” of this petition;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5026408-67.2019.8.13.0024	Complaint

e) issuance of a freeze order via RENAJUD, determining the freeze of any automobile ownership records in the name of defendants, equivalent to twenty billion reais (BRL 20,000,000,000.00) of VALE S.A.’s parent company, as well as of those in the list of subsidiaries in Schedule 1, to comply with item “a” of this petition;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5026408-67.2019.8.13.0024	Complaint

f) attachment of the marks VALE S.A. and VALE MANGANÊS at the INPI - Instituto Nacional de Propriedade lndustrial (Brazilian Patent and Trademark Office), with issuance of an official letter to that independent governmental agency to inform of the freeze of the mark until further order from this court, to comply with item “a” of this petition;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5026408-67.2019.8.13.0024	Complaint

g) PROVISIONAL ATTACHMENT of ten percent (10%) of the NET SALES, meaning the gross sales minus state taxes, of VALE S.A.’s parent company, as well as of the branches in the list in Schedule I, month by month, as set forth in article 324, paragraph 1, 11, and 111 of the CPC, until the amount of effective compensation for all

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)

emergency damage caused by the disaster is reached, to comply with item “a’ of this petition;
5026408-67.2019.8.13.0024	Complaint

h) ORGANIZATION of said DICTUM Institute (CNPJ 16.454.61710001-17), to perform the duty of administrator-depositary, at the defendants’ expense, pursuant to article 677 and article 655-A, paragraph 3 of the Civil Procedure Code;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5026408-67.2019.8.13.0024	Complaint

i) DETERMINATION for the trustee to make a deposit of the judgment lien amount each month into an interest-bearing judicial account, at the disposal of this court, on the 5th business day of each month (or on another date to be suggested by the trustee-depositary, each month), rendering account in this case record until the amount of twenty billion reais is reached;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5026408-67.2019.8.13.0024	Amendment

10.2.2 - Impose on defendant the obligation to provide all means and conditions necessary for the full remediation of the socio environmental and socio economic damage caused by the collapse of the dam of Córrego do Feijão  Mine in Brumadinho - Minas Gerais;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5026408-67.2019.8.13.0024	Amendment

10.2.4 - Determine that the amounts spent by defendant to comply with the obligations such as donations, assistive actions or supply of products or service cannot be computed, deducted, or offset
against the amounts to be set as full remediation or compensation for the socio environmental and socio economic damage caused by the collapse of the dam in
Córrego do Feijão Mine, in Brumadinho - Minas Gerais;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5026408-67.2019.8.13.0024	Amendment

10.2.7 - Require defendant to adopt all necessary measures for the full stanching of entrainment of the volume of tailings and sludge that is still leaking from the collapsed dams, including to build and operate emergency structures for sediment containment and/or on-site treatment systems for water and tailings que leaked with the collapse of the dams of Córrego do Feijão Mine, to maximize efficiency of the containment systems and minimize the impact associated with the continued transportation of sediments to
Paraopeba river, its affluents or other watercourses.

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)

5026408-67.2019.8.13.0024	Amendment

10.2.8 - Require defendant to present, within a non-extendable period of sixty (60) days, a tailings handling and removal plan, prepared with extensive knowledge and ensuring the participation of the affected people, covering the entire area affected by the material that leaked with the collapse of dams in Córrego do
Feijão Mine, and to submit it to the competent agencies for analysis, and to all other signatories, for knowledge.

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5026408-67.2019.8.13.0024	Amendment

10.2.9 - Require defendant, once the tailings handling plan is approved, to start the immediate removal of the volume of tailings discharged by the collapse of the dams of Córrego do Feijão Mine, providing the 6th
State Tax Court and the Independent Agencies of the Judicial District of Belo
Horizonte - Minas Gerais and the competent authorities with month report on the activities and the results obtained.

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5026408-67.2019.8.13.0024	Amendment	10.2.12 - Require defendant’s immediate adoption of urgent measures to prevent tailings from contaminating the spring and water catchment sources, as well as any other river watercourse;	Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5026408-67.2019.8.13.0024	Amendment

10.2.13 - Order defendant to provide drinking water to the affected people and appropriate water for all other purposes, until proof that the water is fit for human, animal, and agricultural consumption;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5026408-67.2019.8.13.0024	Amendment

10.2.14 - Require defendant to immediately control the proliferation of synanthropic species (rats, cockroaches, etc.) and vectors of diseases transmissible to people and animals in the vicinity of residences and communities, by itself or by a duly contracted specialized company, presenting proof of the adopted measures to the court within five (5) business days;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)

5026408-67.2019.8.13.0024	Amendment

10.2.16 - Require defendant to pay for the execution, by an independent, competent and recognized entity (or entities), of a global plan for socio environmental recovery of the Paraopeba River Basin and the entire degraded area, within ninety (90) days, after complying with the determinations and parameters of the competent environmental agencies, with detailed description of the actions to be developed, schedule for execution of the respective actions, as well as the disbursement schedule of the respective funds for the full execution of the project.

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5026408-67.2019.8.13.0024	Amendment

10.2.17 - Require defendant to pay for the performance, by independent, reputable and capable entity (or entities), of a global socio economic recovery plan for the population affected by the disaster in the STATE OF MINAS GERAIS and the affected MUNICIPALITIES, within ninety (90) days, according to the determinations and parameters of the competent agencies, with a detailed breakdown of the actions to be developed, timeline for the execution of the respective actions, as well as the disbursement schedule of the respective adequate funds for the full execution of the project;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5026408-67.2019.8.13.0024	Amendment

10.2.18 — Require defendant to submit and perform a remediation plan for the obstructed local thoroughfares, escape routes and transportation means for the
local production, including by making transportation available.

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5026408-67.2019.8.13.0024	Amendment

10.2.19 - Require defendant to contract or supply products and/or services necessary for the State of Minas Gerais, its bodies and its Indirect Administration, to execute the works required in view of the collapse of the dams in Córrego do Feijão Mine.

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5026408-67.2019.8.13.0024	Amendment

10.2.20 - Require defendant, without prejudice to the provisions of the preceding clause, to reimburse the State of Minas Gerais, its bodies and its Indirect Administration for all expenses incurred directly or indirectly, or increased by the collapse of the dams in Córrego do Feijão Mine

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)

5026408-67.2019.8.13.0024	Amendment	10.2.21 - Determine that the payment provided for in item 10.2.20 and the hiring provided for in item 10.2.19 be made immediately by defendant, after direct demand from the Government.	Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5026408-67.2019.8.13.0024	Amendment

10.2.22 - Order defendant to retain under its full responsibility, consultancy company(ies) for the independent external audit activities, which will monitor defendant’s activities, both of accounting and
financial, and finalist nature according to effectiveness and efficiency indicators, and to publicize the information obtained from the reports produced.

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5026408-67.2019.8.13.0024	Amendment

10.3.5 - based on article 324, paragraph 1, items I, II and III of the Civil Procedure Code, an order for defendant to remediate to the fullest extent possible, all consequences resulting from the collapse of the dams, subject matter of the dispute, that may be identified during the progress of the case;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5026408-67.2019.8.13.0024	Amendment

10.3.6 - to reimburse all the expenses that the Government incurred - and those that will certainly arise during the progress of this case - with human resources, materials, services and other expenses that were and may be necessary in view of the collapse of the tailings dam in Feijão Mine, which reimbursement to the
public treasury must be made immediately, upon submission of the respective expense.

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5026408-67.2019.8.13.0024	Amendment

10.3.7 - to make monthly payment for a minimum period of thirty-six (36) months to the STATE OF MINAS GERAIS, irrespective of reduced economic activity, of the amounts corresponding to the tax collection, at a
minimum level calculated by the average for the past twelve (12) months that preceded the collapse of the dams, on account of reconstitution of the tax collection, to be awarded by the judge;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)

5026408-67.2019.8.13.0024	Amendment

10.3.8 - Thus, defendant must be ordered to implement measures to reactivate the tourist activity in the entire affected region, with a request  for a special measure, without prejudice to other measures, of recovery and reactivation of the  railway between Belo Horizonte — Brumadinho — Águas Claras - Eldorado, with the provision of passenger trains with space for luggage, and the building of two stations in two tourist spots in the Judicial District of Brumadinho, according to the attached map.

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5026408-67.2019.8.13.0024	Amendment	10.3.9 - payment of compensation for non-pecuniary damage, in an amount not less than five billion reais (BRL5,000,000,000.00), to be reverted to the State Fund for the Environment.	Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5026408-67.2019.8.13.0024	Amendment

10.4.0 - constitution of a capital provision of ten billion reais (BRL 10,000,000,000.00) at the disposal of the STATE OF MINAS GERAIS, linked to this Ven.  Court, for full remediation of the socio environmental and socio economic damage caused, to ensure the full restoration of the existing environmental and social conditions of the affected areas before the environmental disaster;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5026408-67.2019.8.13.0024	Amendment	10.4 - A daily fine in the amount of one million reais (BRL 1,000,000.00) for non-compliance with any obligation imposed in the decision.	Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5026408-67.2019.8.13.0024	Collective Damage

1) the immediate judgment - by partial decision on the merits - of the following claims, with an order for defendant to pay: a) indemnity/compensation for collective moral damages and social damages, in the amount of twenty-eight billion, fifteen million, six hundred and sixty-seven thousand, one hundred and fifty-seven reais and forty cents
(BRL 28,015,667,157.40);

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5026408-67.2019.8.13.0024	Collective Damage

b) Indemnity/compensation for economic damages suffered by the State of Minas Gerais, by funding the following projects, in the amount of
BRL 26,680,100,000.00, related to the programs that are duly detailed in the schedule called “Analysis of the effects of the collapse of Vale S/A’s dams in Brumadinho and its effects in the State of Minas Gerais” - 4. Proposals from the State Government.

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5026408-67.2019.8.13.0024	Collective Damage

2) The granting of Provisional Remedy to determine the freeze of accounts held by defendant up to the limit of BRL 26,680,100,000.00, referring to the socio economic damage suffered by the State of Minas Gerais;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)

5026408-67.2019.8.13.0024	Collective Damage

3) Notification for defendant to present the existing plans to remediate the damage to the fauna, as alleged in the challenge, so that they can be assessed by a technical team, to be defined at adversary proceeding;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5026408-67.2019.8.13.0024	Collective Damage

4) Dismissal of the dispute in relation to the provisional measures regarding protection of the fauna, in the following terms: a) Grant of the requests presented in items 3.1 and 3.2 of the complaint, by recognizing the validity of the request by the defendant itself, and subsequent dismissal of the dispute in relation to these topics, according to article 487, item  III, sub-item “a” of the Civil Procedure Code/2015; b) Ratification of the Preliminary Commitment Agreement signed by the parties on  April 5, 2017, with the consequent dismissal of the dispute in relation to items 3.3 and 3.4, on grounds of article 487, item  III, sub-item “b” of the Code of Civil Procedure.

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5026408-67.2019.8.13.0024	Collective Damage	g) an order for assessment of the plans by CTC-UFMG, to check their adequacy and sufficiency.	Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5026408-67.2019.8.13.0024	Collective Damage

6) an order for the defendant to prepare a detailed diagnosis of all environmental damage, including cultural and tourist heritage, housing and urban planning, caused by the collapse of dams B-I, B-IV and B-IV. A, ensuring the identification of intercurrent and irreparable damages, as well as their quantification, for environmental compensation purposes. The diagnosis in question must meet all the specifications and recommendations issued by the competent environmental bodies; a) Alternatively, that such diagnosis be prepared by the Technical Committee of the UFMG, in a consolidated form based on the 67 calls already issued and on new calls to be issued according to the requests in this statement, also in a manner allowing the quantification of intercurrent and irreparable damage and meeting all specifications and determinations of the applicable environmental bodies;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5026408-67.2019.8.13.0024	Collective Damage

8) that defendant be ordered to expressly state in this lawsuit all the plans/actions it is developing for environmental remediation/ compensation, informing on what account the remediation is intended to be made. It is requested that all plans/actions be submitted to the technical audit and the court-appointed expert for review;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)

5026408-67.2019.8.13.0024	Collective Damage

9) evidentiary expansion regarding the following topics: a) Submission to the UFMG Technical Committee and/or opening of calls regarding the topics presented in item 3.1.5 of this petition; b) Expansion of calls 3, 7, 33, 35 and 36, 39, 55 and 60, so that they also contemplate socio economic aspects of the municipalities in Region 5 (São Gonçalo do Abaeté, Felixlândia, Morada Nova de Minas, Biquinhas, Paineiras, Martinho Campos, Abaeté, and Três Marias);

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5026408-67.2019.8.13.0024	Amendment

10.2.10 - Order for defendant to pay for the performance, by an independent entity, of  immediate mapping of the different resilience potentials, health  and habitability of the affected area, subject, in the mapping, to the thickness of the slurry cover, the grain size, and PH of the material, and the possible concentration of heavy metals and other toxic wastes, in order to prevent damage to health and the environment in general, including for the construction of a broad scenario that allows the preparation of a plan to reclaim these areas;

Dismissal of the portion related to the Environment and suspension of the remainder request (related to Health).
5026408-67.2019.8.13.0024	Collective Damage	7) that the CTC-UFMG quantify the irreparable and intercurrent damages, for purposes of environmental remediation and compensation;	Dismissed in part with prejudice - Civil Procedure Code, article 487, III, b)
5026408-67.2019.8.13.0024	Amendment

10.2.6 - Order for defendant to perform full interruption, mitigation, recovery, remediation and redress of socio environmental and socio economic damages caused throughout the territory affected by the collapse of the dams in
Córrego do Feijão Mine in Brumadinho - Minas Gerais, and provide all means and conditions required for the full remediation of the socio environmental and socio economic damages caused by the collapse of the dam of Córrego do Feijão
Dams in Brumadinho - Minas Gerais, without prejudice to other measures of greater scope due to the disaster.

Dismissed in part with prejudice - Civil Procedure Code, article 487, III, b)

5026408-67.2019.8.13.0024	Amendment

10.3.1 - to restore all the damage caused to the environment, returning it to the previous condition, as determined in the award by the judge (with collection of wastes in the affected rivers and areas, as well as other measures to be verified as necessary for the restoration) and, in the event of impossibility to fully reclaim the degraded environment, order defendant to bear compensatory measures (also to be awarded by the judge), all in accordance with a study to be submitted to the environmental bodies for approval and subsequent execution by defendant;

Dismissed in part with prejudice - Civil Procedure Code, article 487, III, b)
5026408-67.2019.8.13.0024	Amendment

10.3.4 - to indemnify any residual damage, as well as interim damage
(environmental loss occurred between the date of the environmental damage and effective recovery of the area) and the nonpecuniary damage caused to the collectivity, at an amount to be determined during evidentiary phase or awarded by the judge;

Dismissed in part with prejudice - Civil Procedure Code, article 487, III, b)
5026408-67.2019.8.13.0024	Collective Damage

10) Opening of new calls by the CTC-UFMG on individual moral damage, damage to private property, right to come and go, socio environmental damage, access to water, food security, rural production, economic chains, non-pecuniary damage, health, impacts on public policies, and perpetuations of violations, encompassing all municipalities and communities that could already be identified as affected;

Dismissed in part with prejudice - Civil Procedure Code, article 487, III, b)
5026408-67.2019.8.13.0024	Amendment

10.2.11 - Establish that on identification of conditions that evidence risk to health, lack of habitability or non-compliance with the required sanitary conditions, defendant will provide adequate housing, observing the specific local aspects and the will of the affected person;

Suspension
5026408-67.2019.8.13.0024	Amendment

10.2.3 - Impose on defendant the obligation to comply with financing, leasing and monthly installments of the obligations undertaken before collapse, to which the affected people are liable and unable to pay as a result of the collapse of the dam, until restoration of the socio economic conditions and way of life of said persons;

Maintenance

5026408-67.2019.8.13.0024	Amendment

10.2 - Given that between the dates of filing of this interlocutory and the ACP other serious socio environmental and socio economic damages were identified, the remediation of which cannot await the final decision on this case, a request is made on grounds of article 294, sole paragraph and 297, of the Civil Procedure Code, for extension of the interlocutory relief and grant through INJUNCTION of the claims below, and that defendant meet such requests, on pain of daily fine of one million reais (BRL 1,000,000.00):

N.A.
5026408-67.2019.8.13.0024	Amendment	10.3 - The grant of this public-interest civil action in order to, on confirmation of the interlocutory reliefs requested in the present action, also order defendant:	N.A.
5026408-67.2019.8.13.0024	Amendment

10.2.5 - Determine that the obligations established in the preliminary injunctions will not limit or replace the prerogatives legally attributed to the bodies and entities of the GOVERNMENT and to the bodies and entities with authority to inspect, license and authorize defendant’s activities.

N.A.
5026408-67.2019.8.13.0024	Collective Damage

12) Reversal of the burden of proof regarding the knowledge activities related to the definition of the amount due, of the holders of rights and the damage occurred, imposing on defendant the duty to discharge itself of such burden when the plaintiffs’ assertions are supported by elements of information  or result from logical conclusions from ordinary observations;

N.A.
5044954-73.2019.8.13.0024	Complaint

a) That the interlocutory relief be granted in antecedent manner, without the prior testimony of DEFENDANT, to determine: a.1) that DEFENDANT adopt all necessary measures - using the best existing technology - to ensure the stability of dam VI of the Feijão Mine Complex. Request for DEFENDANT to present reports on the measures being adopted and the stability condition or not of DAM VI to SEMAD, State Civil Defense and Municipalities at risk, and the Fire Department, every 6 hours or less if necessary;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)

5044954-73.2019.8.13.0024	Complaint

a.2) the freeze of amounts found in existing bank accounts in the name of DEFENDANT, through the Bacen-Jud System, in an amount not less than 5 billion Reals, to secure the EMERGENCY measures only. In case of insufficient funds, the freeze of vehicles through RENAJUD and of real estate properties through the issuance of official letters to the real estate registry offices of Belo Horizonte - Minas Gerais and Brumadinho - Minas Gerais; The Prosecution Office requests an express indication in the decision that this frozen amount is to be used exclusively to remediate the damage caused to the environment.

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5044954-73.2019.8.13.0024	Amendment

1) Immediately and continuously: to take all the technically necessary measures - according to the best available techniques - to guarantee the safety and stability of all the remaining structures of the Paraopeba Mining Complex, according to the Brazilian standards and best international practices. To this end, in addition to other measures that may be necessary, the Prosecution Office requests:

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5044954-73.2019.8.13.0024	Amendment

1.1) suspension of all activities at the Córrego do Feijão/Jangada Mining Complex that may increase the risk of collapse of its structures, without prejudice to the necessary environmental control measures;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5044954-73.2019.8.13.0024	Amendment

1.2) the imposition on DEFENDANT of the following obligations within 10 days: a) to present the current stability condition of the structures to the competent bodies; b) to propose, perform and submit to the competent bodies the results of a new campaign of geophysical and geotechnical investigation and characterization for all structures; c) to review the safety factors and, for the structures that do not meet the safety factors recommended by the Brazilian standards and the best international practices, develop, present to the competent bodies, and execute the necessary engineering projects to meet the safety factor recommended by the Brazilian standards and the best international practices; d) to update the safety plans for the dams, including the emergency action plans to be adopted in case of collapse of the remaining structures of the Paraopeba Mining Complex, contemplating the most critical scenario and cumulative and synergistic effects, subject to all requirements provided for in DNPM Regulation no. 70.389/2017 and State Law 23.291/2019. The plans, besides being submitted to the competent bodies, must be disclosed to the populations living in the flood zone, in the event of a dam break.

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)

5044954-73.2019.8.13.0024	Amendment

3) Within 10 days, to submit to the competent bodies an emergency plan for the actions of search, rescue and care of native, exotic or domestic animals, affected by the collapse of the dams of the Paraopeba Mining Complex of the company Vale S.A., in Brumadinho - Minas Gerais. In compliance, the covenantor must immediately perform all the measures provided for in the aforementioned plan, conducting improvements, as indicated by public agencies, especially;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5044954-73.2019.8.13.0024	Amendment	3.1) The maintenance of sufficient professionals to compose a qualified technical team, preferably specialized in ethological handling, to perform actions for search, rescue and care of animals;	Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5044954-73.2019.8.13.0024	Amendment	3.2) The availability of infrastructure, equipment, machinery, vehicles (air or land), and supplies necessary for the search, rescue, and care of the animals;	Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5044954-73.2019.8.13.0024	Amendment

3.3) Diagnosis of the affected areas, aiming at the continuity of the actions for location, identification and quantification of isolated animals, especially through: (i) daily overflight of the affected area at the lowest altitude recommended for viewing the animals; (ii) recording of the overflights in high quality footage, that allow later analysis of the images and identification of animals that may not have been seen during the action; (iii) transcription of the footage; (iv) georeferencing of the points where isolated animals were visualized; (v) performance of an interview, using a specific form, identifying the number, species, and possible location of the animals under their care before the event; (vi) overland investigation.

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5044954-73.2019.8.13.0024	Amendment

3.4) Based on the information compiled in the diagnosis, promote: (i) the immediate rescue of the isolated animals; (ii) the provision of food, water, and veterinary care to those animals whose rescue is not technically recommendable, as determined in a technical report signed by the professional responsible for the execution of the emergency plan; (iii) fencing of the areas covered by the slurry, which represent a risk of entrapment of animals, especially cattle.

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)

5044954-73.2019.8.13.0024	Amendment

4.1) Plan for the prevention of new damage, mitigation, recovery, and socio environmental compensation for the total environmental impact (including the natural, cultural, and artificial environment) that occurred as a result of the collapse of the dams under its responsibility. Without prejudice to all the technical measures for the full prevention against new damage, mitigation, recovery and socio environmental compensation, the Plan must contemplate:

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5044954-73.2019.8.13.0024	Amendment

a) a specific provision for recovery and compensation of all affected natural resources, especially flora, fauna, soil and water resources (surface and underground). The plan shall: (i) contain the mapping of different resilience potentials of the directly affected area, subject to the thickness of the slurry cover, the grain size and PH of the material, further to the possible concentration of heavy materials; (ii) encompass the forest recovery chain and provide for the complete recovery of the affected areas - including by the very interventions promoted during its execution and the carrying out of the measures provided for in the preceding topics - subject to the specific regulatory system for each natural resource subject to special protection (such as permanent preservation areas, Atlantic Forest biome, Conservation Units);

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5044954-73.2019.8.13.0024	Amendment

b) adoption of efficient measures to remove suspended and/or dissolved material in the water - from Brumadinho to where the presence of tailings/contaminating plume has been verified - so that the quality indicators of the affected watercourses are adjusted to the standards required by law, allowing the resumption of multiple uses of the water and the restoration of biota. The preparation and execution of the plan must take into account the content of the Directive Plan for the affected Watershed;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)

5044954-73.2019.8.13.0024	Amendment

c) a global management and handling plan for the solid wastes/contaminating substances/material to be removed from the impacted areas, including those currently being removed on an emergency basis. The plan shall contemplate: (i) the containment and full removal; (ii) transportation to the appropriate location; (iii) treatment and final environmentally adequate disposal of solid wasters/contaminating substances/material. The entire plan must provide for the mapping of found items and consider the previous sorting and physical-chemical characterization of the material/tailings, so that the removal, transportation, treatment, and final disposal are carried out according to their characteristics. Furthermore, the plan should favor solutions that contemplate the reuse and recycling of waste, following the best available techniques.

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5044954-73.2019.8.13.0024	Amendment

d) global urban recovery plan, rebuilding the affected urban environment - especially in the communities of Vila Ferteco and Bairro Nova Cachoeira -, providing the urban center with urban and community equipment, such as roads, streets, bridges, pipelines, squares, green areas, leisure areas, urban infrastructure equipment, especially basic sanitation and electric transmission lines destroyed or damaged by the disaster.

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5044954-73.2019.8.13.0024	Amendment

e) perform a full diagnosis of the affected cultural heritage and preparation and execution of: (i) a program for restoration of tangible heritage assets, including archaeological heritage, that can be restored; (ii) intangible heritage protection program; (iii) program for reestablishing the landscape heritage; (iv) program for re-establishing and promoting local and regional tourism.

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)

5044954-73.2019.8.13.0024	Amendment

f) fauna damage remediation plan, which must provide, at least: (i) program for wild fauna restoration, including, among other actions: (i.a) monitoring for definition of the impact on the fauna and mitigation measures to be adopted, notably the recovery, release and monitoring; (i.b) the creation of ecological corridors that foster the natural reintroduction of animal species decimated by the tragedy; (i.c) conservation and reintroduction of threatened ichthyofauna species; (ii) a program to ensure to all affected domestic, wild and exotic animals the favorable conditions of well-being by providing them with food, water, environmental enrichment, veterinary treatment and other necessary measures for each species until they are returned to their owners, if any, or reintroduced into the habitat or their natural death; (iii) program to control, in an ethical way, the proliferation of synanthropic species (rats, cockroaches, etc.) and vectors of diseases transmissible to humans and animals near the residences and communities, by itself or by a retained specialized company; (iv) for to ensure the supply of water for animals in the areas of municipalities affected by the collapse of Defendant’s tailings dam;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5044954-73.2019.8.13.0024	Amendment

4.2) Environmental monitoring plan for the entire Paraopeba River Watershed, aiming at knowing the secondary impacts and the effectiveness of actions for the prevention of further damage, mitigation, recovery, and environmental compensation to be developed in all environmental sectors (natural, cultural and urban).  The plan must be submitted to the competent bodies for approval and follow-up, considering the regional aspects of the environmental damage caused by the event. It must contemplate the entire affected area and have a standardized methodology, protecting the specific aspects of each environment, in order to generate highly reliable data.

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5044954-73.2019.8.13.0024	Amendment

5) Within 120 days, to prepare and submit to the competent bodies, executing, according to the schedule, a Global Recovery Plan for the affected Watershed, with a minimum term of 10 years, mandatorily containing at least:

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5044954-73.2019.8.13.0024	Amendment	5.1) a program for the recovery of permanent preservation areas (APP) in the watershed, according to the attached reports;	Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)

5044954-73.2019.8.13.0024	Amendment	5.2) program for the recovery of springs in the watershed;	Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5044954-73.2019.8.13.0024	Amendment	5.3) program to strengthen and maintain the Structures for the Screening and Reintroduction of Wildlife in the watershed;	Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5044954-73.2019.8.13.0024	Amendment

5.4) program for the Improvement of Water Quality - Collection and Treatment of Sewage and Solid Waste in the municipalities of watershed, subject to the specific aspects and needs of each municipality;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5044954-73.2019.8.13.0024	Amendment

5.5) a program to Strengthen the Water Supply and Reduce Losses in the affected Municipalities of the watershed, subject to the specific aspects and needs of each Municipality and ensuring alternatives to the water catchment from the Paraopeba River, as well as the reduction of losses in the supply systems, according to the technical specifications of the ANA and the state and municipal water and sewage companies;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5044954-73.2019.8.13.0024	Amendment	5.6) Environmental Education program, contemplating the Program for Emergency Awareness and Preparedness at Local Level - APPEL, developed by the United Nations Environment Program;	Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5044954-73.2019.8.13.0024	Amendment

5.7) program to support and strengthen the existing conservation units in the Watershed of Paraopeba River, with follow-up by the managing bodies and advisory boards, especially the State Park of Serra do Rola Moça;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5044954-73.2019.8.13.0024	Amendment

5.8) program for follow-up on the structuring of projects and the management of the Global Recovery Plan of the affected Watershed, in order to ensure transparency in the application of resources and to privilege the institutional and social liaison with the entities and the population involved.

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)

5044954-73.2019.8.13.0024	Amendment

6) The Prosecution Office requests that DEFENDANT be ordered to prepare the plans and programs, and that the execution be fully followed-up by multidisciplinary technical teams, with the Annotation of Technical Responsibility. The plans and programs must comply with current legislation and provide for the adoption of the best available techniques. They must also contain short, medium, and long-term goals and objectives, as well as execution schedules, to be strictly complied with. The plans and programs must be submitted for approval and followed-up by the competent public agencies, with DEFENDANT making all the adjustments required by them, including in relation to execution schedules, and prepare reports of compliance, on monthly basis or within shorter periods, as required by the competent bodies.

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5044954-73.2019.8.13.0024	Amendment

7) Prosecution Office requests that DEFENDANT ensure the social participation in the adequacy of the prepared plans/programs. It also requests that the right to information be ensured, providing this case record and an electronic media with all information about the prepared plans/programs, as well as about their execution, within 30 days.

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5044954-73.2019.8.13.0024	Amendment

8) The Prosecution Office requests that DEFENDANT be ordered to present proof in the case record of compliance with the measures required above, inserting copies of plans and programs, together with receipts and resolutions of the competent agencies, within 10 days from the date of the acts.

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5044954-73.2019.8.13.0024	Amendment	a) prevent further environmental damage, ensuring the safety of all structures in the Paraopeba mining complex;	Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5044954-73.2019.8.13.0024	Amendment	b) mitigate all environmental damage caused by the collapse of the structures of the Paraopeba mining complex (Córrego do Feijão mine);	Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5044954-73.2019.8.13.0024	Collective Damage

1) the immediate judgment - by partial decision on the merits - of the following claims, with an order for defendant to pay: a) indemnity/compensation for collective moral damages and social damages, in the amount of twenty-eight billion, fifteen million, six hundred and sixty-seven thousand, one hundred and fifty-seven reais and forty cents
(BRL 28,015,667,157.40);

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)

5044954-73.2019.8.13.0024	Collective Damage

b) Indemnity/compensation for economic damages suffered by the State of Minas Gerais, by funding the following projects, in the amount of
BRL 26,680,100,000.00, related to the programs that are duly detailed in the schedule called “Analysis of the effects of the collapse of Vale S/A’s dams in Brumadinho and its effects in the State of Minas Gerais” - 4. Proposals from the State Government.

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5044954-73.2019.8.13.0024	Collective Damage

3) Notification for defendant to present the existing plans to remediate the damage to the fauna, as alleged in the challenge, so that they can be assessed by a technical team, to be defined at adversary proceeding;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5044954-73.2019.8.13.0024	Collective Damage

4) Dismissal of the dispute in relation to the provisional measures regarding protection of the fauna, in the following terms: a) Grant of the requests presented in items 3.1 and 3.2 of the complaint, by recognizing the validity of the request by the defendant itself, and subsequent dismissal of the dispute in relation to these topics, according to article 487, item  III, sub-item “a” of the Civil Procedure Code/2015; b) Ratification of the Preliminary Commitment Agreement signed by the parties on
April 5, 2017, with the consequent dismissal of the dispute in relation to items 3.3 and 3.4, on grounds of article 487, item  III, sub-item “b” of the Code of Civil Procedure.

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5044954-73.2019.8.13.0024	Collective Damage	5) Granting the request for injunctive relief to the cultural environment (4.1, item “e” and final requests II and IV), as below:	Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5044954-73.2019.8.13.0024	Collective Damage

a) Considering that the party that caused the damage cannot be left with the sole responsibility for diagnosing the extent of its liability, Plaintiffs and the Amici Curiae request that defendant be ordered to present in court a full diagnosis of the damage to the cultural environment, mentioning: a) the methodology for developing the diagnosis, including with regard to the participation of the population; b) the inclusion of the uncontroversial damage mentioned in this case record; c) analysis of all other damage already pointed out by the parties; d) compliance with the attached reports, produced by the MPMG and the technical advisors and by the State of Minas Gerais, addressing in the diagnosis all the damage mentioned therein; e) consultation and approval of all instances of cultural heritage protection according to

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)

competence (municipal councils of cultural heritage, IEPHA, IPHAN, CECAV etc.);
5044954-73.2019.8.13.0024	Collective Damage

e) that: e.1) the preparation of the plans and programs, as well as their performance, be fully monitored by multidisciplinary technical teams, with Annotation of Technical Responsibility; e.2) include all the damage listed in the diagnosis (including the damage caused in the second wave, based on works performed by defendant for the recovery and/or mitigation of the damage originally caused; and the damage caused to traditional communities that are not within the territorial limit initially established for the payment of emergency aid); e.3) respect the legislation in force and contemplate the adoption of the best available techniques, containing short, medium, and long term targets and objectives, as well as performed schedules to be strictly complied with; e.4) be submitted for approval and monitored by the competent public agencies, with defendant making all the adjustments required by them, including in relation to execution schedules, and prepare reports of compliance, on monthly basis or within shorter periods, as required by the competent agencies; e.5) defendant ensure the social participation in the adequacy of the prepared plans/programs; e.6) the right to information be ensured, providing this case record and an electronic media with all information about the prepared plans/programs, as well as about their execution, within thirty (30) days. (Requests for Interlocutory Relief 6 and 7); e.7) the plans and programs must take into consideration the information, surveys, assumptions and recommendations contained in the reports produced by MPMG and by the Technical Advisors Aedas, Guaicuy and Nacab (attached);

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5044954-73.2019.8.13.0024	Collective Damage

f) that defendant be ordered to present proof in the case record of compliance with the measures required above, inserting copies of plans and programs, together with receipts and resolutions of the competent agencies, within ten (10) days from the date of the acts;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5044954-73.2019.8.13.0024	Collective Damage	g) an order for assessment of the plans by CTC-UFMG, to check their adequacy and sufficiency.	Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)

5044954-73.2019.8.13.0024	Collective Damage	h) lastly, that defendant submit evidence of the measures provided for in the duly approved plans and programs, audited by company AECOM and information thereof in the case record;	Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5044954-73.2019.8.13.0024	Collective Damage

8) that defendant be ordered to expressly state in this lawsuit all the plans/actions it is developing for environmental remediation/ compensation, informing on what account the remediation is intended to be made. It is requested that all plans/actions be submitted to the technical audit and the court-appointed expert for review;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5044954-73.2019.8.13.0024	Amendment

2) Immediately and continuously: to take all the technically possible and necessary measures - according to the best available technologies - to permanently stop the progress of pollution caused by the tailings resulting from the collapse of the dams of the Córrego do Feijão Mine Complex. To this end, in addition to other measures that may be necessary, DEFENDANT shall, within 10 days, prepare, submit to the competent bodies and implement an action plan, with a defined schedule and goals (including express actions to be executed by the beginning of the next rainy season in 2019), to ensure the permanent: a) cessation of the contaminant plume to move forward; b) dispersion of contaminants through the air; c) contamination of soil, water, groundwater table and mineral water sources; d) the cessation/staunching of the transportation of tailings, contaminating substances and materials mobilized by the collapse of the dams under the responsibility of DEFENDANT to the watercourses of the Watershed, especially to the Paraopeba River and its system of lagoons.

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5044954-73.2019.8.13.0024	Amendment

9) The Prosecution Office requests that DEFENDANT be ordered: (9.1) to keep in its own private fund, working capital never less than 100% of the amount to be used, for the subsequent 12 months, in the expenses to cover the preparation and execution of the plans, programs, actions, and measures addressed herein; (9.2) without prejudice to the amount already secured, provide a sufficient guarantee for the redress of damages, in the minimum amount of 50 billion reais;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5044954-73.2019.8.13.0024	Amendment

10) Based on the provisions of Article 12, paragraph 2, of Law 7.347/85, combined with article 84, paragraph 4 of Law 8.078 and article 537 of the NCPC, the Prosecution Office requests the setting of a daily fine of BRL 500,000.00 in case its terms (including the deadlines in the performance schedules), without prejudice to other measures required for the implementation of the relief

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)

sought, further to the criminal liability. It requests that the amounts be reverted to the State Fund of the Prosecution Office - FUNEMP.
5044954-73.2019.8.13.0024	Collective Damage

c) Compensation for the damage caused to “Berros II” archeological site, in an amount not less than three hundred and sixty-one thousand, two hundred and fifty reais (BRL 361,250.00), as stated in item 4.4.2.II, to be deposited to the Fund for Natural Rights of the Prosecution Office (FUNEMP), without prejudice to the measures that may be required by IPHAN.

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5044954-73.2019.8.13.0024	Collective Damage

2) The granting of Provisional Remedy to determine the freeze of accounts held by defendant up to the limit of BRL 26,680,100,000.00, referring to the socio economic damage suffered by the State of Minas Gerais;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5044954-73.2019.8.13.0024	Collective Damage	b) With the insertion in the record, a request is made to submit the diagnosis to the parties, including advisors, for examination;	Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5044954-73.2019.8.13.0024	Collective Damage	c) In the event of a controversy, an evaluation of the diagnosis by the CTC-UFMG is requested, to check its adequacy and sufficiency;	Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5044954-73.2019.8.13.0024	Collective Damage

d) after completion and approval of the diagnosis by all competent entities, including the parties, the defendant be ordered to prepare, obtain approval by all competent cultural protection agencies (federal, state and municipal, according to the protection level of the asset), and submission to this court of plans for the global recovery of the damage - contemplating the damage contained in the diagnosis approved by the parties and the court - with presentation of: (I) program for restoration of the tangible heritage assets, including archeological and speleological, that can be restored, according to the request for injunctive relief 4.1, “e”, I, and final requests II and IV, item “c.1”; (II) program to safeguard the intangible heritage of all the affected municipalities, according to the injunctive relief 4.1, “e”, II and final requests II and IV, item “a”, “b”, “c.1”; (III) program to reestablish the tourist and landscape heritage, with requalification of the affected sites, according to injunctive relief 4.1, “e”, III and IV, and final requests II and final request IV, item “c.1”; (IV) compensation/indemnity plans for damage to the cultural environment irreparable by restoration or safeguard measures.

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)

5044954-73.2019.8.13.0024	Collective Damage

9) evidentiary expansion regarding the following topics: a) Submission to the UFMG Technical Committee and/or opening of calls regarding the topics presented in item 3.1.5 of this petition; b) Expansion of calls 3, 7, 33, 35 and 36, 39, 55 and 60, so that they also contemplate socio economic aspects of the municipalities in Region 5 (São Gonçalo do Abaeté, Felixlândia, Morada Nova de Minas, Biquinhas, Paineiras, Martinho Campos, Abaeté, and Três Marias);

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5044954-73.2019.8.13.0024	Collective Damage	11) That defendant be ordered to evidence the actions taken to mitigate and recover the socio-environmental damage already identified by the company;	Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5044954-73.2019.8.13.0024	Amendment

c) full remediation of the socio environmental damage caused by the collapse of the dams of the Paraopeba mining complex (Córrego do Feijão mine), through: (c.1) in natura restoration of impacted areas and ecosystems; (c.2) environmental compensation as a result of the impacts caused, by means of actions and the payment of amounts to be ascertained in the evidentiary phase and/or as awarded by the judge, mandatorily reverted to the affected watershed; (c.3) indemnity for: (c.3.1) residual (irreparable) damage; (c.3.2) temporary/intercurrent damage (environmental loss occurred between the date of the environmental damage and effective remediation); (c.3.3) non-pecuniary damage caused to the community (collective moral damage and social damage). The amounts must be determined in the evidentiary phase and/or as awarded by the judge, without prejudice to the parameters already included to the case record by MPMG, to be destined to the fund addressed in article 13 of Law 7347/85.

Dismissed in part with prejudice - Civil Procedure Code, article 487, III, b)

5044954-73.2019.8.13.0024	Collective Damage

6) an order for the defendant to prepare a detailed diagnosis of all environmental damage, including cultural and tourist heritage, housing and urban planning, caused by the collapse of dams B-I, B-IV_A, ensuring the identification of intercurrent and irreparable damages, as well as their quantification, for environmental compensation purposes. The diagnosis in question must meet all the specifications and recommendations issued by the competent environmental bodies; a) Alternatively, that such diagnosis be prepared by the Technical Committee of the UFMG, in a consolidated form based on the 67 calls already issued and on new calls to be issued according to the requests in this statement, also in a manner allowing the quantification of intercurrent and irreparable damage and meeting all specifications and determinations of the applicable environmental bodies;

Dismissed in part with prejudice - Civil Procedure Code, article 487, III, b)
5044954-73.2019.8.13.0024	Collective Damage	7) that the CTC-UFMG quantify the irreparable and intercurrent damages, for purposes of environmental remediation and compensation;	Dismissed in part with prejudice - Civil Procedure Code, article 487, III, b)
5044954-73.2019.8.13.0024	Collective Damage

10) Opening of new calls by the CTC-UFMG on individual moral damage, damage to private property, right to come and go, socio environmental damage, access to water, food security, rural production, economic chains, non-pecuniary damage, health, impacts on public policies, and perpetuations of violations, encompassing all municipalities and communities that could already be identified as affected;

Dismissed in part with prejudice - Civil Procedure Code, article 487, III, b)
5044954-73.2019.8.13.0024	Amendment

4.3) Assessment of risk to health (human, animal and environmental) in the entire impacted area, including assessment of the contamination of fish by inorganics - assess the risk to human health and possible toxicity caused by the consumption of fish, comparing with standards established by the Health Surveillance Department and the Ministry of Health;

Suspension
5044954-73.2019.8.13.0024	Amendment	4) Within 30 days, prepare and submit to the competent bodies, executing according to the following schedule:	N.A.
5044954-73.2019.8.13.0024	Amendment	IV - Lastly, grant of the requests is sought, with the confirmation/dismissal of the provisional remedy and interlocutory relief, making them final, as well as an order for DEFENDANT to:	N.A.
5044954-73.2019.8.13.0024	Amendment	VII - the reversal of the burden of proof as a procedural rule, according to the justifications presented in specific topic.	N.A.

5044954-73.2019.8.13.0024	Collective Damage

12) Reversal of the burden of proof regarding the knowledge activities related to the definition of the amount due, of the holders of rights and the damage occurred, imposing on defendant the duty to discharge itself of such burden when the plaintiffs’ assertions are supported by elements of information or result from logical conclusions from ordinary observations;

N.A.
5087481-40.2019.8.13.0024	Complaint

I. The grant of the inaudita altera pars injunction, given the presumption of sufficient legal basis and ineffectiveness resulting from possible delay, with adjudication of freeze of assets of defendant VALE S/A, in the amount of five billion reais (BRL 5,000,000.000,000.00), with the initial freeze through BACENJUD of amounts deposited in financial institutions and, in case of insufficient funds, the freeze of automobiles through RENAJUD and personal assets upon issuance of official letters to the real estate registries of Belo Horizonte/MG, Brumadinho/MG, ltabirito/MG, ltabira/MG and Ouro Preto/MG;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Complaint

lI. If sufficient goods and funds are not found as set forth in the item above, a determination to freeze shares listed on the Stock Exchange and held by defendant, in the quantity necessary to make up the amount;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Complaint

III. The express indication in the decision that this frozen amount be used exclusively in the remediation of the damage caused to the persons affected by the collapse of the dams in Córrego do Feijão Mine in the territory of the municipality of Brumadinho;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Complaint

IV. That defendant be liable for the reception and accommodation, in in hotels, inns, rented real properties, bearing the costs related to the transfer, transportation of movable goods, people and animals, in addition to total costs with food, supply of drinking water, subject to the dignity and adequacy of the places to the specific aspects of each family, always in conditions equivalent to the status quo prior to the collapse, for ALL those who had their housing conditions compromised as a result of the collapse of the dams, for as long as necessary;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Complaint	V. For the fulfillment of the previous item, that the affected people be heard about the choice of location and form of accommodation (hotel, inn, leased property);	Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)

5087481-40.2019.8.13.0024	Complaint

VI. That the defendant be ordered to immediately ensure that the collectivity of affected dwellers receive full assistance, and to this effect provide a multidisciplinary team composed of at least,
a social worker, psychologist, physician, architect, in sufficient numbers to meet the demands presented by the affected persons;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Complaint

VII. That defendant company provide immediately, an adequate structure to receive the families of victims who are missing and of those whose death is already confirmed, providing updated information to each family involved, food, support from the multidisciplinary team mentioned above, transportation, burial expenses, and all the logistical and financial support requested by the families;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Complaint	VIII. Disclosure of informative bulletins about the missing persons, updated at each six hours;	Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Complaint

IX. That, on a weekly basis, the company provides the court with a list of the families removed from their dwellings, places where they are sheltered, in addition to a detailed report of all actions to support the
affected persons;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Amendment

3. Given the abusive practices and the Defendant’s refusal to comply with the emergency measures imposed by the court, determine that Defendant: 3.1. Keep in its own private funds, working capital never less than one hundred percent
(100%) the amount to be used, for the subsequent twelve (12) months, in the expenses to cover the preparation and execution of the plans, programs, actions, measures addressed herein; 3.2. And to provide a sufficient guarantee for the redress of damages, in the minimum amount of fifty billion reais (BRL 50,000,000,000.00), without prejudice to the amount already granted.

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Amendment

5. Order the Defendant to fully fund the hiring of entities
that will provide independent technical advice to the affected persons, at least, in the five regions listed in the Term of Reference and respective Notice
Public call (attached) already published and informed in
case no. 5010709-36.2019.8.13.0024, in progress at the 6th

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)

Treasury Court and Independent Agencies of the Judicial District of Belo Horizonte;
5087481-40.2019.8.13.0024	Amendment

6. Order that Defendant fund a multidisciplinary entity/technical staff that is independent in relation to Defendant, whose selection is made by this Court, after consulting the MPMG, to prepare a Social and Economic Diagnosis and a Full
Remediation Plan for the Damage, according to:

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Amendment

6.1. identify social groups or affected people who need immediate inclusion in the “emergency payment” already agreed upon in case no. 5010709-36.2019.8.13.0024, which is in progress at the 6th Treasury Court and Independent Agencies of the Judicial District of Belo Horizonte;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Amendment

6.2. identify social groups or affected people who need
maintenance of the “Emergency Payment” set in case no. 5010709-36.2019.8.13.0024, in progress at the 6th Treasury Court and Independent Agencies of the Judicial District of Belo Horizonte, beyond the initially established period of twelve months;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Amendment

6.7. Contemplate plans, projects and emergency actions capable of mitigating the impacts and inhibit the dissemination, multiplication, intensification, extension and rising of new socio economic damage, including in relation to the situations identified in item 6.3;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Amendment

6.9. Contemplate the creation and operation of a specific fund to be composed of amounts arising from collective moral damages and/or social damage, whose name will be defined by the affected persons, subject to: 6.9.1. guarantee of informed participation of affected people and members of civil society in the design, planning, management and seat in decision-making bodies, 6.9.2. Prohibition of any kind of interference and participation of Defendant in the design, planning, management and seat in the decision making bodies;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Amendment

6.10. Submit the execution of all plans, projects and actions created and performed within the scope of the Social and Economic Diagnosis and the
Full Remediation of Damages to the finalist and accounting-financial audit;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)

5087481-40.2019.8.13.0024	Amendment

8. Order Defendant to pay for the engagement of the entity that will perform the duties of manager of the independent technical advisors, to perform the duties of administrative-financial management and will be appointed by a three-name list of the Prosecution Office and selected and ratified by the Court, upon fulfilment of the following requirements: a) Have at least 3 years of existence; b) Be technically, financially and institutionally independent from Defendant; c) Be a not-for-profit entity; d) Have experience in the defense of human rights.

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Amendment

9. Order Defendant to fund the engagement, to be carried out by the manager of the independent technical advisors, of an independent external auditor for accounting-financial and finalist analysis of the performance of the work plans of the entities that will provide independent technical advice;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Amendment

10. Determine that Defendant fund the engagement of an independent external audit for the finalist and accounting-financial analysis of the performance of the plans, projects and actions to be created and executed within the scope of the Social and Economic Diagnosis and the Plan for Full Remediation of the Damage;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Amendment	11. Determine the obligation for Defendant to pay the sum of thirty thousand reais (BRL 30,000.00) as an ADAVANCE INDEMNITY to the affected people who fit within the following situations:	Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Amendment

11.1. People living in the communities of Parque da Cachoeira, Córrego do
Feijão, Alberto Flores, Cantagalo, Pires, in the Self-Rescue Zone and in the
banks of the Ferro-Carvão stream, by using the same database already created for the purpose of complying with the “emergency payment” defined in the record of Case No. 5010709-36.2019.8.13.0024, at a hearing held on 02/20/2019 (Item: 4.3) or upon proof of domicile;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Amendment

11.2. People who have been displaced from their residences due to the disaster, according to the list inserted on a weekly basis by Vale in  compliance with the preliminary decision rendered in this case record, or persons who had their furniture affected at any level, by the slurry/tailings, according to the report prepared by the MPMG based on the reports of the civil defense;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)

5087481-40.2019.8.13.0024	Amendment

11.3. Farmers, ranchers, fishermen and fish farmers who use the water from the
Paraopeba River, the Ferro-Carvão stream or groundwater, wells or cisterns located up to 100 meters from the Paraopeba riverbed for agriculture and cattle raising (irrigation, planting, animal watering), using the same database already created for the purpose of fulfilling the “emergency payment”, defined in the record of case no. 5010709-36.2019.8.13.0024, at the hearing held on 02/20/2019;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Amendment

11.4. Farmers, ranchers, fishermen, fish farmers, tourism
professionals, extractive persons or collectors of animal, plant or mineral products in the Paraopeba riverbed, upon proof of the activity through document issued by public agencies;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Amendment

11.5. To meet the items above, it is requested that pursuant to article 536 of the
Civil Procedure Code, Defendant be compelled to provide a multidisciplinary team to receive the documentation and make the payment within five (05) working days from the filing of the request. It is also requested that each week Defendant submit to the court a list of all payments made on this account, as well as of any denials, attached with the respective justifications.

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Amendment

11.6. Without prejudice to the previous item, it is requested that the affected persons be authorized to proceed with the liquidation of the amounts by the court or, in case of not being provided with the plan of evidentiary documents, it is requested that such situations be expressly protected within the scope of the plan to be prepared according to item 6.3 of the requests. Due highlight is given to the terms of article 516, sole paragraph, of the Civil Procedure Code and precedents of the STJ (Third Panel, Appeal to the Superior Court of Justice - RESP 1.098.24/GO, Rapporteur Justice NANCY ANDRIGHI, unanimous decision, DJe of 10/28/2010), which allows that the liquidation not be concentrated in a single court, as the creditor of a collective negotiable instrument may elect to propose its liquidation in the most convenient court;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)

5087481-40.2019.8.13.0024	Amendment

12. Determine the obligation for Defendant to give a sum certain on account of ADVANCE
INDEMNITY in the amount of thirty thousand Reais (BRL 30,000.00) to the affected persons who do not classify within the sub-items above and are in the following conditions:

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Amendment	12.1. People subject to forced displacement from their residences due to the disaster and do not fit within item 11.2;	Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Amendment	12.2. Farmers and ranchers (owners, lessees, sharecroppers, and day workers) who had their production areas totally or partially affected by the slurry/tailings;	Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Amendment	12.3. Farmers and ranchers (owners, lessees, sharecroppers, and day workers) who had their production areas “isolated” by slurry/tailings;	Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Amendment	12.4. People who had their property damaged by the disaster or the subsequent emergency or remediation activities;	Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Amendment	12.5. People who had their water supply for domestic consumption affected by the disaster;	Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Amendment

12.6. Formal or informal merchants and entrepreneurs, with activities related to tourism, leisure or fishing in the municipality of Brumadinho or along Paraopeba River, who had their activities adversely affected by the disaster;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Amendment

12.7. To fulfill the above items, it is requested that the affected persons be authorized to proceed with the judicial liquidation of the amounts or, in the event of not being provided with an evidentiary documentation plan, that such situations be expressly protected within the plan to be prepared according to item 6.3 of the requests. Due highlight is given to the terms of article 516, sole paragraph, of the Civil Procedure Code and precedents of the STJ (Third Panel, Appeal to the Superior Court of Justice - RESP 1.098.24/GO, Rapporteur Justice NANCY ANDRIGHI, unanimous decision, DJe of 10/28/2010), which allows that the

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)

liquidation not be concentrated in a single court, as the creditor of a collective negotiable instrument may elect to propose its liquidation in the most convenient court;
5087481-40.2019.8.13.0024	Amendment

13. Order Defendant to advance indemnity in an amount corresponding to the debts and financing related to the productive activities of farmers, ranchers, fish farmers, and businessmen who could not be paid off due to the disaster; 13.1. To meet this item, it is requested that, pursuant to article 536 of the Civil Procedure Code, Defendant be compelled to provide a multidisciplinary team to receive the documentation and make the payment within five (05) working days from the filing of the request. It is also requested that each week Defendant submit to the court a list of all payments made on this account, as well as of any denials, attached with the respective justifications. 13.2. Without prejudice to the previous item, it is requested that the affected persons be authorized to proceed with the judicial liquidation of the amounts or, in the event of not being provided with an evidentiary documentation plan, that such situations be expressly protected within the plan to be prepared according to item 6.3 of the requests. Due highlight is given to the terms of article 516, sole paragraph, of the Civil Procedure Code and precedents of the STJ (Third Panel, Appeal to the Superior Court of Justice - RESP 1.098.24/GO, Rapporteur Justice NANCY ANDRIGHI, unanimous decision, DJE of 10/28/2010), which allow that the liquidation not be concentrated in a single  court, as the creditor of a collective negotiable instrument may elect to propose  its liquidation in the most convenient court;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	0	14. Order Defendant: 14.1 - to provide, within 24 hours, drinking water for human consumption, in adequate quantity and quality, to the affected persons who request it, collectively or individually;	Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Amendment	14.2. to supply, within 5 days, water for productive activities, with adequate quality and quantity for the needs presented by the affected persons who request it, collectively or individually;	Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Amendment

14.3. to perform, within 5 working days, the installation of water tanks already delivered (and that may have not yet been installed) to the persons and families who were prevented from having access to water due to the disaster;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)

5087481-40.2019.8.13.0024	Amendment

14.5. that, pursuant to article 536 of the Civil Procedure Code, Defendant be compelled to make a multidisciplinary team available to receive the request and comply with it within 48 hours from the filing of the request. It is also requested that each week Defendant submit to the court a list of all requests made on this account, as well as of any denials, attached with the respective justifications.

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Amendment

15. A request is made for the court to appoint an independent retained expert, to be recommended by IGAM or another competent state agency, at the expense of defendant, to carry out within a maximum interval of thirty (30) days, periodic analyses of the water quality along the Paraopeba River, to assess its suitability for human and animal consumption.  The results of this analysis must be widely disseminated to the affected parties;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Amendment	16. Order Defendant to inform all affected persons about the denial of the requests filed with the company, and justification therefor;	Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Amendment

In view of the need for the court to make immediate personal contact with the reality in order to know the relevant matter of the litigation, the Prosecution Office requests, after notification for defendant to follow up its respective production, the determination of early production of the following evidence immediately, regardless of a challenge filed or a pretrial order, consisting of: a) holding of public judicial hearing(s) for the community to testify, ensuring the representativeness of the various communities affected along the Paraopeba River basin; b) Court inspection, pursuant to articles 481-484 of the Civil Procedure Code, with the respective registrations in the case record.

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Amendment

1. the grant of an interim or interlocutory relief of declaratory nature, to clarify a legally relevant doubt, namely: to declare that the settlement between Defendant and DPMG cannot be interpreted in any way that implies full discharge of any amounts, in favor of Defendant, by the affected parties who opted to enter into the settlement, and a further declaration that any amounts received by the victims will be deemed an indemnity advance, which may be deducted from future amounts obtained in the scope of this class  action or any other judicial or extrajudicial action;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)

5087481-40.2019.8.13.0024	Amendment

2. In the event item “a” is granted, an interim relief be granted to determine that as the settlement between Defendant and DPMG represents a confession of debt, those not interested in negotiating individually should be authorized to liquidate the amounts in court by presenting the proof of their status as affected party to the court, always with the exception of the jurisdiction of the Labor Court. This request, as seen, is important to avoid that Vale alone decide who is affected or not. In the event the person elects not to be submitted to Vale, or is denied by the company, or even if such person does not classify within the sorting parameters to meet the DPMG, or intends to be assisted by a trusted lawyer, the alternative for said person to seek payment of a debt acknowledged in court must be available upon liquidation and execution.  It is worth calling that this request does not need to be concentrated in this court, as, according to article 516, sole paragraph, of the Civil Procedure Code and the STJ precedents, the creditor of a collective negotiable instrument may elect to seek liquidation at the most convenient court.  Finally, it should be stressed that the authorization, as requested, should be restricted to issues where early settlement does not present the possibility of future harm to the affected parties, that is, with regard to the rights addressed in clauses 7, 8, 9, 10, 11, 12, 13, 14 and 15;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Amendment

3. order for incidental disclosure of documents mentioning the
“damage matrix” expressed in the minutes of the meeting of April 25, 2019, mentioned above, attended by Vale, several Public Institutions and several communities affected by the disaster caused by the dams in Brumadinho (exhibit attached); as well as all documents specifying the terms “standard package” (clause 8.2), “fixed price” to be submitted by Vale (clause 9.2), “implementation cost” (clauses 11.3, 11.4 and 11.5), and “value to be presented by Vale” as reference (clause 14.2), in order to ensure not only the right of the affected people to information, but also the feasibility of judicial liquidation of the amounts related to the indemnities addressed in such clauses;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)

5087481-40.2019.8.13.0024	Amendment

4. grant of an interim relief to determine that Defendant submit a detailed report, with justifications, to the Prosecution Office and the court, of all cases in relation to which there was an attempted extrajudicial settlement and it was refused, with clarifications on the reason why it was not accepted.

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Collective Damage

2) The granting of Provisional Remedy to determine the freeze of accounts held by defendant up to the limit of BRL 26,680,100,000.00, referring to the socio-economic damage suffered by the State of Minas Gerais;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Collective Damage

3) Notification for defendant to present the existing plans to remediate the damage to the fauna, as alleged in the challenge, so that they can be assessed by a technical team, to be defined at adversary proceeding;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Collective Damage

4) Dismissal of the dispute in relation to the provisional measures regarding protection of the fauna, in the following terms: a) Grant of the requests presented in items 3.1 and 3.2 of the complaint, by recognizing the validity of the request by the defendant itself, and subsequent dismissal of the dispute in relation to these topics, according to article 487, item  III, sub-item “a” of the Civil Procedure Code/2015; b) Ratification of the Preliminary Commitment Agreement signed by the parties on  April 5, 2017, with the consequent dismissal of the dispute in relation to items 3.3 and 3.4, on grounds of article 487, item  III, sub-item “b” of the Code of Civil Procedure.

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Collective Damage	5) Granting the request for injunctive relief to the cultural environment (4.1, item “e” and final requests II and IV), as below:	Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Collective Damage

a) Considering that the party that caused the damage cannot be left with the sole responsibility for diagnosing the extent of its liability, Plaintiffs and the Amici Curiae request that defendant be ordered to present in court a full diagnosis of the damage to the cultural environment, mentioning: a) the methodology for developing the diagnosis, including with regard to the participation of the population; b) the inclusion of the uncontroversial damage mentioned in this case record; c) analysis of all other damage already pointed out by the parties; d) compliance with the attached reports, produced by the MPMG and the technical advisors and by the State of Minas Gerais, addressing in the diagnosis all the damage mentioned therein; e)

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)

consultation and approval of all instances of cultural heritage protection according to competence (municipal councils of cultural heritage, IEPHA, IPHAN, CECAV etc.);
5087481-40.2019.8.13.0024	Collective Damage	b) With the insertion in the record, a request is made to submit the diagnosis to the parties, including advisors, for examination;	Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Collective Damage	c) In the event of a controversy, an evaluation of the diagnosis by the CTC-UFMG is requested, to check its adequacy and sufficiency;	Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Collective Damage

d) after completion and approval of the diagnosis by all competent entities, including the parties, the defendant be ordered to prepare, obtain approval by all competent cultural protection agencies (federal, state and municipal, according to the protection level of the asset), and submission to this court of plans for the global recovery of the damage - contemplating the damage contained in the diagnosis approved by the parties and the court - with presentation of: (I) program for restoration of the tangible heritage assets, including archeological and speleological, that can be restored, according to the request for injunctive relief 4.1, “e”, I, and final requests II and IV, item “c.1”; (II) program to safeguard the intangible heritage of all the affected municipalities, according to the injunctive relief  4.1, “e”, II and final requests II and IV, item “a”, “b”, “c.1”; (III) program to reestablish the tourist and landscape heritage, with requalification of the affected sites, according to injunctive relief 4.1, “e”, III and IV, and final requests II and final request IV, item “c.1”; (IV) compensation/indemnity plans for damage to the cultural environment irreparable by restoration or safeguard measures.

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)

5087481-40.2019.8.13.0024	Collective Damage

e) that: e.1) the preparation of the plans and programs, as well as their performance, be fully monitored by multidisciplinary technical teams, with Annotation of Technical Responsibility; e.2) include all the damage listed in the diagnosis (including the damage caused in the second wave, based on works performed by defendant for the recovery and/or mitigation of the damage originally caused; and the damage caused to traditional communities that are not within the territorial limit initially established for the payment of emergency aid); e.3) respect the legislation in force and contemplate the adoption of the best available techniques, containing short, medium, and long term targets and objectives, as well as performed schedules to be strictly complied with; e.4) be submitted for approval and monitored by the competent public agencies, with defendant making all the adjustments required by them, including in relation to execution schedules, and prepare reports of compliance, on monthly basis or within shorter periods, as required by the competent agencies; e.5) defendant ensure the social participation in the adequacy of the prepared plans/programs; e.6) the right to information be ensured, providing this case record and an electronic media with all information about the prepared plans/programs, as well as about their execution, within thirty (30) days. (Requests for Interlocutory Relief 6 and 7); e.7) the plans and programs must take into consideration the information, surveys, assumptions and recommendations contained in the reports produced by MPMG and by the Technical Advisors Aedas, Guaicuy and Nacab (attached);

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Collective Damage

f) that defendant be ordered to present proof in the case record of compliance with the measures required above, inserting copies of plans and programs, together with receipts and resolutions of the competent agencies, within ten (10) days from the date of the acts;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Collective Damage	g) an order for assessment of the plans by CTC-UFMG, to check their adequacy and sufficiency.	Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Collective Damage	h) lastly, that defendant submit evidence of the measures provided for in the duly approved plans and programs, audited by company AECOM and information thereof in the case record;	Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)

5087481-40.2019.8.13.0024	Collective Damage

6) an order for the defendant to prepare a detailed diagnosis of all environmental damage, including cultural and tourist heritage, housing and urban planning, caused by the collapse of dams B-I, B-IV_A, ensuring the identification of intercurrent and irreparable damages, as well as their quantification, for environmental compensation purposes. The diagnosis in question must meet all the specifications and recommendations issued by the competent environmental bodies; a) Alternatively, that such diagnosis be prepared by the Technical Committee of the UFMG, in a consolidated form based on the 67 calls already issued and on new calls to be issued according to the requests in this statement, also in a manner allowing the quantification of intercurrent and irreparable damage and meeting all specifications and determinations of the applicable environmental bodies;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Collective Damage	7) that the CTC-UFMG quantify the irreparable and intercurrent damages, for purposes of environmental remediation and compensation;	Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Collective Damage

8) that defendant be ordered to expressly state in this lawsuit all the plans/actions it is developing for environmental remediation/ compensation, informing on what account the remediation is intended to be made. It is requested that all plans/actions be submitted to the technical audit and the court-appointed expert for review;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Collective Damage	11) That defendant be ordered to evidence the actions taken to mitigate and recover the socio-environmental damage already identified by the company;	Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Amendment

1. The upholding of the effects of the Administrative Acts in the injunctive relief in the context of the present case (case no. 5000053-
16.2019.8.13.0090), as the facts justifying the measure persist;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Amendment

2. The extension of the effects of the Administrative Act in the injunctive relief in the context of the present case (case no. 5000053-
16.2019.8.13.0090) to all affected municipalities alongside the Paraopeba River, as the facts justifying the measure not only persist but have now spread out through the entire Paraopeba River basin;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)

5087481-40.2019.8.13.0024	Amendment	6.8. Contemplate the option for individual or collective resettlement, for the affected persons or communities, ensuring conditions better than, or equal to, the previous situation;	Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Amendment

7. Determine that Defendant fund the engagement of persons (individuals or legal entities), for the execution of plans, projects and actions, including emergency ones, created and executed in the scope of the Social and Economic Diagnosis and the Plan for Full Remediation of the Damage, through the following criteria: 7.1. act according to the assumption centered on the suffering of the affected persons, ensuring them informed participation, by means of their committees and respective independent technical advisors; 7.2. the absence of any connection with Defendant, which would allow it to have autonomy to act in the terms of the work plan it prepared; 7.3. participation of the affected persons in the preparation of the work plan, subject to the peculiar aspects of each community and the extent, intensity and specific aspects of the damage suffered by the respective communities, as well as situations of social vulnerability, including on-site visits and activities, which work plan shall be inserted in the case record;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Amendment

14.4. provide other resources, services or materials necessary to ensure the subsistence of the affected persons, families, and communities (such as medications, repellents, medical supplies, transportation, food, equipment or supplies indispensable for the reestablishment of the productive activities) requested by them, collectively or individually, without prejudice to those that may be determined subsequently, in the phase of provisional fulfillment of the decision;

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Collective Damage

1) the immediate judgment - by partial decision on the merits - of the following claims, with an order for defendant to pay: a) indemnity/compensation for collective moral damages and social damages, in the amount of twenty-eight billion, fifteen million, six hundred and sixty-seven thousand, one hundred and fifty-seven reais and forty cents
(BRL 28,015,667,157.40);

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)

5087481-40.2019.8.13.0024	Collective Damage

b) Indemnity/compensation for economic damages suffered by the State of Minas Gerais, by funding the following projects, in the amount of
BRL 26,680,100,000.00, related to the programs that are duly detailed in the schedule called “Analysis of the effects of the collapse of Vale S/A’s dams in Brumadinho and its effects in the State of Minas Gerais” - 4. Proposals from the State Government.

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Collective Damage

c) Compensation for the damage caused to “Berros II” archeological site, in an amount not less than three hundred and sixty-one thousand, two hundred and fifty reais (BRL 361,250.00), as stated in item 4.4.2.II, to be deposited to the Fund for Natural Rights of the Prosecution Office (FUNEMP), without prejudice to the measures that may be required by IPHAN.

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Collective Damage

9) evidentiary expansion regarding the following topics: a) Submission to the UFMG Technical Committee and/or opening of calls regarding the topics presented in item 3.1.5 of this petition; b) Expansion of calls 3, 7, 33, 35 and 36, 39, 55 and 60, so that they also contemplate socio economic aspects of the municipalities in Region 5 (São Gonçalo do Abaeté, Felixlândia, Morada Nova de Minas, Biquinhas, Paineiras, Martinho Campos, Abaeté, and Três Marias);

Dismissal with prejudice - Civil Procedure Code - CPC, article 487, III, b)
5087481-40.2019.8.13.0024	Amendment	6.3. identify social groups or affected people who need immediate receipt of the indemnity advances/other emergency payments;	Dismissed in part with prejudice - Civil Procedure Code, article 487, III, b)
5087481-40.2019.8.13.0024	Amendment

6.4. identify, assess and evaluate the entire social and
economic damage caused by the disaster to the affected persons and social groups and communities, in all their dimensions, extent, and intensity, with the exception of the jurisdiction of the Labor Courts;

Dismissed in part with prejudice - Civil Procedure Code, article 487, III, b)
5087481-40.2019.8.13.0024	Amendment

6.5. act according to the assumption centered on the suffering of the affected persons, ensuring them the informed participation in all stages of the
Social and Economic Diagnosis and the Plan for Full Remediation of the Damage, through their commissions and respective independent technical advisors;

Dismissed in part with prejudice - Civil Procedure Code, article 487, III, b)

5087481-40.2019.8.13.0024	Amendment

6.6. prepare the plans, projects, and actions required for the full redress of damage: 6.6.1. pecuniary (incidental damage and loss of profits), pain and suffering and disfigurement damage to all affected persons, individually considered; 6.6.2. pecuniary, pain and suffering, and non-pecuniary damage of all affected social groups, communities and all other collectivities; 6.6.3. pecuniary, pain and suffering, non-pecuniary and social damage resulting from the disaster, in relation to persons that cannot be determined;

Dismissed in part with prejudice - Civil Procedure Code, article 487, III, b)
5087481-40.2019.8.13.0024	Amendment

4. That Defendant, except for the jurisdiction of the Labor Court, be order to make full redress of the social and economic damage resulting from the disaster, as explained in the complaint, through plans, projects, and actions, including emergency ones, created and executed in the scope of the Social and Economic Diagnosis and
Plan for Full Redress of the Damage, which according to the request number 6, of item 7.1., will identify, assess, and evaluate the damage in all of its dimensions, extent and intensity: a. pecuniary (e.g., incidental damage, loss of profits, loss of a chance) and non-pecuniary (e.g., pain and suffering and disfigurement) damage of all the affected persons, individually considered;
b. pecuniary and non-pecuniary (e.g. collective moral damage) of all affected social groups, communities and other collectivities, whether determined or determinable; c. pecuniary and non-pecuniary (e.g. compensatory and punitive social damages) arising from the disaster, referring to those who cannot be determined;

Dismissed in part with prejudice - Civil Procedure Code, article 487, III, b)
5087481-40.2019.8.13.0024	Collective Damage

10) Opening of new calls by the CTC-UFMG on individual moral damage, damage to private property, right to come and go, socio environmental damage, access to water, food security, rural production, economic chains, non-pecuniary damage, health, impacts on public policies, and perpetuations of violations, encompassing all municipalities and communities that could already be identified as affected;

Dismissed in part with prejudice - Civil Procedure Code, article 487, III, b)

5087481-40.2019.8.13.0024	Amendment

14.6 without prejudice, the affected parties be authorized to proceed with the judicial liquidation of the amounts or, in the event of not being provided with an evidentiary documentation plan, that such situations be expressly protected within the plan to be prepared according to item 6.3 of the requests. Due highlight is given to the terms of article 516, sole paragraph, of the Civil Procedure Code and precedents of the STJ (Third Panel, Appeal to the Superior Court of Justice - RESP 1.098.24/GO, Rapporteur Justice NANCY ANDRIGHI, unanimous decision, DJe of 10/28/2010), which allows that the liquidation not be concentrated in a single court, as the creditor of a collective negotiable instrument may elect to propose its liquidation in the most convenient court;

Maintenance
5087481-40.2019.8.13.0024	Amendment

5. It is also requested that the detailing of the ways to fulfill these obligations on account of homogeneous individual rights, be defined in the judgment enforcement phase, pursuant to article 297, sole paragraph, and article 536, both of the Civil Procedure Code.

Maintenance
5087481-40.2019.8.13.0024	Amendment

4. Acknowledgment of the reversal of the burden of proof, in accordance with STJ Precedent 618, with organization of the case, as well as acknowledgment of the duty to fund the expert investigations and the disclosure of all relevant information;

N.A.
5087481-40.2019.8.13.0024	Collective Damage

12) Reversal of the burden of proof regarding the knowledge activities related to the definition of the amount due, of the holders of rights and the damage occurred, imposing on defendant the duty to discharge itself of such burden when the plaintiffs’ assertions are supported by elements of information or result from logical conclusions from ordinary observations;

N.A.

SCHEDULE VIII - AMOUNTS INDICATED BY VALE AS EXPENSES ALREADY INCURRED TO REDRESS THE DAMAGE

Line Names	2019	2020	Subtotal Expenses [illegible]
Works and services	1,798,016,467.14	793,363,957.35	2,591,380,424.49
Tailings Containment	1,300,806,743.53	75,747,623.06	1,376,554,366.59
Tailings Removal	352,311,298.51	507,077,536.40	859,388,834.91
Infrastructure	144,898,425.10	210,538,797.89	355,437,222.99
Works and technical works for	399,398,820.52	1,000,553,079.26	1,399,951,899.78
Socio environmental	313,865,405.99	834,651,897.32	1,148,517,303.31
Social	55,372,447.92	126,979,252.20	182,351,700.12
Socio economic remediation and compensation	30,160,966.61	38,921,929.74	69,082,896.35
Full support to affected persons	82,639,053.98	124,816,861.23	207,455,915.21
Water Supply	58,568,819.42	98,927,762.09	157,496,581.51
Housing	17,368,235.85	23,570,619.22	40,938,855.07
Logistics	6,701,998.71	2,318,479.92	9,020,478.63
Donations and other TACs/TCs	123,174,904.59	70,620,528.53	193,795,433.12
Other Voluntary Investments	93,748,768.28	42,638,394.34	136,387,162.62
Other TACs/TCs	29,426,136.31	27,982,134.19	57,408,270.50
Subtotal Remediation Expenses	2,403,229,246.23	1,989,354,426.37	4,392,583,672.60
Emergency Aid Payment	1,124,511,707.89	649,959,865.11	1,774,471,573.00
Reimbursement already made to the Government of Minas Gerais		110,051,950.00	110,051,950.00
Total			6,277,107,195.00

Source: VALE

SCHEDULE IX - REFERENCE LIST OF IRREPARABLE ENVIRONMENTAL DAMAGE AND LIABILITIES

DRIVING ASPECTS	IMPACTS
Dragging and disposal of tailings; Transportation of sediments, tailings, wastes and/or liquid effluents	Increased demand for underground water
Transportation of sediments, tailings, wastes and/or liquid effluents Dragging and disposal of tailings;	Change in Sediment Quality
Dragging and disposal of tailings; Transportation of sediments, tailings, wastes and/or liquid effluents	Loss of Ichthyofauna individuals
Transportation of sediments, tailings, wastes and/or liquid effluents Dragging and disposal of tailings; Extreme rainfall 2019/2020 and floods of Paraopeba River	Increased Toxicity Effects and Bioaccumulation in Water Biota
Dragging and disposal of tailings;	Loss of Flora individuals
Dragging and disposal of tailings;	Loss of endangered and legally protected flora individuals
Dragging and disposal of tailings;	Loss of seed bank
Dragging and disposal of tailings;	Loss of wildlife individuals
Dragging and disposal of tailings;	Loss of domestic fauna individuals
Dragging and disposal of tailings; Extreme rainfall 2019/2020 and floods of Paraopeba River Transportation of sediments, tailings, wastes and/or liquid effluents	Toxicity Effects and Bioaccumulation in Wildlife individuals

SCHEDULE X - TERM OF REFERENCE OF THE AUDIT SERVICE

SUBJECT MATTER

1.1       Engagement by Vale of legal entity(ies) to provide INDEPENDENT AUDIT services to COVENANTORS, for technical and financial follow-up on the full socio economic and socio environmental remediation actions to be performed by VALE in compliance with this Settlement, and performance of audit to check the implementation of the plans, projects, actions and programs defined and approved by the competent authorities, with issuance of a conclusive opinion as to the achievement of the delivery milestones, indicators and/or objectively defined standards.

1.2       As to the obligations to pay listed in Schedules I.1 and I.2, the Audit will support the COVENANTORS in analyzing the financial execution, implementation and expected deliveries.

1.3       For performance of the services proposed in this TERM OF REFERENCE, the option was to divide the audit services in 3 parts, which may or may not be performed by the same company, namely:

1.3.1                AUDIT SERVICE FOR VALE’S SOCIO ENVIRONMENTAL OBLIGATIONS TO DO (Schedule II.1, II.2);

1.3.2                AUDIT SERVICE FOR VALE’S SOCIO ECONOMIC OBLIGATIONS TO DO (Schedule I.3 and I.4);

1.3.3                AUDIT SERVICE FOR VALE’S OBLIGATIONS TO PAY REGARDING THE DEMAND PROJECTS OF THE AFFECTED COMMUNITIES AND THE INCOME TRANSFER PROGRAM (Schedule I.1 and I.2).

2                 DESCRIPTION OF THE AUDIT SCOPE AND SERVICES

2.1       The Audit for Vale’s socio environmental obligations to do (Schedule II.1 and II.2) shall:

2.1.1                Subject to the provisions of the Settlement, especially in clauses 6.5 and 6.6, analyze the detailing of the projects performed by Vale S.A, assessing scopes, objectives, expected results, indicators, targets, physical execution schedule, risks and detailing of the financial disbursement schedule, technical suitability, with the issuance of technical reports to the Covenantors, for purposes of providing support to the order to start the execution of the projects. Additionally, regarding Schedule II.2, follow up and analyze the financial adequacy.

2.1.2     Follow up the projects, programs, and actions in order to verify their proper implementation, as well as issue partial and final reports regarding the completion of actions/projects/programs and compliance with the indicators, delivery milestones and/or standards objectively defined in the plans/projects/actions approved by the competent authorities and as signed in the settlement.

2.1.3     Follow up the execution according to the physical and financial execution schedule.

2.1.4                Evaluate any difference between the budgeted amount and the actual financial execution, checking whether there was any element of mismanagement that caused the increase or if it is a necessary adjustment in the scope upon implementation;

2.1.5     Prepare and issue periodic reports to the Covenantors, in the frequency and according to routines established in the Governance Chapters of the respective Plans;

2.1.6     Make periodical evaluations by issuing monthly reports according to item 6 of the Settlement, of the execution and the results achieved by each project and program, considering the goals, indicators, and objectives defined in each Program and Project, and their respective indicators, including on-site verification, if necessary, of the expected effects and results.

2.1.7     Provide and issue monthly Audit presentations and reports as established in the external Governance of the Plan, containing: Progress of the projects and programs; Adherence to the execution schedule; Conformity of the projects, studies, works, actions, activities and planning to the Brazilian standards; Adherence to the criteria defined in the programs and projects; Fulfillment of the defined goals and quality standards;

2.1.8     Provide an online tool for inquiries on the progress of the services provided;

2.1.9     Assess and verify compliance with macro indicators established in each project and program defined according to the settlement and approved by the competent authorities;

2.1.10   For the projects and programs in the scope of Schedule II.2, the measurement and verification of compliance with macro indicators will only be made after the detailing of this package of projects, with the establishment of goals, objectives, and result indicators, duly analyzed by the competent bodies;

2.1.11   With the follow-up on, and verification of, the completion of the projects and programs according to their schedules, issue a conclusive report/opinion to the COVENANTORS, certifying the deliveries to their respective responsible parties, as a support to the certification of the fulfillment of the goals and objectives of that scope.

2.2       The audit of Vale S.A.’s socio economic obligations Schedules I.3 and I.4) shall:

2.2.1                Analyze the detailing of projects carried out by Vale S.A, evaluating scopes, objectives, expected results, indicators, targets, physical execution schedule, risks and details of the financial disbursement schedule, as well as estimated costs for the execution of each project, suitability and technical and financial feasibility, with issuance of technical reports to Covenantors as set forth in clause 6 of the Settlement, to support the order to start execution of the projects.

2.2.2                Follow up the projects, programs and actions (“projects”) described in Schedules I.3 and I.4 after detailing the project by the competent parties, checking the adequacy of the implementation according to indicators, targets, schedule of physical and financial execution, as well as in relation to technical and financial feasibility, with the issuance of reports to the Covenantors on a monthly basis or other frequency, deemed more compatible with the routines and dynamics of the project implementation work and its follow-up.

2.2.3     Make periodical evaluations by issuing monthly reports according to item 6 of the Settlement, of the execution and the results achieved by each project and program, considering the goals, standards and/or objectives defined in each Program and Project, including on-site verification, if necessary.

2.2.4     Evaluate any difference between the budgeted amount and the actual financial execution, checking whether there was any element of mismanagement that caused the increase or if it is a necessary adjustment in the scope upon implementation.

2.2.5     Provide and issue monthly Audit presentations and reports, respectively, containing: Progress of the remediation projects and programs; Adherence to the execution schedule; Conformity of the projects, studies, works, actions, activities and planning to the Brazilian standards; Fulfillment of the defined goals and quality standards.

2.2.6     Provide an online tool for inquiries on the progress of the services provided.

2.2.7     Based on VALE’s projects, action plans and planning after the detailing process, the Audit will present the consolidated master plan with the general schedule of the Compensation and Remediation Program, containing the indicators and targets of each project contained in Schedules I.3 and I.4, to be followed up by the COVENANTORS and other interested parties.

2.2.8     After 180 days from the start of the audit work, the Audit shall make the following tools available to the respective competent authorities: Control portal and management of documents produced in the scope of the audit; Management Control Panel: Current vs. planned schedule; Performance indicators and targets; GIS with the location of all actions being implemented: Planned; Completed; Indicators. Information sharing panel with access control by level: Full - Authors; Restricted - General Public.

2.2.9     In addition to the information available on the sharing Panel, the Audit will prepare a monthly report for circulation and distribution to the General Public on the progress of the remediation and compensation actions. This report must be prepared in reader-friendly language and made available electronically.

2.2.10   For the Projects and Programs in the scope of Schedules I.3 and I.4, the measurement and verification of compliance with macro indicators will only be made after the detailing of this package of programs and projects, with the establishment of goals, objectives, and result indicators, duly analyzed by the competent bodies;

2.2.11         With the follow-up and evaluation of the completion of projects and programs according to their schedules, the COVENANTORS shall be informed to verify and certify that the goals and objectives of that scope have been met, as well as to follow up the process of transferring management and/or equipment to the rightful parties, in relation to items in Schedules I.3 and I.4.

2.3       The Audit on Vale’s obligations to pay regarding the demand projects of the affected communities and the income transfer program (Schedule I.1 and I.2) shall:

2.3.1                In preventive manner, evaluate the feasibility and adequacy of the actions and projects indicated by the communities in light of the objectives of the settlement, in order to support the approval and start-up of the projects by the Covenantors.

2.3.2     Follow up the financial execution as compared to the established objectives and prepared schedule;

2.3.3     Present risks involved in the execution of the Program/Project, as well as proposals for their mitigation;

2.3.4     Provide an online tool for inquiries on the progress of the services provided;

2.3.5     In relation to Schedule I.1, provide and issue monthly Audit presentations and reports, respectively, containing: Progress of the projects and programs; Adherence of the execution to the budget; Adherence to the execution schedule; Conformity of the projects, studies, works, actions, activities and planning to the Brazilian standards; Adherence to the assumptions defined in the programs and projects; Fulfillment of the defined goals and quality standards.

2.3.6     For the projects in Schedule I.1, the measurement and verification of compliance with macro indicators will only be made after the detailing of this package, with the establishment of goals, objectives, and result indicators, duly analyzed by the competent bodies. It shall also certify the completion of the projects according to the established schedules and parameters.

2.3.7     With regard to Schedule I.2, it will be incumbent upon the audit to certify the good standing of the registration of the program’s beneficiaries and, on a sample basis, the compliance with the necessary requirements prepared by the Covenantors for payment to the affected people.

2.4       Methodological requirements of the audit work for Vale S.A.’s obligations to do:

2.4.1                Description: SERVICE PROVIDER shall submit the proposed methodology of the audit work to the COVENANTORS to the Settlement, which shall comply with the objectives presented in this Term of Reference. A detailed document containing the team available for the project must be submitted; the technical qualification of the team in light of Vale’s socio environmental obligations to do; the work methodology, including on-site visits; the template of the reports to be produced and made available; the preparation of content to publicize the results achieved on the various platforms to be appointed by the COVENANTORS to the Settlement. The preparation of the methodology must take into account the complexity of the Socio-Environmental Remediation Plan for the Paraopeba River Basin, prepared by a company retained by Vale S.A., and the Governance items established therein. It must further follow the logics and schedule for the preparation and implementation of the Plan for the Socio-Environmental Remediation Plan for Paraopeba River Basin, the available historical series, as well as the compensation measures listed in Schedule II.2 to the Settlement. In addition, the methodology shall provide for the follow-up on, and assessment of, this detailing until performance of the socio environmental obligations, in order to certify their sufficiency as compared to the identified impacts; scope of the indicators and expected results; compliance with the established deadlines and financial adequacy in relation to the established objectives and the prepared budgets, except for schedule II.1, which is not subject to financial audit. The periodic reports to the Covenantors must inform the risks that may hinder the execution, as well as proposals for their mitigation.

2.4.2                Term: twenty (20) days as from execution of the agreement.

2.5       Methodological requirements of the audit work for Vale S.A.’s socio economic obligations to do: (Schedules I.3 and I.4):

2.5.1                Description: SERVICE PROVIDER shall submit the proposed methodology to the COVENANTORS to the Settlement, which shall comply with the objectives presented in this Term of Reference. A detailed document containing the team available for the project must be submitted; the qualification of the technical team in light of Vale’s socio economic obligations to do; the work methodology, including on-site visits (whenever necessary); the template of the reports to be produced and made available; the preparation of content to publicize the results achieved on the various platforms to be appointed by the COVENANTORS to the Settlement. The preparation of the methodology must take into account the complexity of the socio economic measures, subject to the relevant legislation in case of public policies and the historical data available. In addition, the methodology shall provide for the follow-up on, and assessment of, this detailing until performance of the socio economic obligations, in order to certify their sufficiency as compared to the identified impacts; scope of the indicators and expected results; compliance with the established terms and financial adequacy in relation to the project’s objectives and prepared budgets. The periodic reports to the Covenantors must inform the risks that may hinder the execution, as well as proposals for their mitigation.

2.5.2     Term: twenty (20) days as from execution of the agreement.

2.6       Methodological requirements of the audit on Vale’s obligations to pay regarding the demand projects prepared by the affected communities and the income transfer program (Schedules I.1 and I.2) shall:

2.6.1                Description: SERVICE PROVIDER shall submit the proposed methodology to the COVENANTORS to the SETTLEMENT, which shall comply with the objectives presented in this Term of Reference. A detailed document containing the team available for the project must be submitted; the technical qualification of the team; the work methodology, including on-site visits; the template of the reports to be produced and made available; the preparation of content to publicize the results achieved on the various platforms to be appointed by the COVENANTORS to the Settlement. The preparation of the methodology must provide for the technical assessment of the feasibility of the defined actions in relation to the schedule I.1 and the follow-up on the financial execution of the obligations, compared to the established objectives and the prepared budgets. The periodic reports to the Covenantors must inform the risks that may hinder the execution, as well as proposals for their mitigation.

2.6.2     Term: twenty (20) days as from execution of the agreement.

2.7       The SERVICE PROVIDER’s activities in its interactions with the CLIENT AND COVENANTORS TO THE SETTLEMENT, as well as in the internal development of its duties shall be based on the following guidelines:

2.7.1                Independence of SERVICE PROVIDER, producing technically unbiased analyses guided by the search for application of standards, best practices and national experiences for the solution of problems that may arise during execution of the Programs and Projects in the Settlement;

2.7.2                “Ex ante” activities as a preventive and propositional audit which anticipates potential problems related to its scope, helping find solutions and supporting the parties in the design of risk mitigation plans, formation of technical consensus, and good governance;

2.7.3                Presentation of analysis and conclusions supported by evidence, through technically established methodologies and measurement of indicators, performance goals, and effectiveness and quality metrics defined in the respective plans/projects/programs approved as set forth in the settlement, technical standards, and national legislation;

2.7.4                Careful and confidential handling of sensitive data made available by those involved in this Settlement, as the case may be;

2.8       SERVICE PROVIDER shall have access to the documents previously requested and related to this Settlement, local facilities and technical information that may be necessary for the effective performance of the activities described in this TERM OF REFERENCE.

3                 PLACE OF SERVICES PROVISION

3.1       The data survey, meeting or workshop activities shall be preferably provided on site, use of electronic communication means allowed, at the discretion of the COVENANTORS to the Settlement. It is incumbent upon SERVICE PROVIDER to provide its professionals with the Communication IT equipment and services for performance of the subject matter of this TERM OF REFERENCE, as well as call the necessary meetings.

4                 TECHNICAL QUALIFICATION

4.1       SERVICE PROVIDER must present a technical capacity certificate that proves its experience in auditing socio environmental and socio economic projects.

4.1.1                     Valid experiences for socio environmental projects are represented by services in progress or that have taken place no more than 10 years ago, with all the characteristics required in the same work:

4.1.1.1           Activities for at least 5 years as manager or auditor of similar programs for recovery and response to accidents and socio environmental disasters.

4.1.1.2           Activities as manager or auditor, in recovery programs that have a minimum budget of BRL 100 million for performance of activities related to the recovery of areas affected by environmental disasters.

4.1.2                     Valid experiences for socio economic projects are represented by services in progress or that have taken place at least 10 years ago, with all the characteristics required in the same work:

4.1.2.1           Activities for at last 5 years as manager or auditor of socio economic projects;

4.1.2.2           Activities as manager or auditor, in projects that have a minimum budget of BRL 100 million for performance of activities related to the recovery of areas affected by environmental disasters.

4.2       The certificate must be dated before the contracting is advertised.

4.3       SERVICE PROVIDER shall formalize to the COVENANTORS to the Settlement the team responsible for the project, composed of one chief Coordinator, which will account for the SERVICE PROVIDER, for the socio environmental measures, and a Coordinator for the socio economic measures. If there is more than one retained audit, there must be a coordinator for each axis covered by the contract (socio environmental and socio economic).

4.4       The SERVICE PROVIDER’S professionals must have proven experience in at least one of the following areas (technical auditing, performance auditing, financial auditing, project management).

4.5       After the approval of the team in charge, only the substitution of a professional by another with experience and/or qualification considered equivalent or superior will be admitted.

4.6       The team of professionals of the retained companies shall have at least 50% of the staff composed of senior consultants/auditors, with at least ten (10) years of experience in services similar to the subject matter of this term of reference.

4.7       The work coordination team must be allocated as a priority to meet the contracted demand, with dedication availability of at least 30 hours a week.

5                 OBLIGATIONS OF THE PARTIES

5.1       CLIENT’s obligations are:

5.1.1                     To provide information and necessary clarifications that may be requested by the SERVICE PROVIDER;

5.1.2                     Provide the service provider with access to information and documents necessary for the development of the services;

5.1.3                     To follow up, through its technical area, the execution of the services, whenever necessary;

5.1.4                     Inform SERVICE PROVIDER of the name(s) of employee(s) who will monitor the execution of the contracted services;

5.1.5                     Notify SERVICE PROVIDER of internal structural, process or organizational changes, which may influence the development of the project.

5.1.6                     Notify SERVICE PROVIDER of any event related to the performance of the Contract that may have a negative impact on the schedule or the expected results;

5.1.7                     Pay SERVICE PROVIDER according to the terms in the contract, and as approved by COVENANTORS;

5.1.8                     Meet the provisions of this Term of Reference.

5.2       The obligations of the COVENANTORS to the Settlement are:

5.2.1                     To provide information and necessary clarifications that may be requested by the SERVICE PROVIDER;

5.2.2                     Provide the SERVICE PROVIDER with access to information and documents necessary for the development of the services;

5.2.3                     Reject, in whole or in part, the services performed in disagreement with the requirements of the respective Project/Program and the provisions in this Term of Reference;

5.2.4                     Notify CLIENT of the approvals and the authorization for payment.

5.3       SERVICE PROVIDER’s obligations are:

5.3.1                     To perform the Contract in full, in a manner that the services are promptly and effectively provided, avoiding delays adversely affecting CLIENT’s needs;

5.3.2                     To submit to the inspection of COVENANTORS and CLIENT, through their legal representatives at any time;

5.3.3                     Provide CLIENT and COVENANTORS with the contact information (telephone, address, e-mail, etc.) of the persons in charge of performance of the services;

5.3.4                     Keep registration records updated to CLIENT, as well as the conditions and qualifications required for the contracting;

5.3.5                     Provide the contracted services through specialized and qualified personnel, necessary and indispensable for the full and perfect performance of the services, according to the specifications in this Term of Reference and according to the legislation in force;

5.3.6                     Bear any losses caused to CLIENT and/or third parties, resulting from inefficiency or irregularities by its employees, contractors or agents involved in the performance of the contract;

5.3.7                     Prove, at any time, the payment of taxes levied on the performance of the services rendered;

5.3.8                     Bear all expenses with materials, payroll, including ancillary safety equipment, food, travel and lodging expenses for its employees;

5.3.9                     Bear all expenses related to insurance, fees, taxes, tax levies and contributions of any nature or kind, labor and social security charges, life insurance, and social charges - including those that may be introduced, and any other charges required for the perfect performance of the subject matter of this Term of Reference;

5.3.10              Ensure the confidentiality of information received, produced or used, linked directly or indirectly to the subject matter of the Settlement for undetermined term, with the exception of its publication by the COVENANTORS, as required by Law;

5.3.11              Not to transfer or assign the CONTRACT, in whole or in part, to other companies, except upon prior and express consent of the CLIENT and COVENANTORS;

5.3.12              To have all the necessary material determine the data for the correct provision of the service, for each of the professionals to be assigned. Physical space is not included in the scope of this contract, nor is the provision to service provider’s technical team of consumables related to the services, such as paper, printing and office supplies, means of transportation and travel of the technical team.

6                 DISBURSEMENT SCHEDULE

6.1       Payments will be made monthly, according to the terms of the contract to be signed between the parties, subject to the established duration of the programs and projects mentioned in this Term of Reference. Thus, the commercial proposals must indicate the value for performance of each audit service established in this Term of Reference according to item 1.3, submitting a physical/financial disbursement schedule by activities X Products, and in conformity with the physical schedule of performance of the projects. It should be stressed that the duration of each service under this Term of Reference may be adjusted after each process detailing the obligations set forth in the Settlement.

7                 TERM

7.1       The term of this Contract will be established in a contract, with a duration compatible with the expected implementation of the respective schedules, up to 5 (five) years at most.  The term may be changed in view of the process detailing the obligations under the Settlement and formalization of an amendment to the Contract.

SCHEDULE XI - EXPERT INVESTIGATION CALLS

1. The calls and sub-projects correlated to the risk to human health and ecological risk (4, 5, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 25, 26, 29, 31, 32, 34, 35, 36, 37, 38, 51, 52, 53, 54, 56, 57, 61, 62, 67), shall be joined and adjusted to the specific scope of monitoring the Human and Ecological Risk Assessment, whereby the scopes and schedules shall be reassessed and adjusted for purposes of conformity with the provision in clause 3.8 et seq. of this Settlement, and presented to the Parties within forty-five (45) days, for approval within thirty (30) days.

2. The calls and sub-projects correlated to the individual and homogeneous individual rights (2, 3, 55, 58) will proceed as court-appointed expert investigations, with a currently delimited scope.

3. Calls number 1 and 60 will be kept with their current scope and expert nature, given their instrumental nature to the implementation of the Settlement.

4. The calls not mentioned in items 1, 2 and 3 are discontinued.

5. The values of the calls and sub-projects already transferred to the Fundação de Desenvolvimento da Pesquisa (FUNDEP) and all other managing institutions are incorporated into the Institution’s budget. The unexpended balance of the discontinued calls will be destined to the completion of the calls whose maintenance is provided for in this Settlement. The amounts not transferred of the discontinued calls become moot